UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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NCI BUILDING SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

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January 26, 2018

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of NCI Building Systems, Inc. to be held at 10:00 a.m. CST on Wednesday, February 28, 2018, at The Houstonian Hotel located at 111 North Post Oak Lane, Houston, Texas 77024. At this meeting you will be asked to:

(1)	Proposal 1: Elect the four (4) Class I directors named in the accompanying proxy statement to serve until the 2021 Annual Meeting of Stockholders or until their respective successors have been elected and shall have qualified or until their resignation;
(2)	Proposal 2: Approve the proposed amendment and restatement of the 2003 Long-Term Stock Incentive Plan;
(3)	Proposal 3: Ratify the appointment of Ernst & Young LLP as NCI Building Systems, Inc.’s independent registered public accounting firm for fiscal 2018; and
(4)	Transact such other business as may properly come before the Annual Meeting of Stockholders or any reconvened meeting following any adjournment or postponement thereof.

It is important that your shares be represented at the Annual Meeting of Stockholders. Therefore, whether or not you expect to attend in person, please sign and date the enclosed proxy and return it in the enclosed envelope or submit your proxy using the telephone or Internet procedures that may be provided to you at your earliest convenience. Please note that using any of these methods will not prevent you from attending the meeting and voting in person.

Very truly yours,

DONALD R. RILEY

DONALD R. RILEY
President and Chief Executive Officer

NCI BUILDING SYSTEMS, INC.
10943 North Sam Houston Parkway West
Houston, Texas 77064

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FEBRUARY 28, 2018

The Annual Meeting of Stockholders of NCI Building Systems, Inc. will be held at The Houstonian Hotel located at 111 North Post Oak Lane, Houston, Texas 77024, on Wednesday, February 28, 2018, at 10:00 a.m. CST. The Annual Meeting of Stockholders will be held for the following purposes:

(1)	Proposal 1: Elect the four (4) Class I directors named in the accompanying proxy statement to serve until the 2021 Annual Meeting of Stockholders or until their respective successors have been elected and shall have qualified or until their resignation;
(2)	Proposal 2: Approve the proposed amendment and restatement of the 2003 Long-Term Stock Incentive Plan;
(3)	Proposal 3: Ratify the appointment of Ernst & Young LLP as NCI Building Systems, Inc.’s independent registered public accounting firm for fiscal 2018; and
(4)	Transact such other business as may properly come before the Annual Meeting of Stockholders or any reconvened meeting following any adjournment or postponement thereof.

Only stockholders of record at the close of business on January 12, 2018 are entitled to notice of, and to vote at, the meeting or any reconvened meeting following any adjournment or postponement thereof.

We are first sending this proxy statement and the enclosed proxy form to stockholders on or about January 26, 2018.

We believe that it is desirable that as large a proportion as possible of the stockholders’ interests be represented at our Annual Meeting. Whether or not you plan to attend our Annual Meeting, we request that you properly date and sign the enclosed form of proxy and promptly return it to us using the enclosed addressed and stamped envelope. If you are present at the meeting and wish to do so, you may revoke the proxy and vote in person. If, however, you hold your shares through a nominee or broker, you must obtain a signed proxy from the broker in order to be able to vote in person.

By order of the Board of Directors,

TODD R. MOORE

TODD R. MOORE
Executive Vice President, Chief Legal, Risk & Compliance Officer and Corporate Secretary

Houston, Texas
January 26, 2018

Important Notice Regarding the Availability of
Proxy Materials for the Stockholder Meeting to Be Held February 28, 2018

The Notice of Annual Meeting of Stockholders, our Proxy Statement and our Annual Report to
Stockholders are available at www.edocumentview.com/NCS.

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held February 28, 2018

i

NCI BUILDING SYSTEMS, INC.
10943 North Sam Houston Parkway West
Houston, Texas 77064
(281) 897-7788

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FEBRUARY 28, 2018

This proxy statement is furnished to stockholders of NCI Building Systems, Inc. (“NCI,” the “Company,” “we,” and “us”) in connection with the solicitation of proxies to be used at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held on February 28, 2018 at 10:00 a.m. CST. By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting. Stockholders have a choice of voting over the Internet, at www.investorvote.com/NCS, by telephone using the number 1-800-652-8683, or using a traditional proxy card. The deadline for voting by telephone or electronically is 5:00 p.m. CST, on February 27, 2018.

If you give a proxy on the enclosed form, or by telephone or the Internet, you may revoke it at any time before it is exercised at the Annual Meeting by (1) delivering written notice of revocation to the Corporate Secretary of NCI, (2) signing, dating and delivering to the Corporate Secretary of NCI a later dated proxy at our principal executive offices, which are located at 10943 North Sam Houston Parkway West, Houston, Texas 77064, or (3) attending and voting in person by completing a ballot at the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a completed and delivered proxy card.

If you are a street name stockholder (meaning that your shares are held in a brokerage account by a bank, broker or other nominee) and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.

We are first sending this proxy statement and the enclosed proxy form to stockholders on or about January 26, 2018.

ACTION TO BE TAKEN AT ANNUAL MEETING

When you have appropriately specified how your proxy should be voted, the proxy will be voted accordingly. If you properly complete and return a proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

•	FOR Proposal 1, the election as directors of the nominees listed under “Election of Directors;”
•	FOR Proposal 2, the amendment and restatement of NCI’s 2003 Long-Term Stock Incentive Plan;
•	FOR Proposal 3, the ratification of Ernst & Young LLP as NCI’s independent registered public accountants for the fiscal year ending October 28, 2018 (“Fiscal 2018”); and
•	At the discretion of the proxy holders, either FOR or AGAINST any other matter or business that may properly come before the Annual Meeting.

As of the date hereof, our Board of Directors (our “Board”) is not aware of any other such matter or business to be transacted at our Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), represented by the proxies in accordance with their judgment on those matters.

SOLICITATION OF PROXIES

Our Board is soliciting proxies from the holders of record of our Common Stock at the close of business on January 12, 2018. We will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders in connection with the Annual Meeting, and no other person or persons will bear those costs either directly or indirectly.

The solicitation of proxies by our Board of Directors will be conducted primarily by mail. In addition, our officers, directors and employees may solicit proxies personally or by telephone, facsimile or electronic means. These officers, directors and employees will not receive any extra compensation for these services, but may be reimbursed for their reasonable expenses in forwarding solicitation material.

Our transfer agent, Computershare Trust Company, N.A., will assist us in the distribution of proxy materials and will provide voting and tabulation services for the Annual Meeting. For these services, we estimate that we will pay approximately $45,000 in the aggregate for fees and expenses. In addition, we will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our Common Stock.

OUTSTANDING CAPITAL STOCK

The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is January 12, 2018. At the close of business on that date, we had 66,142,975 shares of Common Stock issued and outstanding and entitled to be voted at the Annual Meeting. Each share of Common Stock outstanding on the record date is entitled to one vote.

Unless otherwise noted, the following tables set forth, as of January 12, 2018 (the “Ownership Date”), the number of shares of our equity securities beneficially owned by (1) each person or group known by us to own beneficially more than 5% of the outstanding shares of any class of our equity securities, (2) each director and nominee for director, (3) each of our executive officers identified under the caption “Executive Compensation,” and (4) all current directors and executive officers as a group. Except as otherwise indicated, each of the persons or groups named below has sole voting power and investment power with respect to the Common Stock. Unless otherwise noted, the mailing address of each person or entity named below is 10943 North Sam Houston Parkway West, Houston, Texas 77064.

	Beneficial Ownership(1)
Name of Beneficial Owner or Group	Number of Shares	Percent
	Common Stock
Clayton Dubilier & Rice Fund VIII, L.P.(2)	22,744,822	34.39
CD&R Friends & Family Fund VIII, L.P.(2)	56,941		*
Norman C. Chambers(3)	277,564		*
Kathleen J. Affeldt(3)	32,736		*
George L. Ball(3)	70,211		*
James G. Berges(3)(4)	29,417		*
Gary L. Forbes(3)	62,273		*
John J. Holland(3)	16,000		*
Mark E. Johnson(3)	192,959		*
Lawrence J. Kremer(3)	30,014		*
John L. Kuzdal(3)	92,462		*
George Martinez(3)	51,345		*
James S. Metcalf(3)	30,000		*
Todd R. Moore(3)	35,639		*
Donald R. Riley(3)	67,022		*
Nathan K. Sleeper(3)(4)	29,417		*
Katy K. Theroux(3)	18,978		*
William R. VanArsdale(3)	0		*
Jonathan L. Zrebiec(3)(4)	29,417		*
All directors and executive officers as a group (19 persons)(4)(5)	1,019,595	1.54

*	Less than 1%.
(1)	Includes shares beneficially owned by the listed persons, including unvested restricted shares granted in December 2017 and prior years, shares owned under our 401(k) Profit Sharing Plan and phantom units owned under our Deferred Compensation Plan, but does not include any of the performance share units granted to the listed persons in December 2015, December 2016 and December 2017 (see “Compensation Discussion & Analysis — Long-Term Incentive Compensation”). If a person has the right to acquire beneficial ownership of any shares by exercise of options or by reason of the vesting of restricted stock units previously granted within 60 days after the Ownership Date, those shares are deemed beneficially owned by that person as of the Ownership Date and are deemed to be outstanding solely for the purpose of determining the percentage of the Common Stock that he or she owns. Those shares are not included in the computations for any other person. Please see the tables accompanying footnotes 3 and 5 below for additional information regarding equity compensation awards held by the listed persons.
(2)	Unless otherwise indicated, Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P. are referred to collectively as the “Investors.” Does not include 88,852 restricted shares of Common Stock and 32,374 restricted stock units issued to Clayton, Dubilier & Rice, LLC (“CD&R, LLC”), as assignee of director compensation payable to Messrs. James G. Berges, Nathan K. Sleeper and Jonathan L. Zrebiec.

The general partner of each of the Investors is CD&R Associates VIII, Ltd., whose sole stockholder is CD&R Associates VIII, L.P. The general partner of CD&R Associates VIII, L.P. is CD&R Investment Associates VIII, Ltd.

CD&R Investment Associates VIII, Ltd. is managed by a two-person board of directors. Donald J. Gogel and Kevin J. Conway, as the directors of CD&R Investment Associates VIII, Ltd., may be deemed to share beneficial ownership of the shares of Common Stock shown as beneficially owned by the Investors. Such persons expressly disclaim such beneficial ownership. Investment and voting decisions with respect to shares held by each of the Investors are made by an investment committee of limited partners of CD&R Associates VIII, L.P., currently consisting of more than ten individuals (the “Investment Committee”). The CD&R investment professionals who have effective voting control of the Investment Committee are Michael G. Babiarz, Vindi Banga, James G. Berges, John C. Compton, Kevin J. Conway, Thomas C. Franco, Kenneth A. Giuriceo, Donald J. Gogel, Marco Herbst, George K. Jaquette, John Krenicki, Jr., David A. Novak, Paul S. Pressler, Christian Rochat, Richard J. Schnall, Nathan K. Sleeper, Sonja Terraneo and David H. Wasserman. All members of the Investment Committee expressly disclaim beneficial ownership of the shares shown as beneficially owned by the Investors.

Each of CD&R Associates VIII, L.P., CD&R Associates VIII, Ltd. and CD&R Investment Associates VIII, Ltd. expressly disclaims beneficial ownership of the shares held by the Investors and the restricted shares held by CD&R, LLC as assignees of director compensation payable to Messrs. Berges, Sleeper and Zrebiec. The Investors expressly disclaim beneficial ownership of the restricted shares held by CD&R, LLC as assignees of director compensation payable to Messrs. Berges, Sleeper and Zrebiec. CD&R, LLC expressly disclaims beneficial ownership of the shares held by the Investors.

The address for the Investors, CD&R Associates VIII, L.P., CD&R Associates VIII, Ltd. and CD&R Investment Associates VIII, Ltd. is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands. The address for CD&R, LLC is 375 Park Avenue, 18th Floor, New York, NY 10152.

(3)	The number of shares of Common Stock beneficially owned by each person includes options exercisable on the Ownership Date but excludes options not exercisable within 60 days after the Ownership Date. No currently unexercisable options would become exercisable within 60 days after the Ownership Date. The number of shares of Common Stock beneficially owned by each person also includes unvested shares of restricted stock. Each owner of shares of issued but unvested restricted stock has the right to vote his or her shares but may not transfer them until they have vested. The number of shares of Common Stock beneficially owned by each person also does not include unvested restricted stock units (other than 2,327 restricted stock units held by Mr. Chambers, which will become vested in the 60 days after the Ownership Date) and performance share units. For more information about outstanding restricted stock units and performance share units, see “Compensation Discussion & Analysis — Long-Term Incentive Compensation.”

	Options
	Exercisable (included in the table above)	Not Exercisable Within 60 Days (not included in the table above)	Unvested Restricted Stock (included in the table above)	Unvested Restricted Stock Units (not included in the table above)
Norman C. Chambers	—	—	—	2,977
Kathleen J. Affeldt	21,788	—	879	5,580
George L. Ball	—	—	954	5,580
James G. Berges(4)	—	—	—	—
Gary L. Forbes	12,405	1,758	—	5,580
John J. Holland	36,380	879	440	5,580
Mark E. Johnson	—	—	—	50,059
Lawrence J. Kremer	9,234	—	879	5,580
John L. Kuzdal	150,148	—	—	27,433
George Martinez	—	—	879	5,580
James Metcalf	—	—	—	11,159
Todd R. Moore	—	—	—	25,214
Donald R. Riley	—	—	5,513	95,105
Nathan K. Sleeper(4)	—	—	—	—
Katy K. Theroux	—	—	1,900	28,984
William R. VanArsdale	—	—	—	5,580
Jonathan L. Zrebiec(4)	—	—	—	—
(4)	Does not include 22,801,763 shares of Common Stock held by investment funds associated with or designated by CD&R, LLC, 88,252 restricted shares of Common Stock issued to CD&R, LLC, or 32,374 restricted stock units issued to CD&R, LLC, as assignee of compensation payable to Messrs. Berges, Sleeper and Zrebiec. Messrs. Berges, Sleeper and Zrebiec are members of our Board and executives of CD&R, LLC. Messrs. Berges, Sleeper and Zrebiec disclaim beneficial ownership of the shares held by CD&R, LLC and by investment funds associated with or designated by CD&R, LLC.
(5)	The number of shares of Common Stock beneficially owned by each director and executive officer as a group includes beneficial ownership of the additional officers listed in the table below. As with the officers and directors listed individually, the number of shares of Common Stock beneficially owned by each person includes options exercisable on the Ownership Date and options or restricted stock units previously granted that become exercisable or vest, as applicable, within 60 days after the Ownership Date and excludes options not exercisable other than those vesting within 60 days after the Ownership Date. The number of shares of Common Stock beneficially owned by each person also includes unvested shares of restricted stock. Each owner of restricted stock has the right to vote his or her shares but may not transfer them until they have vested. The number of shares of Common Stock beneficially owned by each person also does not include unvested restricted stock units and performance share units (other than those vesting within 60 days after the Ownership Date).

	Options
	Exercisable (included in the table above)	Not Exercisable Within 60 Days (not included in the table above)	Unvested Restricted Stock (included in the table above)	Unvested Restricted Stock Units (not included in the table above)
Bradley S. Little	—	—	—	17,079
Robert D. Ronchetto	—	—	—	14,811

QUORUM AND VOTING

The presence in person or by proxy of the holders of a majority of the voting power of the stock entitled to vote at an Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote. All routine matters will be decided by the vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote on the matter, a quorum being present.

Those nominees receiving a plurality of all of the votes cast on Proposal 1 at the Annual Meeting shall be elected to our Board. Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P., referred to collectively as the “Investors,” which own or beneficially own shares of Common Stock representing approximately 34.47% of our outstanding voting power as of January 12, 2018, have expressed their intention to vote for the election as directors each of the nominees listed under “Election of Directors.”

In accordance with rules of the New York Stock Exchange, or “NYSE”, approval of Proposal 2, to amend and restate our 2003 Long-Term Stock Incentive Plan, requires the affirmative vote of a majority of the votes cast on the proposal provided that the total votes cast on the proposal represent over 50% of the stock entitled to vote on the proposal. The Investors, which own or beneficially own shares of Common Stock representing approximately 34.47% of our outstanding voting power, have expressed their intention to vote in favor of the amendment and restatement of our 2003 Long-Term Stock Incentive Plan.

The total number of votes cast on Proposal 3, for ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 28, 2018, must represent at least the majority of the votes cast in person or by proxy at the Annual Meeting.

Abstentions are counted for the purpose of determining the presence of a quorum at the Annual Meeting. An abstention has no effect on Proposal 1. With respect to Proposal 2 and Proposal 3, an abstention has the same effect as a vote against these proposals.

Brokers holding shares must vote according to specific instructions they receive from the beneficial owners. Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the NYSE rules, and the “beneficial owner” of those shares has not instructed the broker to vote on those proposals. The NYSE’s Rule 452 precludes brokers from voting on non-discretionary proposals without specific instructions from the beneficial owner.

If you are a beneficial owner, your bank, broker, dealer, custodian or other nominee is permitted to vote your shares only with regard to Proposal 3 to ratify the appointment of the independent registered public accounting firm, even if the holder does not receive voting instructions from you. A broker non-vote is treated as “present” for purposes of determining the existence of a quorum. For purposes of electing directors, a broker non-vote will not affect the outcome of the elections.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Fifth Amended and Restated By-Laws (the “By-Laws”) provide that the number of directors on our Board shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of our Board. The number of members constituting our Board is currently fixed at twelve, including one vacancy as of the date hereof.

In accordance with our Certificate of Incorporation and By-Laws, our Board is divided into three classes, as nearly equal in number as reasonably possible, and members are elected for a term of office expiring at the third succeeding annual stockholders’ meeting following their election to office or until a successor is duly elected and qualified. Except as otherwise provided by the Stockholders Agreement by and between us and the Investors dated as of October 20, 2009 (the “Stockholders Agreement”), under our By-Laws, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on our Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority of the votes that can be cast by directors then in office, though less than a quorum, and directors so chosen hold office until the Annual Meeting of stockholders at which the term of office of the class to which the director has been elected expires. The terms of office of each of the Class I directors expire at this Annual Meeting and the terms of office of each of the Class II and Class III directors expire at the Annual Meetings in 2019 and 2020, respectively. Under our By-Laws, no person may stand for election as a director if, on the date of any annual or special meeting held for the purpose of electing directors, such person shall have surpassed the age of 75; however, those directors who are then serving on the board of directors and have already reached the age of 75 as of November 16, 2017 may stand for election as a director if, on the date of any annual or special meeting held for the purpose of electing directors, such person shall not have surpassed the age of 78.

Four Class I directors are to be elected at the Annual Meeting for a term expiring at the Annual Meeting to be held in 2021, or until their respective successors are duly elected and qualified or until their resignation. If, at the time of or prior to our Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by our Board. Our Board has no reason to believe that any substitute nominee or nominees will be required. However, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board, or our Board may reduce its size. No proxy will be voted for a greater number of persons than the number of nominees named herein.

Our Board believes that each of our directors is highly qualified to serve as a member of our Board. Each of the directors has contributed to the mix of skills, core competencies and qualifications of our Board. Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions with some of the most reputable organizations in the world. Our Board has also considered the fact that all of our directors have worked for, or served on the boards of directors of, a variety of companies in a wide range of industries. Many of our directors also have served as directors of our company for many years and benefit from an intimate knowledge of our operations and corporate philosophy. Our Board believes that through their varying backgrounds, our directors bring a wealth of experiences and new ideas to our Board.

Described in the following pages are the principal occupations and positions and directorships for at least the past five years of our directors and director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that they should serve on the Board. There are no family relationships among any of our directors or executive officers.

Nominees for Election as Director

Class I Nominees for Election as Directors Who Serve Until the Annual Meeting to be Held in 2021:

James G. Berges

Mr. Berges, age 70, has served as a director since October 2009. Mr. Berges is the Chairman of the Executive Committee and the Nominating and Corporate Governance Committee of our Board of Directors. Mr. Berges is a partner of CD&R, LLC, having become a partner of CD&R, Inc. in 2006. Prior to that, he was President of Emerson Electric Co. from 1999 until his retirement in 2005. Emerson Electric Co. is a global manufacturer of products, systems and services for industrial automation, process control, HVAC, electronics and communications, and appliances and tools. He is also a director of PPG Industries, Inc., a public company, a director of Atkore International Group Inc, a public company, and the Chairman of the Board of Core & Main LP. From November 2009 to August 2010, Mr. Berges was a director of Diversey, Inc. from October 2006 to August 2012, he was Chairman of the Board of Sally Beauty Holdings, Inc., a public company, and from August 2007 to November 2015, he was Chairman of the Board and then independent Lead Director of HD Supply Holdings, Inc., a public company. Mr. Berges previously served as Chairman of the Board of Hussmann International, Inc. from 2011 to 2016. Mr. Berges holds a B.S. in electrical engineering from the University of Notre Dame.

Director Qualifications: Mr. Berges’ former leadership role at a global manufacturer provides our Board of Directors with valuable insight into the numerous operational, financial and strategic issues we face. Further, Mr. Berges’ service on the boards of other public and private companies provides our Board of Directors with valuable insight into the challenges currently faced by companies in a variety of markets.

William R. VanArsdale

William R. VanArsdale, age 66, has served as a director of NCI since April 2017. Mr. VanArsdale serves on the Nominating & Corporate Governance Committee. Mr. VanArsdale served as Group President of Eaton Corporation plc, a diversified power management company, where he led the hydraulics, filtration and golf grip business units, from 2004 until his retirement in August 2015. From 2001 to 2004, Mr. VanArsdale was President of Electrical Components Operation at Eaton, where he was also Operations Vice President of Global Sales and Service from 1999 to 2001. Prior to that, he spent 12 years in various leadership roles at Rockwell Automation. Mr. VanArsdale currently serves as a director of SunSource Holdings Inc. and Atkore International Group, Inc., a public company. Mr. VanArsdale holds a B.S. from Villanova University.

Director Qualifications: Mr. VanArsdale’s broad operations, sales and leadership experience in the manufacturing sector provide our Board with insight into challenges and opportunities for large, complex manufacturing operations.

Lawrence J. Kremer

Mr. Kremer, age 76, has served as a director since October 2009. Mr. Kremer serves on the Nominating and Corporate Governance Committee of our Board of Directors. Mr. Kremer retired in 2007 from Emerson Electric Co., having served as Corporate Vice President of Global Materials. Prior to that, Mr. Kremer was employed by Whirlpool Corporation, a worldwide producer of appliances, as Senior Vice President of International Operations and Global Materials. Mr. Kremer currently serves as a director of Fifth Third Bank Southern Region and St. Mary’s Hospital System, a Midwest Regional Hospital. Mr. Kremer previously served as Chairman of the Board of Trustees of the University of Evansville. Mr. Kremer holds a B.S. and an M.B.A. from the University of Evansville.

Director Qualifications: Mr. Kremer’s leadership roles in global manufacturing bring to our Board of Directors an understanding of the global business environment and valuable insight into the operations of large, complex manufacturing operations.

John J. Holland

Mr. Holland, age 67, has served as a director since November 2009. Mr. Holland serves on the Affiliate Transactions Committee, Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee of our Board of Directors. Mr. Holland served as the President of the International Copper Association from February 2012 until his retirement in November 2015. The International Copper Association is a marketing association for the copper industry. Mr. Holland has been the President of Greentree Advisors, LLC since October 2004. Mr. Holland was the President, Chief Operating Officer and Chief Financial Officer of MMFX Technologies Corporation, a privately held steel manufacturing firm, from 2008 until 2009. Prior to that, Mr. Holland was the Executive Vice President and Chief Financial Officer of Alternative Energy Sources, Inc., an ethanol producer, from August 2006 until June 2008. Mr. Holland previously was employed by Butler Manufacturing Company, a producer of pre-engineered building systems, supplier of architectural aluminum systems and components and provider of construction and real estate services for the nonresidential construction market, from 1980 until his retirement in 2004. Prior to his retirement from Butler, Mr. Holland served as Chairman of the Board from 2001 to 2004, as Chief

Executive Officer from 1999 to 2004 and as President from 1999 to 2001. Mr. Holland currently serves as a director and on the audit committee of Cooper Tire & Rubber Co., and as a director and on the audit and compensation committees of Saia, Inc. (formerly SCS Transportation, Inc.). Mr. Holland holds B.S. and M.B.A. degrees from the University of Kansas and is a certified public accountant.

Director Qualifications: Mr. Holland’s extensive career in the metal building industry, including his role as a chief executive officer of a public company, provides the Board with perspective on the particular strategic, manufacturing, sales and marketing, compensation and personnel issues faced by companies in our industry. Further, Mr. Holland’s extensive financial and accounting background as a former chief financial officer and a certified public accountant provides the Audit Committee with valuable expertise.

Vote Required

The affirmative vote of a plurality of all of the votes cast at the Annual Meeting is required for approval of each of the nominees for Class I director in this Proposal 1. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

The Investors, which own or beneficially own shares of Common Stock representing approximately 34.47% of the outstanding voting power of NCI as of January 12, 2018, have expressed their intention to vote “For” each of the Class I nominees listed above in this Proposal 1.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE CLASS I NOMINEES LISTED ABOVE.

Directors Remaining in Office

Class II Directors Who Serve Until the Annual Meeting to Be Held in 2019:

James S. Metcalf

James Metcalf, age 60, has served as a director since May 2017 and as the chairman of our Board of Directors since January 1, 2018. Mr. Metcalf serves on the Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee of our Board of Directors. Mr. Metcalf retired in October 2016 as the Chairman, President and Chief Executive Officer of USG Corporation. At the time of his retirement, he had served as Chairman since December 2011 and had served as Chief Executive Officer and President since January 2011. From January 2006 through January 2011, he was President and Chief Operating Officer of USG. Prior to that, Mr. Metcalf held many positions at USG including president, Building Systems; president and chief executive officer, L&W Supply; senior vice president, Sales and Marketing, USG Interiors, Inc.; vice president, National Accounts, United States Gypsum Company; director, Retail Marketing, USG Corporation; director, Retail Sales, USG Interiors, Inc.; and national accounts manager, United States Gypsum Company. Mr. Metcalf is a director of Tenneco Inc. Mr. Metcalf is a policy advisory board member for the Joint Center for Housing Studies at Harvard University. Mr. Metcalf holds a bachelor’s degree from The Ohio State University. He also holds a master’s degree in business administration from Pepperdine University and Stanford University SEP.

Director Qualifications: Mr. Metcalf’s extensive career in a building materials company, including his former role as a chief executive officer and chairman of its board of directors, provides the Board with a deep understanding of the industry in which we participate and insight into corporate governance practices, strategy, operations, finance, technology, innovation, and compensation policies and practices.

Gary L. Forbes

Mr. Forbes, age 73, has served as a director since December 1991. Mr. Forbes serves on the Executive Committee, Affiliate Transactions Committee and the Nominating and Corporate Governance Committee, and is the Chairman of the Audit Committee of our Board of Directors. In addition, Mr. Forbes is our designated Audit Committee financial expert. Mr. Forbes was a Senior Vice President of Equus Total Return, Inc., an investment company, from November 1991 until his retirement in March 2010. Mr. Forbes was a director of Consolidated Graphics, Inc., a publicly traded commercial printing company, where he served on its audit committee, from 1993 until January 2014. Mr. Forbes previously served on the board of directors of Carriage Services, Inc., a publicly traded funeral services company, from May 2007 to February 2009. Mr. Forbes earned a B.B.A. in Accounting from the University of Texas at Austin and is a certified public accountant.

Director Qualifications: Mr. Forbes’ background has provided our Board of Directors with valuable financial and accounting expertise as our financial expert on the Audit Committee of our Board of Directors. Additionally, having served as a member of our Board of Directors since 1991, Mr. Forbes has a deep historical understanding of our business, operations and culture.

George Martinez

Mr. Martinez, age 76, has served as a director since March 2003. He serves on the Audit Committee, the Compensation Committee, and the Affiliate Transactions Committee of our Board of Directors. Mr. Martinez is the Chairman and Chief Executive Officer of Allegiance Bancshares, Inc., a publicly traded bank holding company (ABTX Nasdaq) which owns Allegiance Bank, a Texas banking association headquartered in Houston, Texas that opened for business in October 2007. He has been active as a bank executive in Houston for over 40 years and is the former Chairman of Sterling Bancshares, Inc., a publicly traded bank holding company (SBIB Nasdaq). Mr. Martinez served as President of Chrysalis Partners, LLC, a performance consulting firm, from 1999 to 2008. He serves his community on the boards of directors of the University of St. Thomas and Collaborative for Children. Mr. Martinez has a B.A. in Business Administration and Economics from Rice University.

Director Qualifications: Mr. Martinez’s background and experience in performance consulting and as an executive in the banking industry allow him to provide to the Board valuable financial, accounting and operational expertise. Additionally, having served as a member of our Board of Directors since 2003, Mr. Martinez has a high degree of familiarity with our business, operations and culture.

Jonathan L. Zrebiec

Mr. Zrebiec, age 38, has served as a director since November 2009. Mr. Zrebiec is a partner of CD&R, LLC, the successor to the investment management business of CD&R, Inc., which he joined in 2004. Prior to joining CD&R, Inc., he was employed by Goldman, Sachs & Co. in the Investment Banking Division. He currently serves as a director of Atkore International Group, Inc., a public company, Wilsonart International Holdings LLC, Brand Energy & Infrastructure Services, Inc., Core & Main LP and SunSource Holdings, Inc. Mr. Zrebiec was a director of Roofing Supply Group, LLC from May 2012 to September 2015 and was a director of Hussmann International, Inc. from October 2011 to April 2016. Mr. Zrebiec holds a B.S. in Economics from the University of Pennsylvania and holds an M.B.A. from Columbia University.

Director Qualifications: Mr. Zrebiec’s experience in the financial and investing community provides our Board with insight into business strategy, improving financial performance and the economic environment in which we operate.

Class III Directors Who Serve Until the Annual Meeting to be Held in 2020:

Donald R. Riley

Mr. Riley, age 55, has served as our Chief Executive Officer since July 2017, as President since January 2016 and as President of our Group Business Segment from December 2014 to January 2016. Mr. Riley has also served on the Board of Directors and on its Executive Committee since July 2017. Before joining NCI, Mr. Riley was employed by Probuild Holdings, LLC, a supplier of building materials to production builders, custom builders, local contractors and project oriented consumers, where he served as Executive Vice President from November 2011 to November 2014. As Executive Vice President, Mr. Riley managed the supply chain, manufacturing, construction services, marketing, pricing, information technology, strategy and business project management office functions. Prior to joining Probuild Holdings, Mr. Riley was employed by Mohawk Industries, Inc., a floor covering company, from September 2004 to November 2011, serving in various capacities such as Chief Information Officer, Senior Vice President Logistics, and Interim Flooring Executive Vice President Customer Experience. At Mohawk Industries, Mr. Riley was responsible for its global information systems, North America logistic functions, and the flooring segment’s customer service function. Mr. Riley has a B.S. in Engineering from the University of Tennessee at Knoxville.

Director Qualifications: Mr. Riley’s experience in executive leadership positions within NCI and experience with other manufacturing companies provides our Board of Directors with important experience to serve as a director.

Kathleen J. Affeldt

Ms. Affeldt, age 69, has served as a director since November 2009. Ms. Affeldt is the Chairperson of the Compensation Committee of our Board of Directors. Ms. Affeldt retired from Lexmark International, a developer, manufacturer and supplier of printing and imaging solutions for offices and homes, in February 2003, where she had been Vice President of Human Resources since July 1996. She joined Lexmark when it became an independent company in 1991 as the Director of Human Resources. Ms. Affeldt began her career at IBM in 1969, specializing in sales of supply chain systems. She later held a number of human resources management positions. Ms. Affeldt has served as a director of SIRVA, Inc. and as chair of that board’s compensation committee. She also served as a director of Sally Beauty Holdings, Inc., and as the chair of that board’s compensation committee. She currently serves as a director of BTE Technologies, Inc., and as a director and chair of the compensation committee of HD Supply Holdings, Inc. Ms. Affeldt attended the State University of New York and Hunter College in New York City, majoring in Business Administration.

Director Qualifications: Ms. Affeldt’s experience in large, multinational companies in general, as well as in the human resources field in particular, provides our Board of Directors with insight into the attraction, motivation and retention of personnel. Additionally, her service on the boards of other public companies brings to our Board of Directors valuable insight into the strategic, financial and personnel challenges faced by companies similar to NCI.

George L. Ball

Mr. Ball, age 59, has served as a director since February 2014. He serves on the Audit Committee, Compensation Committee and Affiliate Transactions Committee of our Board of Directors. Mr. Ball is the Chief Financial Officer of Parsons Corporation, a global engineering and construction services company that was established in 1944. Mr. Ball joined Parsons in 1995 and has held varying positions of increasing responsibility and was promoted to Chief Financial Officer in 2008. Mr. Ball was formerly a senior accountant with Coopers & Lybrand LLP, now known as PricewaterhouseCoopers LLP. Mr. Ball currently serves as a director of Wells Fargo Real Estate Investment Corporation, a publicly traded real estate investment trust, and is a member of its audit committee. Mr. Ball earned his B.S. in Accounting from Drexel University.

Director Qualifications: Mr. Ball’s background and experience as an executive in a large, multinational engineering and construction services company provides the Board with perspective on strategic, financial, compensation, management development and sales issues. Mr. Ball’s extensive experience and financial and accounting background as a chief financial officer provides the Audit Committee with valuable experience. Mr. Ball’s extensive financial experience and knowledge of compensation program design provide the Compensation Committee with valuable experience.

Nathan K. Sleeper

Mr. Sleeper, age 44, has served as a director since October 2009. Mr. Sleeper serves on the Compensation Committee and Executive Committee of our Board of Directors. Mr. Sleeper is a partner of CD&R, LLC, having joined CD&R, Inc. in 2000. Prior to joining CD&R, Inc., he was employed by Goldman, Sachs & Co. in the Investment Banking Division. He has also been employed by Tiger Management. He currently serves as a director of Atkore International Group, Inc., a public company, Wilsonart International Holdings LLC, Brand Energy & Infrastructure Services, Inc., Beacon Roofing Supply, Inc., a public company, SunSource Holdings, Inc., and Core & Main LP. Mr. Sleeper was a director of HD Supply Holdings, Inc., a public company, Hussmann International, Inc., U.S. Foods, Inc., Hertz Global Holdings, a public company, and CHC Group Ltd. Mr. Sleeper holds a B.A. from Williams College and an M.B.A. from Harvard Business School.

Director Qualifications: Mr. Sleeper’s broad experience in the financial and investment communities brings to our Board of Directors important insights into business strategy and areas to improve our financial performance.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE
2003 LONG-TERM STOCK INCENTIVE PLAN

On January 26, 2018 our Board approved an amendment to our 2003 Long-Term Stock Incentive Plan (as amended, the “Incentive Plan”). Our stockholders originally approved the Incentive Plan at the annual meeting of stockholders held on March 14, 2003, and our stockholders approved amended and restated plans at the annual meetings of stockholders held on March 12, 2008, February 19, 2010 and February 26, 2013. The proposed amended and restated Incentive Plan, including the amendment approved by the Board on January 26, 2018, is set forth in Annex A to this proxy statement also incorporates a revised definition of “Change in Control” effective as of May 31, 2016. If our stockholders do not approve the amended and restated Incentive Plan, the Incentive Plan will remain in effect in its current form.

The amendment of the Incentive Plan will, among other things, increase the number of shares of Common Stock reserved for issuance under the Incentive Plan by 1,950,000 shares of Common Stock, subject to approval by the stockholders of NCI. Currently, a maximum of 11,400,000 shares of Common Stock are reserved for awards under the Incentive Plan, of which 1,498,998 shares remain available for future grants under the Incentive Plan as of January 12, 2018. Accordingly, if the proposal is approved by our stockholders, a total of 13,350,000 shares of Common Stock will be reserved for awards available for grant under the Incentive Plan.

Our Board believes that the additional 1,950,000 shares that would be available for grant under the Incentive Plan, if the amendment is approved, would provide sufficient shares for our equity-compensation program needs for approximately four years after the effective date of the amendment. This estimate is based on our average burn rate over the past three years (approximately 0.82%) as described below, taking into account estimates for growth, use of performance awards and the need for flexibility around the types of awards that may need to be granted (although actual grants could be materially different from his estimate). If stockholders do not approve the amendment to the Incentive Plan, we expect the number of shares reserved for awards to be substantially depleted by the end of the 2019 fiscal year, based on the historic burn rate as calculated below.

In addition to the increase in the number of shares available for grant under the Incentive Plan, the other principal substantive changes to the 2003 Long-Term Incentive Plan include:

•	adding an annual $500,000 per-individual limit on non-employee director compensation, consistent with developing corporate governance practices;
•	prohibiting payment of dividends, dividend equivalents and other distributions in respect of unvested stock-based awards;
•	bolstering restraints on repricing of stock options and stock appreciation rights; and
•	updating tax withholding provisions to conform to changes to recent Generally Accepted Accounting Principles.

The Board considered various aspects of the Incentive Plan in approving this amendment, including the number of shares reserved under the Incentive Plan, the number of shares currently available for awards under the Incentive Plan, the Company’s historic grant practices, the cost of issuing additional shares, the impact of share dilution on our existing shareholders and the central role of equity-based incentive compensation in our executive compensation program. The Board believes that the proposed increase in the number of shares available for issuance under the Incentive Plan is necessary for retaining the flexibility to grant equity-based incentive compensation at optimal levels to motivate and reward the Company’s employees for their contributions to the success of the Company and the growth in value of our stock.

If the amendment is not approved by our stockholders, our future ability to issue equity-based awards will be limited. As a result, our ability to align employee compensation with stockholders would be constrained. In addition, the inability to maintain our equity award program could impede our ability to attract and retain qualified employees and, under current accounting rules, result in increased volatility of reported earnings if it is necessary to replace stock-settled awards with cash-settled awards.

Incentive Plan Share Utilization Rate and Overhang

Following is a calculation of our share utilization, or “burn rate” for the last three fiscal years:

	FY 2017	FY 2016	FY 2015	Average
(a) Restricted shares, restricted stock units and performance stock units granted(1)	705,765	917,096	725,351	782,737
(b) Shares underlying options granted(1)	10,424	28,535	10,543	16,501
(c) Net increase in diluted shares due to equity awards (a+b)(1)	716,189	945,631	735,894	799,238
(d) Weighted-average basic shares outstanding	70,629,000	72,411,000	73,271,000	72,103,667
(e) Burn rate (c/d)(2)	1.01%	1.31%	1.0%	1.11%

(1)	Reflects the gross number of shares underlying awards made to employees during the respective year
(2)	Not adjusted for forfeitures, withholding and expirations (which would reduce burn rate if taken into account)

The Board recognizes that the increase in the number of shares under the Incentive Plan will result in additional dilution or “overhang” for our stockholders, although the incremental dilution would not be material. As commonly calculated, the total potential overhang resulting from the amendment of the Incentive Plan would be approximately 7.58%, with the incremental overhang resulting from the share increase equal to approximately 2.72%. This overhang is calculated as follows, in each case as of the record date of January 12, 2018:

(a) Incremental Share Request Subject to Shareholder Approval	1,950,000
(b) Shares underlying outstanding awards(1)	1,975,314
(c) Shares currently available under the 2003 Long-Term Incentive Plan	1,498,998
(d) Total shares authorized for, or outstanding under, equity awards (a + b + c)	5,424,312
(e) Total shares outstanding	66,142,975
(f) Fully Diluted Overhang (d/(d+e))	7.58%

(1)	Of such shares, 241,971 are underlying option awards.

We note that the number of shares remaining available for grant as described above differs from those reported below under Equity Compensation Plan Information, since that table, required by SEC disclosure rules, is dated as of October 29, 2017, and therefore does not take into account year-to-date grants for FY 2018.

The following table includes information regarding all outstanding equity awards (i.e., awards under the Incentive Plan, awards under any predecessor plans and inducement/make-whole awards granted on a non-plan basis) and shares available for future awards under the Incentive Plan as of January 12, 2018 (and without giving effect to the amended and restated Incentive Plan under this Proposal No. 2):

Total shares underlying outstanding options and warrants	241,971
Weighted average exercise price of outstanding options and warrants	11.05
Weighted average remaining contractual life of outstanding options and warrants	3.74
Total shares subject to outstanding, unvested full-value awards	1,733,343
Total shares currently available for grant	1,498,998

(1)	All shares of Common Stock underlying outstanding awards and remaining available for issuance are under the 2003 Long-Term Incentive Plan.

Governance Highlights of the Amended and Restated Incentive Plan

The amended and restated Incentive Plan incorporates certain compensation governance provisions that reflect best practices. These include:

•	No payment of dividends, dividend equivalents and other distributions in respect of unvested stock-based awards;
•	Minimum 100% fair market value exercise price for options and stock appreciation rights;
•	No repricing of options or stock appreciation rights and no buyout of underwater options or stock appreciation rights without stockholder approval;
•	No dividend equivalents on options or stock appreciation rights;
•	No “liberal” share recycling of any awards;
•	No evergreen provision;
•	No “liberal” change in control definition;
•	No excise tax gross-up on change in control benefits; and
•	Clawback provisions.

Summary of the Amended and Restated Incentive Plan

The following summary of the Incentive Plan is qualified by reference to the full text thereof, which is attached as Annex A to this proxy statement. Consistent with the 2003 Long-Term Incentive Plan, as amended and restated the Incentive Plan’s primary purpose is to promote the success of our business by serving as a means to attract and retain qualified personnel, provide additional incentives to employees, directors and consultants, increase participants’ interest in our welfare.

General

The Compensation Committee of our Board administers the Incentive Plan. In the future, the Board or other committees may be allocated some or all of the Compensation Committee’s duties. The Compensation Committee consists solely of two or more directors who are independent in accordance with the Internal Revenue Code, or “Code” and Rule 16b-3 under the Securities Exchange Act. The Compensation Committee is authorized to:

•	interpret the Incentive Plan and all awards;
•	establish and amend rules and regulations for the Incentive Plan’s operation;
•	select recipients of awards;
•	determine the form, amount and other terms and conditions of awards;
•	modify or waive restrictions on awards;
•	amend awards; and
•	grant extensions and accelerate awards.

Our officers and other employees, directors and consultants, in addition to those of our subsidiaries, are eligible to be selected to participate in the Incentive Plan. Incentive stock options may be granted only to our employees and employees of our subsidiaries in which we own directly or indirectly more than a 50% voting equity interest. The Compensation Committee has the sole discretion to select participants from among the eligible persons. It is estimated that the total number of persons who are eligible to receive awards under the Incentive Plan at present would not exceed approximately 100.

Before giving effect to the amendment, the aggregate number of shares of Common Stock which may be issued under the Incentive Plan with respect to awards may not exceed 11,400,000. The amendment to the Incentive Plan would increase this number of shares by 1,950,000 to 13,350,000. All awards relating to any of these additional shares will be subject to stockholders approval of the amendment to the Incentive Plan. The proposed 13,350,000 share limit is subject to adjustment for certain transactions affecting the Common Stock. Each share issued pursuant to awards under the Incentive Plan (whether issued prior to or following the date of stockholder approval) will be counted against the share limit as one full share. If an award is cancelled, forfeited, or expires unexercised, the number of shares of Common Stock under such award will be added back to the shares available for grant under the Incentive Plan. The number of shares available for grant under the Incentive Plan shall not be increased by (a) any shares not issued or delivered as a result of a net settlement of an award, (b) any shares withheld to pay an exercise price or withholding taxes related to an award, or (c) shares of our Common Stock repurchased on the open market with the proceeds of an option exercise.

No individual may be granted, in any fiscal year, awards under the Incentive Plan covering or relating to an aggregate of more than 3,00,000 shares of our Common Stock and no individual shall receive payment for cash awards made under the Incentive Plan during any fiscal year aggregating in excess of $3,000,000. In addition, no non-employee director of the Company may be granted, in any fiscal year, cash and non-cash compensation with an aggregate value in excess of $500,000.

The Incentive Plan provides for the grant of:

•	stock options, including incentive stock options and nonqualified stock options;
•	stock appreciation rights, in tandem with stock options or freestanding;
•	restricted stock awards;
•	restricted stock unit awards;
•	performance share awards;
•	phantom stock awards; and
•	cash awards.

The Compensation Committee may grant awards individually, in combination, or in tandem. The Compensation Committee may also authorize the assumption of awards granted by other entities that are acquired by us or otherwise.

All awards will be evidenced by award agreements, as determined by the Compensation Committee. The award will be effective on the date of grant unless the Compensation Committee specifies otherwise.

The exercise or measurement price will be at least equal to the fair market value of our Common Stock. The fair market value generally is determined to be the closing sales price quoted on the NYSE on the day of the grant of the award.

Awards will normally terminate on the earlier of (i) ten years from the date of grant, (ii) 30 days after termination of employment or service for a reason other than death, disability or retirement, (iii) one year after death or (iv) one year (for incentive stock options) or five years (for other awards) after disability or retirement.

Awards are non-transferable except by disposition on death or to certain family members, trusts and other family entities as the Compensation Committee may approve.

Awards may be paid in cash, shares of our Common Stock or a combination, in a lump sum or installments, as determined by the Compensation Committee.

A participant’s breach of the terms of the Incentive Plan or the award agreement will result in a forfeiture of the award.

Options

Options granted under the Incentive Plan may be:

•	incentive stock options, as defined in the Code; or
•	nonqualified options, which do not qualify for treatment as incentive stock options.

The Compensation Committee selects the recipients of options and sets the terms of the options, including:

•	the number of shares for which an option is granted;
•	the term of the option; and
•	the time(s) when the option can be exercised.

The Compensation Committee determines how an option may be exercised, whether for cash or securities. The exercise price of an option may not be less than the fair market value of a share of our Common Stock on the grant date, and the option term may be no longer than ten years. Arrangements may also be made, if permitted by law, for same-day-sale and margin account transactions through FINRA dealers. The fair market value of Common Stock an employee may purchase during any calendar year by exercise of incentive stock options is limited to $100,000. No dividends, dividend equivalents or other distributions are payable in respect of options until the options are exercised and settled into shares of our Common Stock.

An option agreement or the Compensation Committee’s procedures may set forth conditions respecting the exercise of an option. The Compensation Committee may in its discretion waive any condition respecting the exercise of any option and may accelerate the time at which any option is exercisable.

Stock Appreciation Rights

A stock appreciation right is a grant entitling the participant to receive an amount in cash or shares of Common Stock or a combination thereof, as the Compensation Committee may determine, in an amount equal to the increase in the fair market value between the grant and exercise dates of the shares of Common Stock with respect to which the stock appreciation right is exercised. The exercise price of a stock appreciation right may not be less than the fair market value of a share of our Common Stock on the grant date, and the term of a stock appreciation right may be no longer than ten years. Stock appreciation rights may be granted separately or in tandem with the grant of an option.

A stock appreciation right granted in tandem with a nonqualified option may be granted either at or after the time of the grant of the nonqualified option. A stock appreciation right granted in tandem with an incentive stock option may be granted only at the time of the grant of the incentive stock option. A stock appreciation right granted in tandem with an option terminates and is no longer exercisable upon the termination or exercise of the related option. The Compensation Committee may set the terms and conditions of stock appreciation rights, subject to the limitations set forth in the Incentive Plan. At any time it may accelerate the exercisability of any stock appreciation right and otherwise waive or amend any conditions to the grant of a stock appreciation right.

Restricted Stock

A restricted stock grant entitles the recipient to acquire, at no cost or for a purchase price determined by the Compensation Committee on the date of the grant, shares of our Common Stock subject to such restrictions and conditions as the Compensation Committee may determine at the time of the grant. The recipient may have all the rights of a stockholder with respect to the restricted stock. These rights include voting and dividend rights, and they are effective as soon as:

•	restricted stock is granted (or upon payment of the purchase price for restricted stock); and
•	issuance of the restricted stock is recorded by our transfer agent.

Any restricted shares cease to be restricted stock and will be deemed “vested” after the lapse of all restrictions. Restrictions lapse, and restricted stock becomes vested, ratably over a specified period of time or upon the participant’s death, disability or retirement, the occurrence of a change in control (in certain circumstances), or other appropriate event as determined by the Compensation Committee.

A participant will have the right to vote the shares of Common Stock, except that unless otherwise provided in an award agreement, the participant will not be entitled to delivery of the Common Stock until all restrictions lapse.

If a participant’s employment or service is terminated for any reason prior to shares of restricted stock becoming vested, we have the right, in the discretion of the Compensation Committee, to:

•	repurchase the unvested shares at their purchase price; or
•	require forfeiture of those shares if acquired at no cost.

Restricted Stock Unit Awards

A restricted stock unit award is an award denominated in units evidencing the right to receive shares of our Common Stock, subject to vesting or such other terms and conditions as determined by the Compensation Committee. Prior to vesting, the recipient has no voting or dividend rights with respect to the shares evidenced by a restricted stock unit award, however, the Compensation Committee may award cash dividend equivalents with respect to a restricted stock unit award. Upon vesting or satisfaction of any other conditions established by the Compensation Committee, the recipient of a restricted stock unit award becomes entitled to receive a share of our Common Stock with respect to each restricted stock unit.

Performance Share Awards

The Compensation Committee may grant performance share awards, which are rights to receive shares of our Common Stock or their cash equivalent based on the attainment of pre-established performance goals and such other conditions, restrictions and contingencies as the Compensation Committee may determine. Performance measures may include future performance by the grantee, us or any subsidiary, division or department.

Payment will be made after the performance period based on the achievement of the performance measures as determined by the Compensation Committee.

Phantom Stock Awards

The Compensation Committee may grant phantom stock awards, which are rights to receive the fair market value of shares of our Common Stock, or the increase in the fair market value, during a period of time. The award may vest over a period of time specified by the Compensation Committee. Payment will be made following the prescribed period and may be made in cash, shares of our Common Stock or a combination as the Compensation Committee determines.

Cash Awards

The Compensation Committee may grant cash awards, which are bonuses paid in cash that are based solely upon the attainment of one or more performance goals that have been established by the Compensation Committee. The terms, conditions and limitations applicable to any cash awards will be determined by the Compensation Committee.

Performance Awards

At the discretion of the Compensation Committee, any of the above-described awards may be designated a performance award. Cash awards may only be designated as performance awards. Performance awards will be contingent upon performance measures applicable to a particular period, as established by the Compensation Committee, based upon any one or more of the following:

•	revenue or increased revenue;
•	net income measures (including, but not limited to, income after capital costs, economic profit and income before or after taxes);
•	profit measures (including, but not limited to, gross profit, operating profit, net profit before taxes and adjusted pre-tax profit);
•	stock price measures (including, but not limited to, growth measures and total stockholder return);
•	price per share of Common Stock;
•	market share;

•	earnings;
•	earnings per share or adjusted earnings per share (actual or growth in);
•	earnings before interest, taxes, depreciation and amortization (EBITDA);
•	earnings before interest and taxes (EBIT);
•	economic value added (or an equivalent metric);
•	market value added;
•	debt to equity ratio;
•	cash flow measures (including, but not limited to, cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities);
•	return measures (including, but not limited to, return on equity, return on assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);
•	operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency);
•	expense measures (including, but not limited to, overhead costs and general and administrative expense);
•	changes in working capital;
•	margins;
•	stockholder value;
•	total stockholder return;
•	proceeds from dispositions;
•	total market value;
•	customer satisfaction or growth;
•	employee satisfaction; and
•	corporate values measures (including ethics compliance, environmental and safety).

Such performance measures may apply to the grantee, to one or more business units, divisions or subsidiaries of the Company or the applicable sector of the Company, or to the Company as a whole. Goals may also be based upon performance relative to a peer group of companies. The Compensation Committee may modify or waive the performance goals or conditions to the granting or vesting of a performance award unless the performance award is intended to qualify as performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code generally disallows deductions for compensation in excess of $1 million for some executive officers unless, for grants prior to November 2, 2017, the awards meet the requirements for being performance-based. To the extent not required to preserve deductibility under Section 162(m) of the Code, the Committee may select other criteria not included in the preceding list. Please see “Compensation Discussion & Analysis — Deductibility of Compensation” for more information regarding Section 162(m) of the Code.

Provisions Relating To A Change In Control, Death, Disability And Retirement

The Incentive Plan provides certain benefits in the event of a change in control, including accelerated vesting and payment if awards are not assumed, substituted or continued by a successor or as may otherwise be determined by the Compensation Committee. A change in control is deemed to have occurred if:

•	with respect to awards granted before May 31, 2016, if any person acquires beneficial ownership of 20% or more of our voting securities;

•	with respect to awards granted on or after May 31, 2016, if any person acquires beneficial ownership of 25% or more of our voting securities, unless the acquisition was not entered into for the purpose of, and does not have the effect of, changing or influencing the control of, the Company;
•	as a result of, or in connection with, a tender or exchange offer, merger or other business combination, there is a change in the composition of a majority of our Board; or
•	we merge or consolidate with, or transfer substantially all of our assets to, another corporation, after which less than 50% of the voting securities of us or the surviving entity outstanding immediately thereafter is owned by our former stockholders; or a tender or exchange offer results in the acquisition of 30% or more of our outstanding voting securities.

However, a change in control would not be deemed to occur if a person that already controls us acquires more of our voting securities. Upon the occurrence of a change in control in which awards are not honored, assumed, continued, substituted or replaced, or a participant’s death, disability or retirement, all outstanding awards will immediately vest or become exercisable or payable, and all forfeiture restrictions will lapse, unless the related agreements provide otherwise.

Limitation on Payment of Dividends and Dividend Equivalents

Notwithstanding anything to the contrary, during the period of restriction of shares of restricted stock, and prior to the vesting and settlement of restricted stock unit awards and performance share awards, all dividends and dividend equivalents or other distributions paid with respect to such awards will be retained by the Company. Such dividends and dividend equivalents or other distributions will revert to the Company if the awards revert to the Company or are not settled into shares of our Common Stock. Upon the expiration of the period of restriction or upon settlement, all such dividends and dividend equivalents or other distributions made on such awards and retained by the Company will be paid, without interest, to the relevant participant. No dividends, dividend equivalents or other distributions are payable in respect of options, stock appreciation rights or phantom stock awards until the options are exercised and settled into shares of our Common Stock.

Other Modifications

In the event of specified changes in our capital structure, the Compensation Committee will have the power to adjust the number and kind of shares authorized by the Incentive Plan (including any limitations on individual awards) and the number, option price or kinds of shares covered by outstanding awards. The Compensation Committee will also have the power to make other appropriate adjustments to awards under the Incentive Plan.

No Repricing of Options or Stock Appreciation Rights

Outstanding options and stock appreciation rights may not be amended to reduce their exercise price, or cancelled in exchange for cash or other awards with an exercise price that is less than the exercise price of the original options or stock appreciation rights, or otherwise be subject to any action that would be treated as a repricing, without stockholder approval.

Awards Subject to Clawback Policy

Awards under the Incentive Plan are subject to the Company’s Clawback Policy and any successor policy that the Company may adopt in the future. As such, they may be subject to the requirement that the awards be repaid to the Company after they have been distributed to the participant. See “Compensation Discussion & Analysis — Compensation Philosophy and Objectives of NCI’s Compensation Program.”

Federal Income Tax Consequences

The Code provides that a participant receiving a nonqualified option ordinarily does not realize taxable income upon the grant of the option. A participant does, however, realize compensation income taxed at ordinary income tax rates upon the exercise of a nonqualified option to the extent that the fair market value of the Common Stock on the date of exercise exceeds the option price. Subject to the discussion under “— Certain Tax Code Limitations on Deductibility” below, we are entitled to a federal income tax deduction for compensation in an amount equal to the ordinary income so realized by the participant. When the participant sells the shares acquired pursuant to a nonqualified option, any gain or loss will be capital gain or loss. This assumes that the shares represent a capital asset in the participant’s hands, although there will be no tax consequences for us.

The grant of an incentive stock option does not result in taxable income to a participant. The exercise of an incentive stock option also does not result in taxable income, provided that the circumstances satisfy the employment requirements in the Code. However, the exercise of an incentive stock option may give rise to alternative minimum tax liability for the participant. In addition, if the participant does not dispose of the Common Stock acquired upon exercise of an incentive stock option during the statutory holding period, then any gain or loss upon subsequent sale of the Common Stock will be a long-term capital gain or loss. This assumes that the shares represent a capital asset in the participant’s hands.

The statutory holding period lasts until the later of:

•	two years from the date the option is granted; or
•	one year from the date the Common Stock is transferred to the participant pursuant to the exercise of the option.

If the employment and statutory holding period requirements are satisfied, we may not claim any federal income tax deduction upon either the exercise of the incentive stock option or the subsequent sale of the Common Stock received upon exercise. If these requirements are not satisfied (a “disqualifying disposition”), the amount of ordinary income taxable to the participant is the lesser of:

•	the fair market value of the Common Stock on the date of exercise minus the option price; or
•	the amount realized on disposition minus the option price.

Any excess is long-term or short-term capital gain or loss, assuming the shares represent a capital asset in the participant’s hands. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, in the case of a disqualifying disposition, we are entitled to a federal income tax deduction in an amount equal to the ordinary income realized by the participant.

The exercise of an option through the exchange of previously acquired stock will generally be treated as a non-taxable like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same tax basis and, for capital gain purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange which are in excess of the number given up will be taxed to the participant at the time of the exercise as ordinary income, taxed as compensation. The excess shares will have a new holding period for capital gains purposes and a tax basis equal to the value of such shares determined at the time of exercise. If the tendered shares were acquired through the prior exercise of an incentive stock option and do not satisfy the statutory two-year and one-year holding periods (“disqualified shares”), then the tender will result in compensation income to the optionee taxed as ordinary income equal to the excess of the fair market value of the disqualified shares, determined when the prior incentive stock option was exercised, over the exercise price of the disqualified shares. The optionee will increase his tax basis in the number of shares received on exercise equal to the number of shares of disqualified shares tendered by the amount of compensation income recognized by the optionee with respect to the disqualified shares. Generally, the federal income tax consequences to the optionee are similar to those described above relating to the exercise of an option through the exchange of non-disqualified shares.

If an optionee exercises an option through the cashless exercise method by authorizing a broker designated by NCI to sell a specified number of the shares to be acquired through the option exercise having a market value equal to the sum of the option exercise plus any transaction costs (the “cashless shares”), the optionee should be treated as constructively receiving the full amount of option shares, followed immediately by a sale of the cashless shares by the optionee. In the case of an incentive stock option, the cashless exercise method would result in the cashless shares becoming disqualified shares and taxed in a manner described above for disqualified shares.

In the case of a nonqualified option, the cashless exercise method would result in compensation income to the optionee with respect to both the cashless shares and remaining option shares as discussed above relating to nonqualified options. Since the optionee’s tax basis in the cashless shares that are deemed received and simultaneously sold on exercise of the option is equal to the sum of the exercise price and the compensation to the optionee, no additional gain should be recognized by the optionee upon the deemed sale of the cashless shares.

Under Section 83(b) of the Code, an employee may elect to include in ordinary income, as compensation at the time restricted stock is first issued, the excess of the fair market value of the stock at the time of issuance over the amount paid, if any, by the employee. In this event, any subsequent change in the value of the shares will be recognized for tax purposes as capital gain or loss upon disposition of the shares, assuming that the shares represent a capital asset in the hands of the employee. An employee makes a Section 83(b) election by filing the election with the IRS no later than 30 days after the restricted stock is transferred to the employee. If a Section 83(b) election is properly made, the employee will not be entitled to any loss deduction if the shares with respect to which a Section 83(b) election was made are later forfeited. Unless a Section 83(b) election is made, no taxable income will generally be recognized by the recipient of a restricted stock award until the shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the employee will recognize ordinary income, taxable as compensation, in an amount equal to the excess of the fair market value of the Common Stock on the date of lapse over the amount paid, if any, by the employee for the stock.

Generally, an employee will not recognize any taxable income upon the grant of stock appreciation rights, performance shares, restricted stock units, phantom stock or a cash award. At the time the employee receives the payment for the stock appreciation right, performance shares, restricted stock units, phantom stock or cash award, the fair market value of shares of Common Stock or the amount of any cash received in payment for such awards generally is taxable to the employee as ordinary income.

Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we or one of our subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee recognizes ordinary income from awards under the Incentive Plan.

The exercisability of an option or a stock appreciation right, the payment of performance share or phantom stock awards or the elimination of restrictions on restricted stock, may be accelerated, and special cash settlement rights may be triggered and exercised, as a result of a change in control. If any of the foregoing occurs, all or a portion of the value of the relevant award at that time may be a parachute payment, discussed under “Golden Parachute Tax and Code Section 280G” below. This is relevant for determining whether a 20% excise tax (in addition to income tax otherwise owed) is payable by the participant as a result of the receipt of an excess parachute payment pursuant to the Code. We will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

Certain Tax Code Limitations on Deductibility

As in effect after the end of our 2017 fiscal year, Section 162(m) of the Code generally disallowed a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1.0 million in any taxable year to the chief executive officer or any of the three other most highly compensated executive officers (other than the chief financial officer) who are employed by the corporation on the last day of the taxable year, but did not disallow a deduction for performance-based compensation the material terms of which are disclosed to and approved by stockholders. As a result of changes to Section 162(m) of the Code resulting from federal legislation referred to as the Tax Cuts and Jobs Act, the $1.0 million deduction limitation described above will be expanded to disallow the deduction for compensation payable to a larger group of employees, effective for tax years beginning after December 31, 2017. Performance-based compensation, including equity awards, will no longer be exempt from the 162(m) deduction limitation, and the employees (referred to as “covered employees”) to whom the deduction limitation will apply include the chief executive officer and chief financial officer (in each case, whether or not serving as executive officers as of the end of the fiscal year) and the three other most highly compensated executive officers. In addition, once considered a “covered employee” for a given year, the individual will be treated as a “covered employee” for all subsequent years.

We have structured and intend to implement the Incentive Plan so that resulting compensation would be performance-based compensation for so long as deductions for such compensation remain available. However, we may, in our sole discretion, determine that in one or more cases it is in our best interests not to satisfy the requirements for the performance-based exception. Please see “Compensation Discussion & Analysis — Deductibility of Compensation” for more information regarding Section 162(m) of the Code.

Golden Parachute Tax and Code Section 280G

The Incentive Plan may, in certain circumstances, provide for immediate vesting of all then outstanding unvested awards upon a change in control. If the vesting of the award is accelerated as the result of a change in control, all or a portion of the value of the award at that time might be a “parachute payment” under Section 280G of the Code for certain employees. Section 280G of the Code generally provides that if compensation received by the grantee that is contingent on a change in control equals or exceeds three times the grantee’s average annual compensation for the five taxable years preceding the change in control (a “parachute payment”), the Company will not be entitled to a deduction, and the recipient will be subject to a 20% excise tax with respect to that portion of the parachute payment in excess of the grantee’s average annual compensation. Section 280G of the Code generally applies to employees or other individuals who perform services for the Company if, within the 12-month period preceding the change in control, the individual is an officer of the Company, a stockholder owning more than 1% of the stock of the Company, or a member of the group consisting of the lesser of the highest paid 1% of the employees of the Company or the highest paid 250 employees of the Company.

Additional Medicare Tax

An employee will also be subject to a 3.8% tax on the lesser of (i) the recipient’s “net investment income” for the relevant taxable year and (ii) the excess of the recipient’s modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000, depending on the recipient’s circumstances). The recipient’s net investment income generally includes net gains from the disposition of shares. Employees are urged to consult their tax advisors regarding the applicability of this Medicare tax to their income and gains in respect of their investment in the shares.

Code Section 409A

The Incentive Plan permits the grant of various types of incentive awards that may or may not be exempt from Section 409A of the Code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the award could be subject to tax at an earlier time than described above and could be subject to additional taxes and penalties. We intend that awards under the Incentive Plan either be exempt from, or satisfy the requirements of, Section 409A and the Incentive Plan is intended to be administered and interpreted in accordance with Section 409A.

THE ABOVE SUMMARY OF THE EXPECTED EFFECT OF THE FEDERAL INCOME TAX UPON PARTICIPANTS IN THE INCENTIVE PLAN IS NOT COMPLETE, AND WE RECOMMEND THAT THE PARTICIPANTS CONSULT THEIR OWN TAX ADVISORS FOR COUNSELING. MOREOVER, THE ABOVE SUMMARY IS BASED UPON CURRENT FEDERAL INCOME TAX LAWS, WHICH ARE SUBJECT TO CHANGE. THE TAX TREATMENT UNDER FOREIGN, STATE OR LOCAL LAW IS NOT COVERED IN THE ABOVE SUMMARY.

New Incentive Plan Benefits

Awards under the amended and restated Incentive Plan will be subject to the Compensation Committee’s discretion. As a result, we cannot determine the number or type of awards that will be granted to any participant under the Incentive Plan for the 2018 fiscal year.

EQUITY COMPENSATION PLAN INFORMATION

The following sets forth information relating to our equity compensation plans as of October 29, 2017:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)			Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,829,004	(1)		$11.06	(2)	3,155,615
Equity compensation plans not approved by security holders(3)	N/A		$	N/A		N/A
Total	1,829,004			$11.06		3,155,615

(1)	Includes 335,607 shares subject to outstanding stock options, 475,883 shares subject to outstanding RSUs and 1,017,514 shares subject to outstanding PSUs based on assumed target performance, unless performance is otherwise know.
(2)	The weighted average remaining contractual life of outstanding options is 3.7 years.
(3)	All shares of Common Stock underlying outstanding awards and remaining available for issuance are under the 2003 Long-Term Incentive Plan.

Vote Required

In accordance with NYSE rules, approval of Proposal 2 requires the affirmative vote of a majority of the votes cast on the proposal provided that the total votes cast on the proposal represent over 50% of the stock entitled to vote on the proposal. Abstentions have the same effect as a vote against this proposal. Broker non-votes could impair our ability to satisfy the NYSE requirement that the total votes cast on this proposal represent over 50% of the stock entitled to vote on this proposal.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT THE AMENDMENT TO THE INCENTIVE PLAN.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has appointed the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 28, 2018, subject to ratification by our stockholders. Ernst & Young LLP has served as our independent registered public accounting firm since our initial public offering in April 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

Vote Required

If a majority of the votes cast in person or by proxy at the 2018 Annual Meeting are voted in favor of this proposal, the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 28, 2018 will be ratified. Even if the selection is not ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of our stockholders and NCI. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will reconsider the appointment.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF ERNST & YOUNG LLP’S APPOINTMENT AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 28, 2018.

MANAGEMENT

Our current executive officers are as follows:

Name	Position
Donald R. Riley	President and Chief Executive Officer
Mark E. Johnson	Executive Vice President, Chief Financial Officer and Treasurer
Todd R. Moore	Executive Vice President, Chief Legal, Risk & Compliance Officer and Corporate Secretary
John L. Kuzdal	President of Group Manufacturing Segment
Katy K. Theroux	Executive Vice President, Corporate Marketing and Chief Human Resources Officer
Robert D. Ronchetto	Vice President, Chief Procurement Officer
Bradley S. Little	Vice President — Finance and Chief Accounting Officer

Information concerning the business experience of Mr. Donald R. Riley is provided under the section titled “Election of Directors.”

Mark E. Johnson, age 51, has served as our Executive Vice President, Chief Financial Officer and Treasurer since March 2008. He had served as our Chief Accounting Officer from August 2006 to November 2010, as our Executive Vice President and Controller since December 2007 until March 2008, and as our Vice President and Controller from February 2006 until December 2007. Before joining NCI in February 2006, Mr. Johnson was employed by Vector ESP, Inc., a company providing information technology services, where he served as a Corporate Controller from 2000 to 2002 and Chief Financial Officer and Senior Vice President from 2002 to August 2005, when the company was acquired. From 1989 to 2000, Mr. Johnson was employed by Ernst & Young LLP. Mr. Johnson has been a CPA since 1991 and earned his B.B.A. in Accounting from the University of Texas at Austin.

Todd R. Moore, age 58, has served as our Chief Legal, Risk & Compliance Officer and Corporate Secretary since May 2017. Mr. Moore served as our Executive Vice President and General Counsel from December 2007 to May 2017, and as our Vice President and General Counsel from March 2003 to December 2007. Mr. Moore has served as a Vice President and General Counsel of all NCI divisions since January 1999 and as our Corporate Secretary since March 2005. Before joining NCI in January 1999, Mr. Moore was a partner in the Trial Section of Gardere Wynne Sewell LLP, a law firm based in Texas. Mr. Moore has a B.A. in Political Science from Southern Methodist University and a J.D. from the University of Tulsa College of Law. He is licensed to practice law in the State of Texas.

John L. Kuzdal, age 52, has served as President of Group Manufacturing Segment since November 2013, and as President of the Metal Coil Coating Division since September 2017. Previously, Mr. Kuzdal served as President of the Metal Coil Coating Division from March 2008 to November 2013. Mr. Kuzdal served as Vice President of Operations for NCI’s Metal Coil Coating Division from December 2006 until March 2008. From June 2002 to December 2006, he served as Vice President and General Manager of Metal Coaters of California Division. Mr. Kuzdal has been with NCI since 1998 and has worked in the coil coating and steel industries since 1986. Mr. Kuzdal earned his B.S. in Metallurgical Engineering from the University of Michigan.

Katy K. Theroux, age 49, has served as our Executive Vice President, Corporate Marketing and Chief Human Resources Officer since July 2017, and as our Vice President, Chief Human Resources officer from September 2014 to June 2017. Before joining NCI, Ms. Theroux was employed by 1WORLDSYNC, where she served as Chief Marketing and Administrative Officer from 2012 to 2013, and was responsible for the integration of two multinational technology services companies. Prior to joining 1WORLDSYNC, Ms. Theroux served as Senior Vice President, Customer Engagement & Solutions for its parent, GS1 US and 1SYNC from 2007 to 2012, and was responsible for customer support, marketing, human resources and facilities shared services for all operating units. Ms. Theroux also served as its Chief Human Resources Officer from 2006 to 2012. Ms. Theroux served as Chairman of the Board of Peirce College until June 2015. Ms. Theroux has a B.S. from Syracuse University and an M.B.A. from Saint Peter’s University.

Robert D. Ronchetto, age 51, has served as our Vice President and Chief Procurement Officer since November 2015. Mr. Ronchetto served as our Vice President of Supply Chain Management from December 2011 to November 2015. Before joining NCI, Mr. Ronchetto was employed by Greif Inc., a world leader in industrial packaging and service where he served as Vice President of Global Sourcing from November 2004 to July 2011. Prior to Greif, Mr. Ronchetto was employed by Emerson Electric from 1990 to 2004. Mr. Ronchetto has a B.S. in Industrial Management from Southwest Missouri State University and an M.B.A. from St. Louis University.

Bradley S. Little, age 40, has served as our Vice President, Finance and Chief Accounting Officer since November 2013. Before joining NCI, Mr. Little was employed by Technip USA, Inc., where he served as Vice President of Finance from September 2012 to June 2013. Prior to joining Technip USA, Mr. Little held various positions with Willbros Group, Inc., from August 2009 until September 2012, most recently as Controller, Oil & Gas Segment. Prior to joining Willbros Group, Mr. Little held various positions with PricewaterhouseCoopers, LLP, from September 2001 until August 2009. Mr. Little is a certified public accountant and has a B.B.A. in Accounting from Texas State University.

COMPENSATION DISCUSSION & ANALYSIS

Introduction

This Compensation Discussion & Analysis (“CD&A”) provides information regarding NCI’s compensation programs for our Chief Executive Officer (“CEO”), our former CEO, our Chief Financial Officer (“CFO”), and our three other most highly compensated executive officers for the fiscal year ended October 29, 2017 (“Fiscal 2017”) and also describes certain compensation actions taken in Fiscal 2017. (Throughout the CD&A we occasionally refer to other fiscal years of NCI in the same manner.) The CD&A is also intended to place in perspective the information for Fiscal 2017 contained in the executive compensation tables that follow this discussion.

Throughout this discussion, the following individuals are referred to collectively as the “Named Executive Officers” or “NEOs” and are included in the Summary Compensation Table that follows this discussion:

•	Donald R. Riley, President and Chief Executive Officer;
•	Norman C. Chambers, former Chief Executive Officer;
•	Mark E. Johnson, Executive Vice President, Chief Financial Officer and Treasurer;
•	Todd R. Moore, Executive Vice President, Chief Legal, Risk & Compliance Officer and Corporate Secretary;
•	John L. Kuzdal, President of Group Manufacturing Segment; and
•	Katy K. Theroux, Executive Vice President, Corporate Marketing and Chief Human Resources Officer.

Summary of Compensation Matters for Fiscal 2017

Our financial and operational performance during Fiscal 2017 achieved many of the Company’s goals important to realizing the firm’s longer-term targets. However, the annual performance was below the planned objectives for the year as a result of lower volumes that adversely affected margins and manufacturing utilization, offset by gains in price realization across all of the business segments.

During Fiscal 2017:

•	Revenues increased by 5.1% to $1.77 billion, up from $1.68 billion in Fiscal 2016;
•	Gross profit was $416.1 million, compared to $427.9 million in Fiscal 2016;
•	Adjusted EBITDA was $167.5 million, up 0.8% from Fiscal 2016’s $166.1 million; and
•	Net income per diluted share of Common Stock increased to $0.77, up from $0.70 per diluted share of Common Stock in Fiscal 2016. Adjusted net income per diluted share of Common Stock was $0.80 in Fiscal 2017, up from $0.71 in Fiscal 2016.

For an understanding of how these measures relate to generally accepted accounting principles, please refer to the section entitled “Non-GAAP Measures” in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the fiscal year ended October 29, 2017.

During Fiscal 2017, we operated our compensation programs, including for our NEOs, in a manner consistent with our pay-for-performance philosophy. As discussed in greater detail below, in Fiscal 2017 we continued our compensation policies developed in prior years, and only took a limited number of significant actions, as follows:

•	As part of the Company’s long-standing succession plan, on June 6, 2017, Mr. Chambers announced that he would resign as the Company’s CEO, effective July 1, 2017. Mr. Chambers remained employed by the Company as its Executive Chairman of the Board, in accordance with the terms of his employment agreement with the Company, dated as of September 1, 2015, as amended, through December 31, 2017, at which time he retired from all positions with the Company. Also effective as of July 1, 2017, Mr. Riley was appointed by the Board as the Company’s CEO, in addition to his position as our President. In connection with his appointment as Chief Executive Officer, Mr. Riley and the Company entered into an amended and restated employment agreement. See “Executive Compensation — Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements.”
•	In Fiscal 2017, our Board approved the NCI Building Systems, Inc. Executive Stock Ownership Guidelines, pursuant to which certain of our executives, including our NEOs, and non-employee directors will be required to acquire and hold a certain level of our common stock based on a multiple of salary or cash retainer, as applicable. The stock ownership guidelines were adopted to further align the interests of our management team with those of our stockholders. See “Compensation Discussion & Analysis — Stock Ownership Guidelines”.
•	In addition, on November 16, 2017, our Board approved the Company’s Clawback Policy as well as policies prohibiting the pledging of Company securities or engaging in hedging transactions involving Company securities owned by our executive officers and non-employee directors. See “Compensation Discussion & Analysis — Compensation Philosophy and Objectives of NCI’s Compensation Program”.

At our 2017 Annual Meeting, more than 98% of the votes cast on the advisory “say-on-pay” resolution were voted in favor of the compensation of the NEOs for Fiscal 2017 as disclosed in our 2017 proxy statement. The Compensation Committee viewed the result of this advisory vote as strongly supportive of our pay-for-performance philosophy. The Compensation Committee took these views into account when considering our annual and long-term incentives described above. Our Compensation Committee continually evaluates NCI’s compensation practices so as to best align the interests of our senior executives and our stockholders and will continue to do so such that they remain aligned with our compensation objectives. Our Board, Compensation Committee and management team all value the opinions of our stockholders and are committed to considering their opinions in making these important decisions. In light of these results, for Fiscal 2018, the Compensation Committee did not make any significant changes to our executive compensation programs.

Compensation Philosophy and Objectives of NCI’s Compensation Program

Our executive compensation philosophy remains that executive pay should be linked to the performance of NCI and the individual executives. Our Compensation Committee has established the following objectives for our executive compensation programs:

•	attract, retain and motivate exceptional executives;
•	reward performance measured against established goals;
•	provide incentives for future performance; and
•	align executives’ long-term interests with the interests of our stockholders.

In order to reach these goals, we have designed our compensation programs to reward excellent short-term performance and to encourage executives’ commitment to NCI’s long-term, strategic business goals. NCI operates in an intensely competitive industry and has experienced challenges in recent years caused by industry cyclicality and seasonality, fluctuations in demand, poor economic conditions and volatility in the price of steel affecting the construction industry. Long-term incentives balance the emphasis on long-term versus short-term business objectives and reinforce that one should not be achieved at the expense of the other. We believe that long-term incentive compensation helps to further NCI’s compensation objectives, including the retention of high-performing, experienced executives whose interests are strongly aligned with the interests of stockholders. Further, a multi-year vesting period for grants of restricted stock or restricted stock units, stock options and performance share units helps to ensure that the value received by executives depends on the strong performance of NCI over time. We balance short- and long-term compensation through salary and performance bonuses, and the grant of restricted stock or restricted stock units, stock options, and performance share units, respectively. Our goal is to increase the proportion of long-term compensation as an executive’s responsibility within our company increases.

On November 16, 2017, our Board approved the NCI Building Systems, Inc. Executive Compensation Clawback Policy (“Clawback Policy”) to better align our compensation practices with our stockholders’ interests by providing a mechanism to recover incentive compensation that is based on inaccurate financial information. Our Clawback Policy, which covers all current and former executive officers (including the NEOs), allows for recovery of cash, equity or other incentive compensation in the event NCI is required to prepare a material financial restatement due to noncompliance with any financial reporting requirement under the U.S. securities laws, where such noncompliance is the result of misconduct. The Clawback Policy applies to all incentive compensation that is earned or vested after the date the policy was adopted (regardless of when granted) and which is determined in whole or in part based on application of performance measures. Upon a determination that the Clawback Policy will be applied, the Board may recover up to the excess of the amount of the compensation actually received by a covered officer over the amount that would have been received if the restatement had not occurred, for the three completed fiscal years preceding the fiscal year in which the Board determines the restatement is necessary. The Board, with input from the Compensation Committee and the Audit Committee, has sole discretion to determine whether and how to apply the Clawback Policy. In determining whether to recover compensation, the Board may take into account any and all factors that it determines to be appropriate and relevant under the circumstances, including the likelihood and costs of recovery, compliance with applicable law, the ability of the executive officer to repay such amount, the tax consequences of the original payment and/or the recoupment to the executive officer (including whether recoupment shall be on a pre-tax or post-tax basis), and any other potentially adverse consequences for the Company or the executive officer arising from seeking enforcement of the policy.

Also on November 16, 2017, our Board adopted policies prohibiting our executive officers and non-employee directors from engaging in transactions designed to hedge the economic risks associated with ownership of Company securities, and from pledging Company securities as collateral for loans. For purposes of these policies, securities held by CD&R, LLC and its affiliated investment funds shall not be considered to be owned or held by a non-employee director who is affiliated with CD&R, LLC.

Determination and Administration of Compensation Programs and Amounts

Decisions regarding executive compensation are based primarily on the assessment by the Compensation Committee of each Named Executive Officer’s leadership and operational performance and potential to enhance long-term value to NCI’s stockholders. In Fiscal 2014, Fiscal 2015, and Fiscal 2017 a compensation consultant, Frederic W. Cook & Co. (“FW Cook” or the “consultant”), was retained to assist the Compensation Committee in its comprehensive review of NCI’s executive compensation program. In Fiscal 2017, the same compensation consultant continued to advise the Compensation Committee regarding compensation packages for new hires and promotions and other governance related matters, as well as our director compensation arrangements (see “Executive Compensation — Compensation of Directors”). The Compensation Committee also relies on its judgment, prior experience, and the judgment of our CEO, Mr. Riley, about each individual Named Executive Officer in determining the amount and combination of compensation elements and whether each payment or award appropriately encourages and rewards performance. Key factors considered by the Compensation Committee in this regard include:

•	actual performance compared to the financial, operational and strategic goals established for NCI and the Named Executive Officer’s reporting unit at the beginning of the year;
•	the nature, scope and level of the Named Executive Officer’s responsibilities;
•	individual contribution to NCI’s financial results, particularly with respect to key measures such as cash flow, revenue, earnings and ROA;
•	effectiveness in leading our initiatives to enhance quality and value provided to customers; and
•	individual contribution to a culture of honesty, integrity and compliance with our Code of Business Conduct and Ethics and applicable laws.

The Compensation Committee also considered each Named Executive Officer’s current salary and prior-year bonus, if any, the appropriate balance between incentives for long-term and short-term performance, and internal “pay equity” — in other words, the relative differences among the compensation of the executive officers.

Role of Management and Independent Advisors

The Compensation Committee meets regularly in separate executive sessions without management personnel present and also requests periodically that our officers or employees attend meetings. During Fiscal 2017, Mr. Chambers, Mr Riley and other senior executives attended certain Compensation Committee meetings at the committee’s request to advise the committee regarding our performance and to recommend proposed modifications to our compensation and benefits. Our management, under the leadership of our CEO, plays an important role in establishing and maintaining our Named Executive Officer compensation programs. Management’s role includes recommending plans and programs to the Compensation Committee, implementing the Compensation Committee’s decisions regarding the plans and programs and assisting and administering plans in support of the Compensation Committee. The Compensation Committee also relied to a certain extent on Mr. Chambers’ and Mr. Riley’s evaluations of other Named Executive Officers whose day-to-day performance was not as visible to the committee as it was to Mr. Chambers and Mr. Riley.

The Compensation Committee’s charter provides that it may retain advisors, including compensation consultants, in its sole discretion. During Fiscal 2017, the Compensation Committee continued to use the services of FW Cook to assist with compensation arrangements when hiring and promoting executives, to provide recommendations for the development of the stock ownership guidelines approved by our Board on November 30, 2016 and amended on August 8, 2017 to advise on and assist us in complying with our regulatory obligations. In engaging FW Cook, the Compensation Committee determined that FW Cook did not have any economic interest or other relationship that would create a conflict with its services to the Compensation Committee.

In assessing compensation elements and making compensation decisions for our executive officers, our Compensation Committee has from time to time considered the executive compensation practices of a peer group of companies of similar size to the Company in related industries. The peer group was established in Fiscal 2015 and updated in Fiscal 2017 with assistance from FW Cook. The Fiscal 2017 peer group consists of the following companies:

• Advanced Drainage Systems, Inc.	• Griffon Corporation	• Schnitzer Steel Industries, Inc.
• Apogee Enterprises, Inc.	• Interface, Inc.	• Universal Forest Products, Inc.
• Armstrong World Industries, Inc.	• Masonite International Corporation	• U.S. Concrete, Inc.
• Atkore International Group Inc.	• Nortek, Inc.	• USG Corporation
• Beacon Roofing Supply, Inc.	• Ply Gem Holdings, Inc.	• Valmont Industries, Inc.
• Gibraltar Industries, Inc.	• Quanex Building Products Corporation	• Worthington Industries, Inc.

Based on (1) the consultant’s Fiscal 2017 report, (2) discussions with and recommendations by Mr. Chambers and Mr. Riley in Fiscal 2017 and (3) our pay-for-performance policies, the Compensation Committee determined to continue the long-term incentive program for Fiscal 2017 in substantially the same form as Fiscal 2016. See “Compensation Discussion & Analysis — Long-Term Incentive Compensation — Long-Term Incentive Awards Granted in Fiscal 2017 to NEOs” and “Compensation Discussion & Analysis — Annual Bonus — Fiscal 2017.” The Company expects to continue its Fiscal 2017 compensation practice and policies in Fiscal 2018, however, performance share units granted to our NEOs in FY 2018 will vest in part based on the achievement of performance goals measured over a period of two fiscal years, and in part based on the achievement of performance goals measured over a period of three fiscal years. See “Compensation Discussion & Analysis — Long-Term Incentive Compensation — Long-Term Incentive Awards Granted in Fiscal 2018 to NEOs.”

Elements of Executive Compensation

The principal elements of compensation provided to our Named Executive Officers consist of a base salary supplemented with the opportunity to earn a bonus under NCI’s annual cash bonus program (the “Bonus Program”) and long-term incentive compensation in the form of restricted stock units and performance share units under the Incentive Plan. In the past, NCI has granted certain NEOs stock options and restricted stock, but has ceased the practice since the last grant of stock options in Fiscal 2012 and the last grant of restricted stock in Fiscal 2015.

We also maintain retirement plans for certain of our employees, including a deferred compensation plan (a “Deferred Compensation Plan” or “DCP”) under which our Named Executive Officers can elect to defer a portion of their base salary and bonus. In addition, we provide limited perquisites that enhance our ability to be competitive in attracting and retaining talented executive officers and allow executive officers more time to focus on business objectives.

Base Salary

The Compensation Committee annually reviews base salaries and makes adjustments in light of competitive data regarding compensation from other companies as well as a Named Executive Officer’s responsibilities, experience and performance levels relative to other executives and the potential for making significant contributions in the future, to ensure that salary levels remain appropriate and competitive. Because the rate of any increase in base salary levels helps to provide incentives for continuous improvement in individual performance, we view individual factors as more significant than overall company performance in a particular year when determining base salary levels. Base salary also provides the foundation for calculating other benefits such as annual cash bonus and discretionary and restoration matching under the Deferred Compensation Plan and 401(k) plan so the executive’s individual performance has a significant impact on both salary and the benefits derived from salary. The base salaries of our NEOs did not change during Fiscal 2017 since the end of the prior fiscal year, with the exception of Mr. Riley, whose base salary increased from $525,000 to $750,000 in connection with his transition to the role of CEO, and Ms. Theroux, whose base salary increased from $359,000 to $400,000 effective July 1, 2017. See “Executive Compensation — Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements.” Following the end of Fiscal 2017, Mr. Johnson’s base salary was increased from $436,000 to $458,000, Mr. Kuzdal’s base salary was increased from $400,000 to $416,000, and Mr. Moore’s base salary was increased from $359,000 to $377,000.

Annual Bonus

Short-term annual cash incentive compensation is provided through our Bonus Program, under which annual cash bonuses may be paid to executives to reward their contributions to our business during the year. In Fiscal 2014, our stockholders approved our Senior Executive Bonus Plan, which continues to remain in effect. The Senior Executive Bonus Plan provides that the maximum aggregate bonus payable to any NEO cannot exceed 3% of the Company’s Adjusted EBITDA for the applicable performance period. Shareholder approval of the plan maximum is intended to cause the Senior Executive Bonus Plan to meet requirements of Section 162(m) of the Internal Revenue Code as in effect during Fiscal 2017 and which, if not met, might result in a loss of tax deductibility of annual bonus amounts. Structuring the plan maximum in this way also permits us to establish performance goals that might not otherwise comply with Section 162(m), and, accordingly, this plan maximum can be, and is routinely expected to be, reduced by our Compensation Committee so that the amount of the annual bonus paid to each NEO under the Senior Executive Bonus Plan is consistent with the performance objectives that we establish for any particular fiscal year under our Bonus Program. Thus, our Bonus Program for our Named Executive Officers, as it is currently in effect and as it may be modified by the Compensation Committee from time to time, is intended to fit within the framework of negative discretion under the Senior Executive Bonus Plan and thereby to provide our Compensation Committee with the maximum flexibility in designing our Bonus Program while at the same time preserving the full deductibility of bonuses paid under the Bonus Program.

As in Fiscal 2016, Adjusted EBITDA was the sole performance criteria on which annual bonuses were based for Fiscal 2017. Our Compensation Committee believes that Adjusted EBITDA is the most important driver of value and that having solely an Adjusted EBITDA performance criterion creates a strong link between individual contribution and Company performance.

In Fiscal 2017, each NEO was assigned a target annual bonus equal to a percentage of his or her base salary, as set forth in the table below. As under the prior Bonus Program, Mr. Chambers’ target annual bonus was equal to 100% of his base salary, and, for the other Named Executive Officers, the target annual bonus is equal to 75% of base salary with the exception of Mr. Riley. Mr. Riley’s target bonus was changed in Fiscal 2017 from 80% of his base salary to 100% of his base salary. See “Executive Compensation — Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements.”

Named Executive Officer	Fiscal 2017 Base Salary	Target Fiscal 2017 Bonus
Norman C. Chambers	$825,000	825,000
Donald R. Riley	$750,000	750,000
Mark E. Johnson	$436,000	327,000
Todd R. Moore	$359,000	269,250
John L. Kuzdal	$400,000	300,000
Katy K. Theroux	$400,000	300,000

Under the Fiscal 2017 Bonus Program, in order for any bonuses to be paid, Adjusted EBITDA must equal or exceed 75% of the performance goal set by our Compensation Committee. For performance above this 75% threshold, payments under the Bonus Program are made as follows:

•	If Adjusted EBITDA equals 75% of the performance goal, 35% of the target annual bonus will be paid to each NEO.
•	If Adjusted EBITDA equals 100% of the performance goal, 100% of the target annual bonus will be paid to each NEO.
•	If Adjusted EBITDA equals 125% of the performance goal, 200% of the target annual bonus will be paid to each NEO (which 200% amount is also the maximum bonus level that may be paid under the Bonus Program).

Adjusted EBITDA performance between these three levels is determined by linear interpolation. Total annual bonuses for all employees, including non-management employees, may not exceed 15% of NCI’s adjusted pre-tax profit for Fiscal 2017, calculated in accordance with the Bonus Program, before accrual for bonuses and before share-based compensation expense under the Incentive Plan, and may also not exceed the maximum amounts payable under the Senior Executive Bonus Plan.

For Fiscal 2017, NCI achieved Adjusted EBITDA of $168 million against target Adjusted EBITDA of $192 million. This achievement level corresponded to a bonus payout at 66.7% of target bonus levels. The Compensation Committee did not exercise any discretion to increase or decrease these payout levels, resulting in the bonuses shown in the following table:

Named Executive Officer	Fiscal 2017 Bonus Earned	Total Bonus as a Percentage of Salary Base
Norman C. Chambers	$550,902	67%
Donald R. Riley	$434,044	58%
Mark E. Johnson	$218,358	50%
Todd R. Moore	$179,794	50%
John L. Kuzdal	$200,328	50%
Katy K. Theroux	$186,639	47%

We expect the Fiscal 2018 Bonus Program to be substantially similar to the Fiscal 2017 Bonus Program, including being based solely on Adjusted EBITDA.

Long-Term Incentive Compensation

Generally

Our long-term incentive compensation is provided under the Incentive Plan, a stockholder-approved equity-based compensation plan that allows NCI to grant a variety of awards, including stock options,

restricted stock, restricted stock units, stock appreciation rights, performance share awards, phantom stock awards and performance-based and other cash awards. Long-term incentive grants have typically been made in December of each year.

We believe that equity awards to our Named Executive Officers must be sufficient in size to provide a strong, long-term performance and retention incentive for executives and to increase their vested interest in NCI. The value of the equity awards granted to Named Executive Officers is based on individual performance assessments of each of the Named Executive Officers as well as other members of executive management.

Long-Term Incentive Awards Granted in Fiscal 2017 to NEOs

In December 2016, our Compensation Committee made its annual grant of long-term incentives to our NEOs, referred to below as the “FY 2017 Awards.” Of the total value granted to an NEO, 40% of the value of the award consisted of restricted stock units and 60% of the value of the award consisted of performance share units. The restricted stock units are time-vesting based on continued employment, with one-third of the award vesting on the first December 15th (or the first business day thereafter) following the end of the Company’s 2018, 2019 and 2020 fiscal years. The performance share units will vest based on the achievement of performance goals on December 15, 2019 (or the first business day thereafter) based on satisfaction of performance goals through the end of Fiscal 2018 and subject to continued employment. Upon a change in control, the awards will be assumed or replaced by economically equivalent alternative awards of the successor to NCI in the change in control, and, further, that these awards are intended to fully vest only to the extent that they are not assumed or replaced with alternative awards (see “Executive Compensation — Potential Payments upon Termination or Change in Control — Double Trigger Equity Vesting Upon a Change in Control”).

The number of shares that may be received on vesting of the performance share units will depend upon the satisfaction of the performance goals, up to a maximum number of shares equal to 200% of the target number of performance share units.

The performance goals for FY 2017 Awards consist of cumulative free cash flow (weighted 40%), cumulative earnings per share (weighted 40%) and total shareholder return (weighted 20%), in each case during the performance period. Pro rata vesting of the FY 2017 Awards based on actual performance would occur if the NEO’s employment terminates during the performance period without cause or with good reason, or by reason of the NEO’s death or permanent disability, and vesting at maximum levels would occur upon a change in control of the Company.

The number of FY 2017 Awards granted to each NEO is set forth in the following table:

Named Executive Officer	Number of Restricted Stock Units Granted	Number of Performance Share Units Granted
Norman C. Chambers	65,150	97,724
Donald R. Riley	43,902	31,272
Mark E. Johnson	26,060	39,090
Todd R. Moore	12,379	18,568
John L. Kuzdal	14,333	21,500
Katy K. Theroux	16,413	15,636

In addition, in December 2016, the Compensation Committee granted a number of one-time awards to the following NEOs in the following amounts, which are reflected in the aggregate figures in the table above: (1) Donald Riley (3,909 restricted stock units; 5,864 performance share units), (2) Mark Johnson (3,909 restricted stock units; 5,864 performance share units), (3) Todd Moore (2,606 restricted stock units; 3,909 performance share units), (4) John Kuzdal (2,606 restricted stock units; 3,909 performance share units) and (5) Katy Theroux (2,606 restricted stock units; 3,909 performance share units). In July 2017, the Compensation Committee granted one-time awards to Donald Riley, in connection with his promotion to President and Chief Executive Officer (23,054 restricted stock units), and to Katy Theroux, in connection with her promotion to Executive Vice President, Corporate Marketing and Chief Human Resources Officer (5,989 restricted stock units).

Long-Term Incentive Awards Granted in Fiscal 2018 to NEOs

In December 2017, our Compensation Committee made its annual grant of long-term incentives to our NEOs, referred to below as the “FY 2018 Awards.” The terms of the FY 2018 Awards are substantially consistent with the FY 2017 Awards described above, however, the performance share units granted in FY 2018 will vest in part based on the achievement of performance goals measured over a period of two consecutive fiscal years, ending with the 2019 fiscal year, and in part based on the achievement of performance goals measured over a period of three consecutive fiscal years, ending with the 2020 fiscal year, in each case subject to continued employment. The number of FY 2018 Awards granted to each NEO is set forth in the following table:

Named Executive Officer	Number of Restricted Stock Units Granted	Number of Performance Share Units Granted
Norman C. Chambers	19,837	—
Donald R. Riley	49,593	74,389
Mark E. Johnson	21,077	31,616
Todd R. Moore	11,159	16,738
John L. Kuzdal	11,159	16,738
Katy K. Theroux	11,159	16,738

Retirement Benefits

The Named Executive Officers are eligible to participate in our tax-qualified 401(k) plan. In addition, we believe that benefit programs that address the unique circumstances of executives in light of limitations imposed on benefits payable from qualified welfare, profit-sharing and retirement plans are critical in attracting and retaining quality executives. Therefore, we have adopted a Deferred Compensation Plan that allows our Named Executive Officers and other key employees to defer a portion of their annual salary and annual cash bonus, and allows our non-employee directors to defer a portion of their annual and meeting attendance fees, subject to certain specified maximum deferral amounts. The DCP also provides discretionary matching contributions in certain circumstances. For Fiscal 2017 and similar to previous years, we determined to make discretionary matching contributions only if the Company achieved ROA of 25%. If the target ROA was achieved, we would match the amount of an executive officer’s salary and bonus that he or she has voluntarily deferred under the DCP, up to a maximum of 12.5% of his or her salary and bonus. Because our ROA was less than 25%, no discretionary matching contribution was made for Fiscal 2017. For Fiscal 2018, discretionary matching contributions will be made only if the Company achieves ROA of 25%. Amounts deferred under the DCP are deemed invested in one or more phantom investment funds and additional amounts are credited to participants’ accounts based on the hypothetical earnings of such investments. In November 2009, the Compensation Committee approved the addition of NCI Common Stock as an investment option for certain of our executive officers, and, effective as of January 2016, the Company amended the DCP to require that amounts deferred into the NCI Common Stock fund remain invested in the NCI Common Stock fund until distribution. See “Executive Compensation — Nonqualified Deferred Compensation” for additional details regarding the terms of the DCP.

Other Compensation

Termination and Change in Control Agreements

Certain compensation arrangements of NCI include provisions providing special payments or benefits upon specified termination events or upon the occurrence of a change in control of NCI. However, these arrangements do not include “gross-ups” for golden parachute excise taxes or other taxes. We believe that these termination and change in control benefits provide our Named Executive Officers an incentive to act in the stockholders’ best interests during a takeover despite the risk of losing their jobs or a significant change in the nature of their benefits and responsibilities. We also believe that, in some cases, our termination and change in control benefits are necessary to attract and retain certain executives. For a description of the terms of the employment agreements, consulting agreement and equity awards, see “Executive Compensation — Potential Payments upon Termination or Change in Control.”

Consistent with the Company’s longstanding succession plan, Mr. Chambers’ employment with the Company and service to the Board terminated on December 31, 2017. With the agreement of the Board, this termination was treated as a termination by the Company without “cause”. As a result, pursuant to the terms of his employment agreement with the Company entered into on September 1, 2015, Mr. Chambers received severance pay of $825,000 (equal to one year of his then-current base salary), and will be entitled to a pro rata bonus for the portion of Fiscal 2018 preceding his retirement, to be paid when bonuses are paid to other employees with respect to Fiscal 2017, and 18 months of benefit continuation beginning on January 1, 2018. In addition, all of Mr. Chambers’ unvested restricted stock and restricted stock units became fully vested as of the date of his employment termination (other than unvested restricted stock units granted to him in Fiscal 2015, which will continue to vest on a daily basis until February 23, 2018). Mr. Chambers’ performance share units will become vested, following the applicable performance and based on the actual satisfaction of the performance criteria, as though he had remained employed until December 31, 2020.

In addition to the agreement with Mr. Chambers, the Company has entered into employment agreements with each of its other NEOs. Except for the agreement with Mr. Riley, the term of the employment agreements runs for a period of two years, subject to automatic one-year extensions thereafter, unless either party gives notice of non-renewal. The initial term of Mr. Riley’s agreement will expire on June 30, 2020, subject to one-year extensions thereafter, unless either party gives a one year notice of non-renewal. The employment agreements provide for severance payments and termination benefits upon a future termination of an NEO’s employment in a qualifying termination, both prior to and following a change in control of the Company. Where a qualifying termination occurs other than in connection with a change in control of the Company, the employment agreements provide for (1) payment of one times (two times, in the case of Mr. Riley) the executive’s then-current base salary, payable in equal installments on regular payroll dates over the course of the one year period immediately following the date of termination, (2) a pro-rated annual bonus based on actual performance in the year of termination and (3) twelve months of continued COBRA coverage (in the case of Mr. Riley, a lump sum cash payment equal to 18 months of the premium cost of family medical coverage at the active-employee rate). In the case of Mr. Riley, where a qualifying termination occurs in connection with a change in control of the Company, the employment agreement provides for a payment equal to the sum of two times his base salary plus three times his target annual bonus. For the other NEOs, where a qualifying termination occurs in connection with a change in control of the Company, the employment agreements provide for (1) the same cash severance payment as is payable upon a qualifying termination prior to a change in control (except that, to the maximum extent practicable, such payment is to be made in a lump sum), (2) an additional lump-sum cash severance payment in an amount equal to the sum of (x) one times the executive’s then-current base salary and (y) two times the executive’s target annual bonus for the fiscal year in which the termination occurs, (3) a pro-rated annual bonus payment based on actual performance in the year of termination and (4) an additional six months of continued COBRA coverage.

For purposes of the employment agreements, “change in control” means (A) any person who becomes the beneficial owner of 25% or more of the combined voting power of NCI, (B) as a result of, or in connection with, a tender or exchange offer, merger or other business combination, persons who were directors immediately before the transaction cease to constitute the majority of NCI’s Board of Directors, (C) NCI is merged or consolidated with another company or transfers substantially all of its assets to another company and, as a result, either (i) less than 50% of the outstanding voting securities of the resulting company are owned in the aggregate by former NCI stockholders or (ii) 50% or more of the outstanding voting securities of the resulting company continue to be owned in the aggregate by former NCI stockholders but other than in substantially the same relative proportions as immediately prior to the transaction, or (D) a tender or exchange offer is made for 25% or more of the combined voting power of NCI. To the extent payments under the employment agreements to our Named Executive Officer constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code, the payments to be received by the officer may be reduced to the extent a reduction in the payment amount would put the officer in a better after-tax position than he would be in if the excise tax under Section 4999 were imposed on such payments.

In addition to these agreements, outstanding shares of restricted stock, restricted stock units, options and performance share units granted to the Named Executive Officers may vest in certain circumstances upon the occurrence of a change in control or in connection with certain termination events (see “Executive Compensation — Potential Payments upon Termination or Change in Control — Equity Incentive Awards”).

Perquisites and Personal Benefits

We offer only de minimis perquisites or personal benefits.

Gross-Ups

With the exception of limited, one-time tax indemnification in connection with the incurrence of relocation expenses under our relocation policy, NCI does not provide for any tax assistance or “gross-ups” for any of its executives.

CEO Compensation

The Compensation Committee is directly responsible for determining the salary level of the CEO and all awards and grants to the CEO under the Bonus Program, Incentive Plan and the DCP. In Fiscal 2017, 65% of the compensation of our CEO, Mr. Riley, was “at-risk,” meaning it was comprised of long- and short-term incentive equity awards and our Bonus Program, none of which are guaranteed to be paid. The CEO’s overall compensation package has also been set at a level that we believe provides appropriate differentiation between CEO compensation and the compensation of other executive officers hired from time to time. Information on Fiscal 2017 compensation for our CEO, Mr. Riley, and our former CEO, Mr. Chambers, is set forth in the compensation tables following this CD&A.

In connection with his appointment as Chief Executive Officer in Fiscal 2017, Mr. Riley entered into an amended and restated employment agreement. See “Executive Compensation — Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements.”

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a public company may deduct each year for compensation paid to certain executive officers. As in effect during Fiscal 2017, deduction limitations applied to the company’s chief executive officer and three other most highly compensated executive officers (other than the chief financial officer) employed as of the end of the year. During Fiscal 2017, this limitation did not apply to compensation that is paid only if the executive’s performance meets pre-established objective goals based on performance criteria approved by our stockholders. We have taken action, where possible and considered appropriate, which we believe should preserve the deductibility of compensation paid to NCI’s CEO and three other highest paid executives other than the CFO for periods where such exceptions to the deduction limitations under 162(m) of the Code were available. In Fiscal 2014, our stockholders overwhelmingly approved the Senior Executive Bonus Plan effective for Fiscal 2014 and subsequent fiscal years, which is intended to continue to allow us to deduct annual bonus amounts pursuant to the “performance based compensation” exception under Section 162(m) of the Code. Subsequent to the end of Fiscal 2017 and as further described in Proposal 2 above, federal legislation referred to as the Tax Cuts and Jobs Act expanded the $1.0 million deduction limitation to a larger group of employees, including a company’s chief financial officer, and eliminated the “performance based compensation” exception to the Section 162(m) deduction limitations beginning with the next tax year that commences after December 31, 2017 (in NCI’s case, beginning with our 2019 fiscal year). Accordingly, we may choose to award compensation that might not be fully tax deductible if we determined that such compensation is nonetheless in the best interests of NCI and its stockholders. While NCI seeks to take advantage of favorable tax treatment for executive compensation where appropriate, we believe that the primary drivers for determining the amount and form of executive compensation must be the retention and motivation of superior executive talent.

We will continue to review NCI’s executive compensation practices and will seek to preserve tax deductions for executive compensation to the extent consistent with our objective of providing compensation arrangements necessary and appropriate to foster achievement of NCI’s business goals.

Stock Ownership Guidelines

On November 30, 2016, our Board approved the NCI Building Systems, Inc. Executive Stock Ownership Guidelines, which were further amended on August 8, 2017. Pursuant to the stock ownership guidelines, certain of our executives, including our NEOs, and non-employee directors will be required to acquire and hold a certain level of our common stock based on a multiple of salary or cash retainer, as applicable. The stock ownership guidelines developed with the assistance of FW Cook and were adopted to further align the interests of our senior management team with those of our stockholders.

Under the stock ownership guidelines, each of our NEOs are required to acquire and hold a number of shares of our common stock having a value equal to a multiple of his or her annual salary as set forth in the table below (prior to assuming the role of CEO, Mr. Riley had been required to acquire and hold shares common stock having a value equal to two times his annual salary). The number of shares required to be held by each NEO will be calculated based on his or her annual salary as of the Annual Meeting of the Stockholders, which in 2018 will be February 28, and the average of our month-end closing stock prices throughout the previous fiscal year.

Named Executive Officer	Multiple of Salary
Norman C. Chambers	5x
Donald R. Riley	5x
Mark E. Johnson	2x
Todd R. Moore	1x
John L. Kuzdal	1x
Katy K. Theroux	1x

Non-employee directors are required to acquire and hold a number of shares of our common stock having a value equal to five times (5x) their annual retainer fee, as set forth in the table found in the “Executive Compensation — Compensation of Directors” section below.

Under the stock ownership guidelines, the required holdings do not have to be met within a specified period of time. However, until the required number of shares is attained, upon (i) the exercise of stock options, (ii) the settlement of performance shares and (iii) the vesting of restricted shares, our NEOs must retain the number of shares received upon the occurrence of these events having a value equal to 50% of the after-tax profit realized upon the occurrence of these events. Once the required number of shares is attained, compensation increases and changes in stock price will no longer have an effect on holding requirements and retention guidelines. As long as the executive continues to hold the required number of shares, he or she will be in compliance with the stock ownership guidelines. Finally, under the stock ownership guidelines, any sale of shares by covered executives and directors, including our NEOs, must be reviewed by our legal department to ensure continued compliance with the guidelines.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During Fiscal 2017, no member of the Compensation Committee served as an executive officer of the Company, and, except as described in “Transactions with Related Persons” below, no such person had any relationship with the Company requiring disclosure herein. During Fiscal 2017, there were no Compensation Committee interlocks with other companies.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the above CD&A with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.

KATHLEEN J. AFFELDT (Chair)
GEORGE L. BALL
GEORGE MARTINEZ
JOHN J. HOLLAND
NATHAN K. SLEEPER
JAMES S. METCALF

EXECUTIVE COMPENSATION

Fiscal Year 2017 Summary Compensation Table

The following table shows information regarding the total compensation paid to the Named Executive Officers for each of our last three completed fiscal years. The compensation reflected for each individual was for their services provided in all capacities to us.

Name & Principal Position	Year	Salary ($)(a)	Bonus ($)(b)	Stock Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)(d)	All Other Compensation ($)(e)	Total ($)
Norman C. Chambers former Chief Executive Officer(f)	2017	825,000	—	2,557,122	550,902	63,747	3,996,771
	2016	825,000	—	2,893,601	1,108,626	41,798	4,869,025
	2015	825,000	—	3,162,584	500,775	32,911	4,521,270
Donald R. Riley President and Chief Executive Officer	2017	594,231	250,000	1,203,286	434,044	30,253	2,511,814
	2016	517,385	—	1,151,553	550,534	79,804	2,299,276
	2015	433,846	482,272	963,811	218,520	55,512	2,153,961
Mark E. Johnson Executive Vice President, Chief Financial Officer and Treasurer	2017	436,000	—	1,022,855	218,358	40,191	1,717,404
	2016	434,139	—	1,099,578	439,419	21,593	1,994,729
	2015	425,000	—	737,294	193,481	18,181	1,373,956
Todd R. Moore Executive Vice President, General Counsel and Corporate Secretary	2017	359,000	—	485,868	179,794	12,137	1,036,799
	2016	357,477	—	549,803	361,815	3,158	1,272,253
	2015	350,000	—	325,281	159,338	258	834,877
John L. Kuzdal President of Group Manufacturing Segment(g)	2017	400,000	—	562,578	200,328	18,231	1,181,137
	2016	393,231	—	892,608	403,137	20,946	1,709,922
Katy K. Theroux Executive Vice President, Corporate Marketing and Chief Human Resources Officer(g)	2017	372,404	—	509,158	186,639	8,108	1,076,309
	2016	357,477	—	494,487	361,815	3,158	1,216,937
	2015	350,000	—	260,214	159,338	287,096	1,056,648

(a)	The amounts reported in the “Salary” column are calculated by taking into account the NEOs’ increases in base salary in Fiscal 2017 ($225,000 for Mr. Riley and $41,000 for Ms. Theroux), Fiscal 2016 and Fiscal 2015. See “Compensation Discussion & Analysis — Base Salary” above.
(b)	The amount reported in the “Bonus” column for Mr. Riley reflects (1) a one-time $250,000 cash promotion bonus for Fiscal 2017 in connection with his appointment as CEO, to be repaid to the Company if Mr. Riley (a) is terminated by us for “cause” or resigns without “good reason” prior to August 1, 2018 or (b) gives formal notice he does not intend to relocate to the Houston area, or otherwise fails to relocate to the Houston area, by August 31, 2018 and (2) a one-time employment signing bonus for Fiscal 2015.
(c)	The amounts reported in the “Stock Awards” column reflects the aggregate grant date fair value of the awards granted under our Incentive Plan in the relevant fiscal years, computed in accordance with FASB ASC Topic 718. See Note 7 of the consolidated financial statements in NCI’s Annual Report on Form 10-K for the fiscal year ended October 29, 2017 for additional detail regarding assumptions underlying the valuation of equity awards. See “Compensation Discussion & Analysis — Long-Term Incentive Compensation.”
(d)	The amounts in this column reflect the amounts earned for the relevant fiscal years under the Company’s Bonus Program. See “Compensation Discussion & Analysis — Annual Bonus.”

(e)	The “All Other Compensation” column includes NCI 401(k) matching contributions and DCP contributions with respect to the named executive officers described below, the taxable value of a life insurance benefit, a transportation allowance for Messrs. Chambers, Johnson, Moore and Kuzdal.

In Fiscal 2017, NCI 401(k) matching contributions were made with respect to each of our Named Executive Officers, and DCP matching contributions were made with respect to Messrs. Chambers, Johnson and Riley.

The DCP matching contribution made in Fiscal 2017 of $50,059, $18,307 and $15,597 were paid with respect to Messrs. Chambers, Johnson and Riley.

(f)	Mr. Chambers served as Chairman of the Board and Chief Executive Officer until his resignation as Chief Executive Officer effective July 1, 2017 at which time he assumed the role of Executive Chairman until his retirement effective December 31, 2017.
(g)	Mr. Kuzdal was not a Named Executive Officer in Fiscal 2015. Ms. Theroux was not a Named Executive Officer in Fiscal 2016.

Fiscal Year 2017 Grants of Plan-Based Awards Table

The following table sets forth information concerning grants of plan-based awards to each of the Named Executive Officers under the Bonus Program and the Incentive Plan during Fiscal 2017.

Name	Grant Date	Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(c)
			Threshold ($)(b)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Chambers	12/15/2016	Bonus Program	288,750	825,000	1,650,000	—	—	—	—	—
	12/15/2016	RSA and PSU	—	—	—	—	97,724	195,448	65,150	2,557,122
Mr. Riley	12/15/2016	Bonus Program	262,250	750,000	1,500,000	—	—	—	—	—
	12/15/2016	RSA and PSU	—	—	—	—	31,272	62,544	43,902	1,203,286
	07/01/2017	RSA	—	—	—	—	—	—	23,054	385,002
Mr. Johnson	12/15/2016	Bonus Program	114,450	327,000	654,000	—	—	—	—	—
	12/15/2016	RSA and PSU	—	—	—	—	39,090	78,180	26,060	1,022,855
Mr. Moore	12/15/2016	Bonus Program	94,238	269,250	538,500	—	—	—	—	—
	12/15/2016	RSA and PSU	—	—	—	—	18,568	37,136	12,379	485,868
Mr. Kuzdal	12/15/2016	Bonus Program	105,000	300,000	600,000	—	—	—	—	—
	12/15/2016	RSA and PSU	—	—	—	—	21,500	43,000	14,333	562,518
Ms. Theroux	12/15/2016	Bonus Program	105,000	300,000	600,000	—	—	—	—	—
	12/15/2016	RSA and PSU	—	—	—	—	15,636	31,272	16,413	509,158
	07/01/2017	RSA	—	—	—	—	—	—	5,989	100,016

(a)	Represents target and maximum amounts potentially payable under NCI’s Bonus Program for Fiscal 2017. See “Compensation Discussion & Analysis — Annual Bonus — Fiscal 2017.”

(b)	Payouts under the Fiscal 2017 Bonus Program were determined based on Adjusted EBITDA, and no payment would have been made if Adjusted EBITDA did not exceed $144,000,000 in Fiscal 2017. See “Compensation Discussion & Analysis — Annual Bonus.” Actual payments made under the Fiscal 2017 Bonus Program are reported in the Summary Compensation Table.
(c)	Except for FY 2017 Awards based on total shareholder return that have a fair value of $16.03 per share, the grant date fair value of plan-based awards granted to each of our NEOs is based on a price per share of $15.70, which was our closing stock price on December 15, 2016, and the assumption that the FY 2017 Awards will vest at target levels.

Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

Donald Riley.  Effective July 1, 2017, Mr. Chambers resigned as the Company’s CEO. Mr. Riley, NCI’s President since January 2016, and President of NCI’s Group Business Segment from December 2014 to January 2016, was appointed the Company’s CEO by the Board, effective upon Mr. Chambers’ resignation as the Company’s CEO on July 1, 2017. Mr. Riley assumed the role of our Chief Executive Officer in addition to his position as our President. Mr. Chambers remained employed by the Company as its Executive Chairman of the Board, in accordance with the terms of the employment agreement, dated as of September 1, 2015, as amended, until December 31, 2017, at which time he retired from all positions with the Company.

In connection with his appointment as CEO, Mr. Riley and the Company entered into an amended and restated employment agreement, dated as of July 1, 2017, which was filed by the Company as an exhibit to its Quarterly Report on Form 10-Q with respect to the period ended July 30, 2017. The material terms of the amended agreement are as follows:

•	The initial term of Mr. Riley’s agreement will expire on June 30, 2020, subject to one-year extensions thereafter, unless either party gives a one year notice of non-renewal.
•	Mr. Riley’s annual base salary increased from $525,000 to $750,000, and his target annual bonus opportunity will be at least 100% of his base salary each year, subject to achievement of performance metrics to be set by the Compensation Committee.
•	Mr. Riley’s severance entitlement upon a qualifying termination (i.e. a termination by us without “cause” or a resignation by Mr. Riley with “good reason”) that occurs other than in connection with a change in control of the Company (a “non-cic termination”), has been increased from one times his base salary to two times the sum of his base salary plus his average bonus paid in respect of the three fiscal years most recently completed prior to his qualifying termination.
•	Mr. Riley’s severance entitlement upon a qualifying termination that occurs in connection with a change in control of the Company (i.e., during a specified period prior to, on or during the 24 months after, a change in control) (a “cic termination”) has been increased from (a) two times the sum of his base salary plus his target annual bonus to (b) the sum of two times his base salary plus three times his target annual bonus.
•	Mr. Riley’s severance entitlements upon any qualifying termination also (1) continue to include a prorated bonus for the year of his termination and (2), in lieu of the 12 months (in the case of a non-cic termination) or 18 months (in the case of a cic termination) of continued medical and dental insurance coverage provided under his prior employment agreement, include for a lump sum cash payment equal to 18 months of the premium cost of family medical coverage at the active-employee rate.
•	On July 1, 2017, Mr. Riley was granted a one-time promotion restricted stock unit award, having a grant date fair value equal to $385,000. This grant will vest ratably over three years and otherwise be granted subject to terms consistent with the Company’s annual restricted stock unit grants for senior executives.

•	Mr. Riley received a $250,000 cash promotion bonus, to be repaid to the Company if Mr. Riley (a) is terminated by us for “cause” or resigns without “good reason” prior to August 1, 2018 or (b) gives formal notice he does not intend to relocate to the Houston area, or otherwise fails to relocate to the Houston area, by August 31, 2018.
•	On December 15, 2017, Mr. Riley was granted restricted share units and performance share units, under such terms as the Compensation Committee of the Board determines for senior executives in connection with their annual grants, having a grant date fair value equal to $2,000,000.
•	Mr. Riley was eligible to receive annual financial planning services of up to $15,000, payment of attorneys’ fees incurred in negotiating his amended and restated employment agreement (up to a cap of $20,000) and temporary housing benefits under the Company’s relocation policy through December 31, 2017 (subject to earlier termination upon certain events).
•	The duration of Mr. Riley’s post-termination of employment restrictive covenants in the employment agreement increased from one year to two years.

Norman Chambers.  On September 1, 2015, we entered into an employment agreement with Mr. Chambers, pursuant to which, effective as of July 1, 2017, the date of Mr. Riley’s appointment as CEO, Mr. Chambers resigned from the CEO position, and remained Executive Chairman of the Board until December 31, 2017, at which time he retired from all positions with the Company. Mr. Chambers continued to receive compensation and employee benefits at his previous levels, including a base salary of $825,000 and a target annual bonus of 100% of his base salary through September 29, 2017. After September 29, 2017 and continuing through the Retirement Date, Mr. Chambers received the same base salary of $825,000.

Other NEOs.  The Company has also entered into employment agreements with each of its other NEOs. For a description of the material terms of those agreements and for a discussion of enhanced severance benefits (including for Messrs. Riley and Chambers) upon certain terminations in connection with a change in control of the Company, see “Compensation Discussion & Analysis — Other Compensation — Termination and Change in Control Agreements.”

Fiscal 2017 Bonus Program

Our short-term incentive compensation program for our Named Executive Officers for Fiscal 2017 was dependent upon our attainment of a specified level of Adjusted EBITDA. The amount payable to a recipient of a Fiscal 2017 award under the Bonus Program is determined based on the Adjusted EBITDA level actually attained by us for Fiscal 2017 and is equal to a specified percentage of the recipient’s base salary. For Fiscal 2017, our Compensation Committee did not exercise any discretion to increase or reduce bonuses otherwise payable by reason of the applicable performance criteria. See “Compensation Discussion & Analysis — Annual Bonus” for additional information.

Fiscal 2017 and Fiscal 2018 Long-Term Incentive Awards

In December 2016 and December 2017, our Compensation Committee granted restricted stock units and performance shares units to our NEOs. See “Compensation Discussion & Analysis — Long-Term Incentive Compensation.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised stock options and unvested restricted stock, restricted stock units and performance share unit awards held by each of our Named Executive Officers as of October 29, 2017.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)(a)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Grant Award Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(e)
Mr. Chambers	—	—	—	—	12/15/14	17,312	269,202	39,343	611,784
	33,334	—	12.00	12/14/20	02/24/15	3,031	47,132	—	—
	—	—	—	—	12/15/15	59,742	928,988	133,748	2,079,781
	—	—	—	—	12/15/16	65,150	1,013,083	97,724	1,519,608
Mr. Riley	—	—	—	—	12/08/14	11,026	171,454	—	—
	—	—	—	—	12/15/14	4,501	69,991	10,229	159,061
	—	—	—	—	12/15/15	16,728	260,120	37,450	582,348
	—	—	—	—	12/15/16	20,848	324,186	31,272	486,280
	—	—	—	—	07/01/17	23,054	358,490	—	—
Mr. Johnson	—	—	—	—	12/15/14	5,886	91,527	13,376	207,996
	—	—	—	—	12/15/15	22,702	353,016	50,825	790,329
	—	—	—	—	12/15/16	26,060	405,233	39,090	607,850
Mr. Moore	—	—	—	—	12/15/14	2,597	40,383	5,901	91,761
	—	—	—	—	12/15/15	11,352	176,524	25,413	395,172
	—	—	—	—	12/15/16	12,379	192,493	18,568	288,732
Mr. Kuzdal	106,599	—	8.85	12/11/19	12/15/14	3,117	48,469	7,081	110,110
	29,167	—	12.00	12/14/20	12/15/15	13,144	204,389	29,425	457,559
	34,382	—	10.18	12/15/21	12/15/16	14,333	222,878	21,500	334,325
Ms. Theroux	—	—	—	—	09/02/14	3,800	59,090	—	—
	—	—	—	—	12/15/14	2,078	32,313	4,720	73,396
	—	—	—	—	12/15/15	9,559	148,642	21,400	332,770
	—	—	—	—	12/15/16	10,424	162,093	15,636	243,140
	—	—	—	—	07/01/17	5,989	93,129	—	—

(a)	All exercisable stock options previously granted (i) have an exercise price not less than the closing price of NCI’s Common Stock on the day before the grant date, (ii) became exercisable with respect to 25% of the total option shares each year, starting on the first anniversary of the grant date, and (iii) were granted for a term of 10 years. Additional terms governing the stock option awards are described in the narrative above entitled “Executive Compensation — Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table — Restricted Stock and Restricted Stock Unit Awards and Stock Options.”
(b)	Reflects (1) the restricted stock portion of the FY 2017 Awards, FY 2016 Awards and FY 2015 Awards granted to the Named Executive Officers on December 15, 2016, December 15, 2015 and December 15, 2014, respectively, and (2) the one-time awards of restricted stock granted in July 2017 to Mr. Riley and Ms. Theroux. For a description of the vesting of these awards, see “Compensation Discussion & Analysis — Long-Term Incentive Compensation” in our Fiscal 2015 proxy and “Executive Compensation — Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table — Restricted Stock and Restricted Stock Unit Awards and Stock Options.”
(c)	This column represents the closing price of our Common Stock on October 27, 2017, the last business day of Fiscal 2017, which is $15.55, multiplied by the number of shares of restricted stock.

(d)	This column represents the performance share unit awards granted to the Named Executive Officers on December 15, 2016, determined assuming the target level of performance is achieved.
(e)	This column represents the closing price of our Common Stock on October 27, 2017, the last business day of Fiscal 2017, which is $15.55, multiplied by the number of shares underlying the performance share units, determined assuming the target level of performance is achieved.

Option Exercises and Stock Vested

The following table sets forth information concerning the exercise of options and vesting of restricted stock and restricted stock units of each of our Named Executive Officers during Fiscal 2017:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(a)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(b)
Mr. Chambers	109,495	892,483	104,075	1,618,366
Mr. Riley	—	—	22,890	355,940
Mr. Johnson	—	—	23,131	359,687
Mr. Moore	—	—	10,862	168,904
Mr. Kuzdal	—	—	12,799	199,024
Ms. Theroux	—	—	10,825	168,329

(a)	The value realized on exercise represents the difference between the market value of our common stock at the time the applicable option was exercised and the exercise price of the option.
(b)	This column represents the closing price of our common stock on December 14, 2016 (which is the day before the vesting date of the applicable restricted stock) multiplied by the number of shares of restricted stock held by each NEO. In the case of Mr. Chambers, the figure in this column for Mr. Chambers also includes $306,319 attributable to the portion of Mr. Chambers’ restricted stock units granted to him pursuant to his employment agreement that vested on a daily basis during Fiscal 2017 ($306,319 equals the closing price of our common stock as of the last day of Fiscal 2017 multiplied by 19,699 restricted stock units).

Pension Benefits

We do not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for our Named Executive Officers.

Nonqualified Deferred Compensation

The following table sets forth information concerning nonqualified deferred compensation benefits of each of our Named Executive Officers under the DCP for Fiscal 2017:

Name	Executive Contributions in Last FY ($)(a)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(b)
Mr. Chambers	210,458	50,059	217,678	(296,743)	2,194,438
Mr. Riley	14,769	15,597	6,006	—	62,558
Mr. Johnson	121,422	18,307	32,787	(11,106)	287,639
Mr. Moore	—	—	—	—	—
Mr. Kuzdal	—	—	10,889	—	95,264
Ms. Theroux	—	—	—	—	—

(a)	Contributions made by the Named Executive Officers during Fiscal 2017 are included in each such executive’s salary and bonus amounts, as applicable, as reported in the “Summary Compensation Table.”

(b)	Of the totals in the “Aggregate Balance at Last FYE” column, the following amounts were reported as compensation in the “Summary Compensation Table” of our proxy statements in Fiscal 2016 and previous years pursuant to the SEC’s current disclosure rules: Mr. Chambers, $2,012,986; Mr. Riley, $26,186; Mr. Johnson, $126,229; and Mr. Kuzdal, $84,375. Mr. Moore and Ms. Theroux do not participate in the DCP.

Eligible participants in the DCP include certain employees and non-employee directors of NCI who are selected by the Compensation Committee to participate. The DCP is a nonqualified retirement plan created to provide specified benefits to our highly compensated employees and directors. The DCP allows employees, including the Named Executive Officers, to defer up to 80% of their annual salaries and up to 90% of their annual cash bonuses, and allows NCI’s non-employee directors to defer up to 100% of their annual fees and meeting attendance fees, until a specified date in the future, including at or after retirement. Elections to defer under the DCP must be made prior to the end of the year preceding the year the compensation will be earned. Elections to defer incentive payments based on services to be performed over at least a twelve-month period must be made no later than six months prior to the end of the designated performance period. Mr. Moore chose not to participate in the DCP in Fiscal 2016.

The DCP also allows discretionary matching contributions to provide a supplemental retirement benefit to executives. Mr. Chambers was not eligible to receive discretionary matching contributions under the DCP until the value of the discretionary matching contributions that would otherwise have been made, with attributed earnings, exceeded the value of the special 2004 Long-Term Restricted Stock Awards as determined by the Compensation Committee. For Fiscal 2017, we determined to make discretionary matching contributions provided that NCI achieved ROA for Fiscal 2017 of 25%. If target ROA was achieved, we would match the percentage of an executive officer’s salary and bonus that he has voluntarily deferred under the DCP, up to a maximum of 12.5%. Because our ROA was less than 25%, no discretionary contribution was made for Fiscal 2017. Executives generally become vested in the Restoration Match in a manner consistent with NCI’s match in the NCI 401(k) plan, which generally vests ratably over a six-year period. Discretionary matching contributions vest ratably over a three-year period. However, effective upon the consummation of the Equity Investment on October 20, 2009, all matching contributions then allocated to a participant’s account under the DCP became 100% vested. Matching contributions allocated to a participant’s account following October 20, 2009, will also become fully vested upon any subsequent change in control or upon the participant’s retirement, death or disability.

Amounts deferred are deemed invested in one or more phantom investment funds and additional amounts are credited to participants’ accounts based on the hypothetical earnings of such investments. No above-market or preferential earnings are paid under the DCP and, therefore, none of the aggregate earnings reported in the table above are included in the Summary Compensation Table. With the exception of amounts deferred into NCI Common Stock, participants may change their investment options at any time, subject to the administrative procedures adopted by the plan administrator. The table below shows the funds available in the DCP and the annual return of each for Fiscal 2017:

Investment Funds	Rate of Return
Wells Fargo Government Money Market Fund	0.6%
American Funds EuroPacific Growth Fund	26.9%
American Beacon Stephens Small Cap Growth Fund	23.8%
Fidelity® 500 Index Fund	23.6%
Baird Aggregate Bond Fund	1.7%
NCI Stock Fund	7.6%

Withdrawal elections under the DCP will be made in conjunction with the deferral election, and the scheduled distribution date elected will be the first day of a plan year at least three years after the end of the plan year to which the amounts subject to the election relate. A participant may elect to receive a scheduled in-service distribution in a lump sum or in installments. Changes to withdrawal elections must be made at least 12 months prior to the initial elected payment date and must defer the new initial payment date at least five years. In-service withdrawals are permitted to satisfy an unforeseeable emergency plus the amounts anticipated to pay taxes on the withdrawal amount. If a participant withdraws amounts from the DCP upon an unforeseeable emergency, the participant’s participation in the DCP may be suspended. Upon a change in control or the participant’s death, disability or other termination (other than due to retirement), a participant will receive his vested plan account in a lump sum. Upon a change in control, a participant’s deferral elections immediately terminate with respect to any prospective compensation payable following the change in control.

NEOs may defer receipt of the shares of NCI Common Stock that they earn with respect to the FY 2017 Awards and the FY 2018 Awards. If a deferral election is made, these deferrals will be credited as phantom shares of Common Stock. These deferrals must remain in the form of phantom shares during the entire deferral period and may not be exchanged into any of the other investment options under the DCP. The phantom shares will be settled in actual shares of NCI common stock on settlement dates elected by the participant at the time of deferral.

We have established a rabbi trust to provide for NCI’s obligations under the DCP and have formed an administrative committee to manage the DCP and its assets. Pursuant to the investment agreement, effective on October 20, 2009 (the “Investment Agreement”), the DCP was amended to eliminate the right to appoint a third-party administrator of the DCP after October 20, 2009. Similarly, the rabbi trust that is the source of funding for obligations under the DCP was amended so that certain administrative protections that would have gone into effect following a change in control did not apply as a result of the Equity Investment. In addition, as a result of the amendment, the requirement to fully fund the rabbi trust upon a change in control did not apply as a result of the Equity Investment.

Potential Payments upon Termination or Change in Control

We have entered into employment agreements with each of our Named Executive Officers that contain provisions regarding payments to be made to such individuals upon termination of their employment, including, for certain NEOs, in connection with a change in control. In addition, equity award agreements issued to our Named Executive Officers under the Incentive Plan contain provisions that provide for accelerated vesting of awards in the event of certain termination events and/or upon a change in control.

Employment Agreements

The Company has entered into employment agreements with each of its NEOs, which provide for severance payments and termination benefits upon a termination of an NEO’s employment by the Company without “cause” or by the NEO for “good reason,” both prior to and following a change in control of the Company. For a description of the severance benefits to which NEOs are entitled under the employment agreements, see “Compensation Discussion & Analysis — Other Compensation — Termination and Change in Control Agreements.”

Equity Incentive Awards

Restricted Stock

Messrs. Johnson, Moore, Kuzdal and Riley and Ms. Theroux each hold unvested restricted stock with respect to Fiscal 2015. These awards will become fully vested prior to the completion of the stated vesting period in the event (1) the Named Executive Officer’s employment is terminated by NCI without cause, or (2) the Named Executive Officer terminates his employment for good reason. These awards will also fully vest prior to the completion of the stated vesting period (a) upon the Named Executive Officer’s death or disability, (b) upon the Named Executive Officer’s attainment of 65 years of age, or (c) upon the occurrence of a change in control. For a description of the stated vesting period of these awards, see “Compensation Discussion & Analysis — Long-Term Incentive Compensation” in our Fiscal 2015 proxy.

Mr. Riley holds unvested restricted stock granted to him in Fiscal 2015 in connection with his commencement of employment with the Company. These shares of restricted stock will become fully vested prior to the completion of the stated vesting period (1) upon the Named Executive Officer’s death or disability or (2) upon the occurrence of a change in control. These shares of restricted stock do not vest upon the holder’s retirement or attainment of 65 years of age. For a description of the stated vesting period of these awards, see “Compensation Discussion & Analysis — Long-Term Incentive Compensation” in our Fiscal 2015 proxy.

FY 2015 Awards, FY 2016 Awards and FY 2017 Awards

The unvested restricted shares and restricted share units granted to the Named Executive Officers as part of the FY 2015 Awards, FY 2016 Awards and FY 2017 Awards will become fully vested prior to the completion of the stated vesting period (1) upon the Named Executive Officer’s death or disability, or (2) upon the occurrence of a change in control. In addition, unvested restricted stock and restricted stock units held by Mr. Chambers became fully vested as of the date of his employment termination, other than unvested restricted stock units granted to him in Fiscal 2015, which will continue to vest on a daily basis, becoming fully vested on February 23, 2018. (See “Compensation Discussion & Analysis — Other Compensation — Termination and Change in Control Agreements.”)

The unvested performance share units granted to the Named Executive Officers as part of the FY 2015 Awards, FY 2016 Awards and FY 2017 Awards will become vested prior to the completion of the performance period as follows: (1) on a pro rata basis (a) in the event the Named Executive Officer’s employment is terminated by NCI without cause, (b) in the event the Named Executive Officer terminates his employment for good reason or (c) upon the Named Executive Officer’s death or disability, such pro rata vesting to be determined based on the elapsed portion of the performance period (except that, if the performance period is less than one-half completed, the performance share units will be forfeited upon any such termination other than for death or disability) and measured against the actual satisfaction of the performance criteria; and (2) as to the maximum number of performance share units under the award upon a change in control. With respect to Mr. Chambers only, the unvested performance share units will become vested, following the applicable performance period and based on the actual satisfaction of the performance criteria, as though he had remained employed until December 31, 2020. (See “Compensation Discussion & Analysis — Other Compensation — Termination and Change in Control Agreements.”)

Double Trigger Equity Vesting Upon a Change in Control

Upon a change in control (as defined above), equity awards granted after May 31, 2016 will be assumed or replaced by economically equivalent alternative awards of the successor to NCI in the change in control, and, further, that these awards are intended to fully vest only to the extent that they are not assumed or replaced with alternative awards. The terms of any alternative award must be at least as favorable as the terms of the award being replaced (including an equal or better vesting schedule and, in the case of stock options, an identical or better method of exercise) and must provide for full acceleration in the event that the grantee is terminated by the successor without cause or by the award holder with good reason within two years following the change in control with respect to which the alternative award was granted. This treatment applies to all FY 2017 awards and all FY 2018 awards granted in December 2017. Awards granted prior to May 31, 2016 generally provide for full vesting upon a change in control.

Quantification of Payments

Termination Payments

The following table estimates the value of the payments and benefits that each of our Named Executive Officers would receive if his or her employment terminated on October 27, 2017 (the last business day of Fiscal 2017) under the circumstances shown and making the following assumptions. The table excludes (i) amounts accrued through Fiscal 2017 year-end that would be paid in the normal course of continued employment, such as accrued but unpaid salary, (ii) benefits generally available to all of our salaried employees, and (iii) stock options with a strike price below the closing stock price on October 27, 2017. The amounts reflected for the acceleration of the FY 2016 Awards and FY 2017 Awards assume that these awards would be settled at target levels, except that to the extent the performance period for any of these awards has ended, the amounts reflected for the acceleration of such awards is based on actual performance during the performance period. The amounts disclosed assume that the price of our Common Stock was $15.55, which was the closing price of our stock on October 27, 2017. Therefore, such amounts and disclosures should be considered “forward looking statements.” For Mr. Chambers, the table sets forth the actual amount of compensation received or receivable by Mr. Chambers as a result of his termination on December 31, 2017, as described in Compensation Discussion & Analysis — Other Compensation — Termination and Change in Control Agreements.

Name	Benefit	Termination for Cause ($)	Termination Without Cause or by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Disability ($)	Retirement ($)	Death ($)
Mr. Chambers	Non-CIC Severance	—	825,947	—	825,000	—	825,000
	Bonus FY 2017	—	550,902	—	—	—	—
	Accelerated RSU Vesting	—	—	—	2,295,522	—	2,295,522
	Accelerated Restricted Stock Vesting	—	—	—	269,202	—	269,202
	Accelerated FY 2015 Awards Vesting (PSU)	—	339,658	—	339,658	—	339,658
	Accelerated FY 2016 Awards Vesting (PSU)	—	2,079,781	—	2,079,781	—	2,079,781
	Accelerated FY 2017 Awards Vesting (PSU)	—	1,519,608	—	1,519,608	—	1,519,608
	Life Insurance	—	—	—	—	—	100,000
Mr. Riley	Non-CIC Severance	—	757,829	—	—	—	—
	Bonus FY 2017	—	434,044	—	—	—	—
	Accelerated RSU Vesting	—	—	—	942,797	—	942,797
	Accelerated Restricted Stock Vesting	—	—	—	241,445	—	241,445
	Accelerated FY 2015 Awards Vesting (PSU)	—	88,389	—	88,389	—	88,389
	Accelerated FY 2016 Awards Vesting (PSU)	—	388,763	—	388,763	—	388,763
	Accelerated FY 2017 Awards Vesting (PSU)	—	—	—	162,093	—	162,093
	Life Insurance	—	—	—	—	—	100,000
Mr. Johnson	Non-CIC Severance	—	441,563	—	—	—	—
	Bonus FY 2017	—	218,358	—	—	—	—
	Accelerated RSU Vesting	—	—	—	758,249	—	758,249
	Accelerated Restricted Stock Vesting	—	—	—	91,527	—	91,527
	Accelerated FY 2015 Awards Vesting (PSU)	—	115,587	—	115,587	—	115,587
	Accelerated FY 2016 Awards Vesting (PSU)	—	527,608	—	527,608	—	527,608
	Accelerated FY 2017 Awards Vesting (PSU)	—	—	—	202,617	—	202,617
	Life Insurance	—	—	—	—	—	100,000
Mr. Moore	Non-CIC Severance	—	367,027	—	—	—	—
	Bonus FY 2017	—	179,794	—	—	—	—
	Accelerated RSU Vesting	—	—	—	369,017	—	369,017

Name	Benefit	Termination for Cause ($)	Termination Without Cause or by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Disability ($)	Retirement ($)	Death ($)
	Accelerated Restricted Stock Vesting	—	—	—	40,383	—	40,383
	Accelerated FY 2015 Awards Vesting (PSU)	—	50,994	—	50,994	—	50,994
	Accelerated FY 2016 Awards Vesting (PSU)	—	263,809	—	263,809	—	263,809
	Accelerated FY 2017 Awards Vesting (PSU)	—	—	—	96,244	—	96,244
	Life Insurance	—	—	—	—	—	100,000
Mr. Kuzdal	Non-CIC Severance	—	407,829	—	—	—	—
	Bonus FY 2017	—	200,328	—	—	—	—
	Accelerated RSU Vesting	—	—	—	427,267	—	427,267
	Accelerated Restricted Stock Vesting	—	—	—	48,469	—	48,469
	Accelerated FY 2015 Awards Vesting (PSU)	—	61,191	—	61,191	—	61,191
	Accelerated FY 2016 Awards Vesting (PSU)	—	305,457	—	305,457	—	305,457
	Accelerated FY 2017 Awards Vesting (PSU)	—	—	—	111,442	—	111,442
	Life Insurance	—	—	—	—	—	100,000
Ms. Theroux	Non-CIC Severance	—	405,435	—	—	—	—
	Bonus FY 2017	—	186,639	—	—	—	—
	Accelerated RSU Vesting	—	—	—	403,865	—	403,865
	Accelerated Restricted Stock Vesting	—	—	—	91,403	—	91,403
	Accelerated FY 2015 Awards Vesting (PSU)	—	40,787	—	40,787	—	40,787
	Accelerated FY 2016 Awards Vesting (PSU)	—	222,151	—	222,151	—	222,151
	Accelerated FY 2017 Awards Vesting (PSU)	—	—	—	81,047	—	81,047
	Life Insurance	—	—	—	—	—	100,000

Change-in-Control Payments

The following table estimates the value of the payments and benefits that each of our Named Executive Officers would receive if a change in control occurred on October 27, 2017 (the last business day of Fiscal 2017). For Mr. Chambers, the table sets forth the value of the payments and benefits that Mr. Chambers would have received if a change in control occurred on October 27, 2017. The Termination Payments table above sets forth the actual amount of compensation received or receivable by Mr. Chambers as a result of his termination on December 31, 2017, as described in “Compensation Discussion & Analysis — Other

Compensation — Termination and Change in Control Agreements.” The table is intended to provide additional information about the effects of a change in control on the compensation of the Named Executive Officers, and should not be understood to supplement or replace the information provided in the table above, which represents payments to the Named Executive Officers upon a termination unrelated to a change in control. Column (A) represents the value of the payments to which each Named Executive Officer would be entitled upon the occurrence of the change in control, without regard to whether the Named Executive Officer continued to be employed by the Company following a change in control. Column (B) represents the value of the payments to which each Named Executive Officer would be entitled if the Named Executive Officer’s employment was terminated in connection with the change in control either by the Company without cause or by the Named Executive Officer for good reason. The payments shown in Column B include the payments in Column A (i.e., the payments in Column (B) are the sum of the “single-trigger” payments shown in Column (A), plus any additional termination benefits to which the Named Executive Officer would be entitled if he or she were terminated following a change in control). The same exclusions and assumptions applicable to the table in “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table — Quantification of Payments — Termination Payments” were applied to the following table. Accordingly, such amounts and disclosures should be considered “forward looking statements.”

Name	Benefit	(A)	(B)
		Change in Control ($)(a)	Change in Control Followed by a Termination Without Cause or by Executive for Good Reason ($)
Mr. Chambers	CIC Severance	—	3,860,915
	Accelerated RSU Vesting	2,295,522	2,295,522
	Accelerated Restricted Stock Vesting	269,202	269,202
	Accelerated FY 2015 Awards Vesting (PSU)	1,223,567	1,223,567
	Accelerated FY 2016 Awards Vesting (PSU)	4,159,563	4,159,563
	Accelerated FY 2017 Awards Vesting (PSU)	3,039,216	3,039,216
Mr. Riley	CIC Severance	—	3,445,999
	Accelerated RSU Vesting	260,120	942,797
	Accelerated Restricted Stock Vesting	241,445	241,445
	Accelerated FY 2015 Awards Vesting (PSU)	318,122	318,122
	Accelerated FY 2016 Awards Vesting (PSU)	1,164,695	1,164,695
	Accelerated FY 2017 Awards Vesting (PSU)	—	486,280
Mr. Johnson	CIC Severance	—	1,752,778
	Accelerated RSU Vesting	353,016	758,249
	Accelerated Restricted Stock Vesting	91,527	91,527
	Accelerated FY 2015 Awards Vesting (PSU)	415,994	415,994
	Accelerated FY 2016 Awards Vesting (PSU)	1,580,658	1,580,658
	Accelerated FY 2017 Awards Vesting (PSU)	—	607,850
Mr. Moore	CIC Severance	—	1,448,447
	Accelerated RSU Vesting	176,524	369,017
	Accelerated Restricted Stock Vesting	40,383	40,383
	Accelerated FY 2015 Awards Vesting (PSU)	183,521	183,521
	Accelerated FY 2016 Awards Vesting (PSU)	790,344	790,344
	Accelerated FY 2017 Awards Vesting (PSU)	—	288,732
Mr. Kuzdal	CIC Severance	—	1,612,283
	Accelerated RSU Vesting	204,389	427,267
	Accelerated Restricted Stock Vesting	48,469	48,469
	Accelerated FY 2015 Awards Vesting (PSU)	220,219	220,219
	Accelerated FY 2016 Awards Vesting (PSU)	915,118	915,118
	Accelerated FY 2017 Awards Vesting (PSU)	—	334,325

Name	Benefit	(A)	(B)
		Change in Control ($)(a)	Change in Control Followed by a Termination Without Cause or by Executive for Good Reason ($)
Ms. Theroux	CIC Severance	—	1,594,931
	Accelerated RSU Vesting	148,642	403,835
	Accelerated Restricted Stock Vesting	91,403	91,403
	Accelerated FY 2015 Awards Vesting (PSU)	146,792	146,792
	Accelerated FY 2016 Awards Vesting (PSU)	665,540	665,540
	Accelerated FY 2017 Awards Vesting (PSU)	—	243,140

(a)	Except for awards held by Mr. Chambers, with respect to RSU and PSU awards granted in FY 2017, the amounts shown in Column A assume that all such awards were assumed or replaced by economically equivalent alternative awards of the successor to NCI in the change in control (see “Executive Compensation — Potential Payments upon Termination or Change in Control — Double Trigger Equity Vesting Upon a Change in Control”). If a change in control occurred on October 27, 2017 in which these awards were not assumed or replaced by economically equivalent awards, unvested FY 2017 awards would accelerate fully as of the date of the change in control, resulting in additional benefit amounts of (1) in respect of PSU awards granted in FY 2017, the amount shown for such awards in Column B, and (2) in respect of RSU awards granted in FY 2017, an amount equal to an additional $682,676 for Mr. Riley, $405,233 for Mr. Johnson, $192,493 for Mr. Moore, $222,878 for Mr. Kuzdal, and $255,222 for Ms. Theroux. For Mr. Chambers, the treatment of his FY 2017 equity awards upon a change in control of the Company is consistent with the terms of awards granted to him in December 2014, pursuant to the terms of his employment agreement previously filed as Exhibit 10.1 to NCI’s Quarterly Report on Form 10-Q for the quarter ended August 2, 2015.

Compensation of Directors

Directors of NCI who are also employees of NCI do not receive compensation for their service as directors. For Fiscal 2017, in addition to reimbursing our non-employee directors for the expenses incurred to attend and/or participate in meetings, we paid non-employee directors the following amounts:

Annual Retainer Fee	$50,000
Board Meeting Fee	$3,000
Committee Meeting Fee	$1,500
Executive Committee Fee (in the absence of Board meeting on the same day)	$750
Chairman of Audit Committee	$15,000
Chair of Nominating and Corporate Governance Committee	$10,000
Chair of Compensation Committee	$12,500

In addition, through Fiscal 2017, each non-employee director received a grant of restricted stock units and/or stock options under the Incentive Plan having an aggregate fair market value of $80,000 on December 15 of each year. These restricted stock units generally vest over a one-year period of service, subject to the same acceleration provisions as applied to the restricted stock units granted to our NEOs (see “Executive Compensation — Potential Payments upon Termination or Change in Control — Equity Incentive Awards”).

Messrs. Berges, Sleeper and Zrebiec have assigned all of the compensation each would receive for his services as a director, including any shares of restricted stock units, to CD&R, LLC. In the same manner as our other directors, Mr. Berges received reimbursement for travel and other out-of-pocket expenses incurred in connection with his functions and duties as a director, except that Mr. Berges is also entitled to reimbursement of up to $150,000 in the aggregate per calendar year for actual air travel expenses for NCI-related purposes on our corporate aircraft in lieu of reimbursement based on the cost of commercial air travel.

In Fiscal 2017, the Compensation Committee, with assistance from FW Cook, undertook a review of its compensation policy for non-employee directors. As a result of the Committee’s review, beginning in Fiscal 2018, we will no longer pay our non-employee directors a fee for their attendance at meetings (except for payments of $750 per meeting to those non-employee directors who participate in meetings of ad hoc committees). Our non-employee directors will instead receive annual retainer fees in the following amounts:

Annual Retainer Fee	$65,000
Audit Committee Chair Annual Retainer Fee	$18,500
Compensation Committee Chair Annual Retainer Fee	$13,500
Audit Committee Member Annual Retainer Fee	$10,000
Compensation Committee Member Annual Retainer Fee	$7,500
Nominating and Corporate Governance Committee Member Annual Retainer Fee	$5,000
Chair of Nominating and Corporate Governance Committee	$10,000
Affiliated Transactions Committee Member Annual Retainer Fee	$3,000
Executive Committee Member Annual Retainer Fee	$3,000

In addition, beginning in Fiscal 2018, Mr. Metcalf will receive an annual cash retainer of $135,000 for his service as Chair of the Board, and each non-employee director will receive a grant of restricted stock units under the Incentive Plan having an aggregate fair market value of $90,000 on December 15 of each year.

Fiscal Year 2017 Director Compensation Table

The following table provides information concerning the compensation of our non-employee directors for Fiscal 2017.

Name	Fees Earned or Paid in Cash ($)(a)(b)	Stock Awards ($)(c)	Option Awards ($)(c)	All Other Compensation ($)	Total ($)
Kathleen J. Affeldt	81,250	81,828	—		163,078
George L. Ball	78,500	81,828	—		160,328
James G. Berges	75,000	81,828	—		156,828
Gary L. Forbes	91,250	81,828	—		173,078
John J. Holland	92,000	40,914	81,828		214,742
Lawrence J. Kremer	70,750	81,828	—		152,578
George Martinez	75,500	81,828	—		157,328
James S. Metcalf	63,250	—	—		63,250
Nathan K. Sleeper	79,250	81,828	—		161,078
William R. VanArsdale	43,500	—	—		43,500
Jonathan L. Zrebiec	65,000	81,828	—		146,828
Matthew J. Espe(d)	30,500	40,914	81,828		153,242

(a)	Includes annual retainer fees, supplemental retainer fees for Committee Chairmen, Board meeting fees and Committee meeting fees for each non-employee director as more fully explained in the preceding paragraphs. The amount shown for Mr. Metcalf includes a one-time retainer payment of $30,000 in addition to the annual retainer fees that Mr. Metcalf receives as compensation for his service as a Director, which was awarded to him by the Board on August 21, 2017 in recognition of extraordinary service to the Company.
(b)	The amounts reported in the “Fees Earned or Paid in Cash” column for each of Messrs. Berges, Sleeper, and Zrebiec represents amounts paid to CD&R, LLC, as assignee of compensation payable to those directors, each of whom is an employee or partner of CD&R, LLC.
(c)	The amounts reported in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of the awards granted under our Incentive Plan in Fiscal 2017, computed in accordance with FASB ASC Topic 718. See Note 7 of the consolidated financial statements in NCI’s Annual Report on Form 10-K for the fiscal year ended October 29, 2017 for additional detail regarding assumptions underlying the valuation of equity awards. As of October 29, 2017, the non-employee directors held the following outstanding restricted stock awards and stock options: (i) Ms. Affeldt (7,814 restricted shares and 21,788 stock options), (ii) Mr. Forbes (6,056 restricted shares and 14,163 stock options), (iii) Mr. Holland (3,907 restricted shares and 37,259 stock options), (iv) Mr. Kremer (7,603 restricted shares and 9,234 stock options), (v) Mr. Martinez (7,814 restricted shares), and (vi) Mr. Ball (7,045 restricted shares). Amounts reported for each of Messrs. Berges, Sleeper, and Zrebiec represent grants of restricted Common Stock issued to CD&R, LLC, as assignee of compensation payable to those directors, each of whom is an employee or partner of CD&R, LLC. These figures do not include restricted stock units or options granted to the non-employee directors on December 15, 2017. Stock options figures include total exercisable and non-exercisable options.
(d)	Mr. Espe resigned as a director of the Company effective February 23, 2017.

BOARD OF DIRECTORS

Independence and Meetings

On July 25, 2016, the Investors decreased their beneficial ownership in the Company from approximately 58.6% to 42.0%. As a result, the Company ceased being deemed a “controlled company,” within the meaning in the NYSE Listed Company Manual. Following a one year phase-in, both the Nominating & Corporate Governance Committee and the Compensation Committee are now entirely comprised of independent directors. As of the date of this proxy statement, the Company’s board is comprised of a majority of independent directors, as required by the NYSE. For a description of the transaction resulting in our no longer being deemed a controlled company, please see “Transactions with Related Persons — CD&R Transactions.”

Our Board determined, after considering all of the relevant facts and circumstances, that Ms. Affeldt, Mr. Ball, Mr. Berges, Mr. Forbes, Mr. Holland, Mr. Kremer, Mr. Martinez, Mr. Metcalf, Mr. Sleeper and Mr. VanArsdale are independent from our management, as “independence” is defined by the listing standards of the NYSE. For a description of transactions between us and certain members of our Board, please see “Transactions with Related Persons — CD&R Transactions.”

Our Board met four times during the fiscal year ended October 29, 2017. Each of our directors attended 75% or more of the aggregate of the total number of meetings of our Board of Directors held during the period in which he or she was a director and the total number of meetings held by all board committees on which he or she served during the periods that he or she served. It is our policy to schedule a meeting of our Board of Directors on the date of the Annual Meeting, and we encourage all of our directors to attend both meetings. All of our then-current directors attended last year’s Annual Meeting.

Our non-management directors meet without the presence of management at regularly scheduled executive sessions. These executive sessions typically occur before or after regularly scheduled meetings of our Board of Directors. The presiding director of these executive sessions is the Chairman of the Nominating and Corporate Governance Committee, if such person is an independent director; otherwise, the Chairman of the Audit Committee serves as presiding director. For information on how you can communicate with our non-management directors, please see “Communications with Our Board.”

Board Committees

Our Board has five standing committees — the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Affiliate Transactions Committee. Below is a table disclosing board and committee appointments as of the end of our Fiscal 2017.

BOARD AND COMMITTEE APPOINTMENTS

Name	Board		Class	Expiration		Audit	Compensation	Nominating & Corporate Governance	Executive	Affiliate Transactions(c)
Kathleen J. Affeldt	Member		III	2020			Chair
George L. Ball	Member		III	2020		Member	Member			Member
James G. Berges	Member		I	2021	(a)			Chair	Chair
Norman C. Chambers	Chairman	(b)	III	2020	(b)				Member
Gary L. Forbes	Member		II	2019		Chair		Member	Member	Member
John J. Holland	Member		I	2021	(a)	Member	Member	Member		Member
Lawrence J. Kremer	Member		I	2021	(a)			Member
George Martinez	Member		II	2019		Member	Member			Member
James S. Metcalf	Member	(d)	II	2019			Member	Member	Member
Donald R. Riley	Member		III	2020					Member
Nathan K. Sleeper	Member		III	2020			Member		Member
William R. VanArsdale	Member		I	2021	(a)			Member
Jonathan L. Zrebiec	Member		II	2019

(a)	Messrs. Berges, Holland, Kremer and VanArsdale are Class I directors. The Class I directors are to be elected at the Annual Meeting for a term expiring at the Annual Meeting to be held in 2021.
(b)	Effective as of December 31, 2017, Mr. Chambers no longer serves on the Board or the Executive Committee (see Executive Compensation — Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements — Norman Chambers).
(c)	No chair exists for the Affiliate Transactions Committee.
(d)	Effective as of January 1, 2018, Mr. Metcalf was appointed Chair of the Board.

Executive Committee

The Executive Committee is generally authorized to act on behalf of our Board between scheduled meetings of our Board of Directors, except as provided by the Stockholders Agreement and by our By-Laws, to the fullest extent permitted by Delaware corporate law. However, the Executive Committee does not have the authority to approve amendments to our charter or By-Laws or specified extraordinary corporate transactions. The Executive Committee operates under a charter adopted by our Board of Directors, a copy of which is available on our website at www.ncibuildingsystems.com under the heading “About NCI — Committees & Charters.”

As of the end of Fiscal 2017, the members of the Executive Committee were Mr. Berges, Mr. Chambers, Mr. Forbes, Mr. Metcalf, Mr. Riley and Mr. Sleeper, with Mr. Berges serving as Chairman. The Executive Committee met one time during the fiscal year ended October 29, 2017. Messrs. Metcalf and Riley joined the Executive Committee on May 23, 2017 and July 1, 2017, respectively. Effective as of December 31, 2017, Mr. Chambers no longer serves on the Board or the Executive Committee (see Executive Compensation — Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements — Norman Chambers).

Audit Committee

The Audit Committee assists our Board in fulfilling its responsibilities relating to our corporate accounting and reporting practices and the quality and integrity of our financial reports. The Audit Committee assists the Board in monitoring the integrity of our financial statements, the independence, qualifications and performance of our independent auditors; the performance of our internal audit function, our compliance with legal and regulatory requirements, and the preparation of our Audit Committee’s report included in our proxy statements. In discharging its duties, our Audit Committee has the authority to retain independent legal, accounting and other advisors and has the sole authority to appoint, retain, replace or terminate the independent auditor.

As of the end of Fiscal 2017, the members of the Audit Committee were Mr. Ball, Mr. Forbes, Mr. Holland and Mr. Martinez, with Mr. Forbes serving as Chairman. The Audit Committee met eight times during the fiscal year ended October 29, 2017.

The Audit Committee is composed solely of directors who are not our officers or employees, have the requisite financial literacy to serve on the Audit Committee, as determined by our Board of Directors, and whom our Board of Directors has determined are “independent” under the listing standards of the NYSE and the rules and regulations of the SEC, including the heightened independence standards for Audit Committee members under Section 303A.06 of the NYSE Listed Company Manual, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 10A-3 promulgated thereunder.

Our Board of Directors, after reviewing all of the relevant facts, circumstances and attributes, has determined that Mr. Forbes, the Chairman of our Audit Committee, is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee operates under a written Audit Committee Charter adopted by our Board of Directors, a copy of which is available on our website at www.ncibuildingsystems.com under the heading “About NCI — Committees & Charters.”

Compensation Committee

The Compensation Committee assists our Board in fulfilling its responsibilities relating to our compensation practices. The Compensation Committee discharges the Board’s responsibilities relating to compensation of directors, officers and senior managers, oversees, evaluates, and advises our Board regarding NCI’s overall compensation policies and structure, including benefit plans and programs, prepares reports on executive compensation required for inclusion in our proxy statements and discusses these reports with our management. The Compensation Committee is permitted to delegate its authority on all matters for which it is responsible to subcommittees consisting of one or more members. The Compensation Committee met five times during the fiscal year ended October 29, 2017.

As of the end of Fiscal 2017, the members of the Compensation Committee were Ms. Affeldt, Mr. Ball, Mr. Holland, Mr. Martinez, Mr. Metcalf and Mr. Sleeper, with Ms. Affeldt serving as Chairperson. Messrs. Martinez and Metcalf joined the Compensation Committee on February 23, 2017 and July 24, 2017, respectively. The Compensation Committee is composed solely of directors who are not our officers or employees.

The Compensation Committee operates under a Compensation Committee Charter adopted by our Board, a copy of which is available on our website at www.ncibuildingsystems.com under the heading “About NCI — Committees & Charters.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible, subject to and in accordance with the Stockholders Agreement, for identifying or assisting in the identification of, and recommending qualified candidates to serve on our Board and, subject to and in accordance with the Stockholders Agreement, recommending to our Board the director nominees to be elected by our stockholders at each annual or special meeting. In addition, the Nominating and Corporate Governance Committee is responsible for developing and advising our Board with respect to guidelines for the governance of NCI, including monitoring compliance with those guidelines, as well as overseeing succession planning and the evaluation and review of the performance of our Board. As of the end of Fiscal 2017, the members of the Nominating and Corporate Governance Committee were Mr. Berges, Mr. Holland, Mr. Forbes, Mr. Kremer, Mr. Metcalf and Mr. VanArsdale, with Mr. Berges serving as Chairman. Messrs. Holland, Metcalf and Mr. VanArsdale joined the Nominating and Corporate Governance Committee on February 23, 2017, July 24, 2017 and May 23, 2017, respectively. The Nominating and Corporate Governance Committee met two times during the fiscal year ended October 29, 2017.

The Nominating and Corporate Governance Committee operates under a Nominating and Corporate Governance Committee Charter adopted by our Board, a copy of which is available on our website at www.ncibuildingsystems.com under the heading “About NCI — Committees & Charters.” Our Corporate

Governance Guidelines adopted by our Board, a copy of which is available at our website at www.ncibuildingsystems.com under the heading “About NCI — Committees & Charters,” include the criteria our Board believes are important in the selection of director nominees.

Pursuant to and in accordance with the Stockholders Agreement, for so long as the Investors hold voting power equal in the aggregate to at least 10% of the aggregate voting power held by the Investors immediately following the closing of the Equity Investment, the Investors are entitled to nominate or designate to serve on our Board a number of individuals proportionate to the Investors’ percentage of the voting power of the company at the relevant time (and to nominate or designate the replacements for such directors). At each annual meeting or special meeting of stockholders at which any directors of NCI are to be elected, we will take all corporate and other actions necessary to cause the applicable Investors’ nominees or designees to be nominated for election to our Board and we will solicit proxies in favor of the election of such nominees or designees to be elected at such meeting.

Further, pursuant to and in accordance with the Stockholders Agreement, for so long as stockholders unaffiliated with the Investors own in the aggregate at least 5% of the voting power of NCI, our Board will include (i) at least two directors who will not be appointed or designated by the Investors and will be independent of both the Investors and NCI (the “Unaffiliated Shareholder Directors”), and (ii) the Chief Executive Officer of NCI. One Unaffiliated Shareholder Director will sit on each committee of our Board, except for the Affiliate Transactions Committee, whose members include two members who are Unaffiliated Shareholder Directors.

In identifying and evaluating nominees for director other than directors appointed by the Investors pursuant to the Stockholders Agreement, the Nominating and Corporate Governance Committee first looks at the overall size and structure of our Board to determine the need to add or remove directors and to determine if there are any specific qualities or skills that would complement the existing strengths of our Board.

The Board codified standards for directors in the Board’s Corporate Governance Guidelines and Nominating and Corporate Governance Committee Charter. The Corporate Governance Guidelines provide that our Board of Directors should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to our operations and interests. The Corporate Governance Guidelines also provide that at all times a majority of the Board must be “independent directors” as defined from time to time by the listing requirements of the NYSE and any specific requirements established by the Board. Each director also is expected to:

•	exhibit high personal and professional ethics, strength of character, integrity, and values;
•	possess commitment and independence of thought and judgment;
•	possess education, experience, intelligence, independence, fairness, practical wisdom and vision to exercise sound, mature judgments;
•	use his or her skills and experiences to provide independent oversight of our business;
•	possess personality, tact, sensitivity, and perspective to participate in deliberations in a constructive and collegial manner;
•	be willing to devote sufficient time to carrying out his or her duties and responsibilities effectively;
•	devote the time and effort necessary to learn our business; and
•	represent the long-term interests of all stockholders.

In addition, our Board has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of its oversight of NCI. To that end, our Board places a premium on its members’ professional experience in positions such as a senior manager, chief operations officer, chief financial officer, or chief executive officer of a relatively complex organization such as a corporation, university, or foundation. Ultimately, our Board believes it should be comprised of persons with skills in areas that may include some of the following: finance; manufacturing; sales and markets; strategic planning; development of strategies for sustainability; human resources; safety; legal; international business;

and information technology. The age at the time of election of any nominee for director should be such to assure a minimum of three years of service as a director.

In addition to the targeted skill areas, the Nominating and Corporate Governance Committee looks for a strong record of achievement in key knowledge areas that it believes are critical for directors to add value to our Board, including:

•	Strategy — knowledge of our business model, the formulation of corporate strategies, and knowledge of key competitors and global markets;
•	Leadership — skills in coaching senior executives and the ability to assist the CEO in his development;
•	Organizational Issues — understanding of strategy implementation, change management processes, group effectiveness, and organizational design;
•	Relationships — understanding how to interact with customers, vendors, governments, investors, financial analysts, and communities in which we operate;
•	Functional — understanding of financial matters, financial statements and auditing procedures, legal issues, information technology, and marketing; and
•	Ethics — the ability to identify and raise key ethical issues concerning our activities and senior management as they affect the business community and society.

As part of its periodic self-assessment process, our Board annually determines the diversity of specific skills and experiences necessary for the optimal functioning of our Board in its oversight of NCI over both the short and long term.

The Corporate Governance Guidelines state our policy regarding the director selection process that requires the Nominating and Corporate Governance Committee to review the skills and characteristics that the Board seeks in its members individually and in relation to the composition of our Board as a whole. As part of this process, the Board will assess the skill areas currently represented on our Board and those skill areas represented by directors expected to retire or leave our Board in the near future against the target skill areas established annually by our Board, as well as recommendations of directors regarding skills that could improve the overall quality and ability of our Board to carry out its function.

The Nominating and Corporate Governance Committee then establishes the specific target skill areas, characteristics or experiences that are to be the focus of a director search, if necessary. Specific qualities or experiences could include matters such as experience in our industry, financial or technological expertise, experience in situations comparable to ours (e.g., growth companies, companies that have grown through acquisitions, or companies that have restructured their organizations successfully), leadership experience and relevant geographical experience. The Board’s current composition reflects diversity in skills and experiences.

The Nominating and Corporate Governance Committee uses multiple sources for identifying and evaluating nominees for directors other than directors appointed by the Investors pursuant to the Stockholders Agreement, including referrals from our current directors and management, as well as input from third-party executive search firms. The Chairman of the Nominating and Corporate Governance Committee and our Chairman of the Board will then interview qualified candidates. Qualified candidates are then invited to meet the remaining members of the Nominating and Corporate Governance Committee. The remaining directors also have an opportunity to meet and interview qualified candidates. The Nominating and Corporate Governance Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board that a candidate be nominated to our Board.

The Nominating and Corporate Governance Committee will consider qualified nominees recommended by stockholders. Stockholders may submit recommendations to the Nominating and Corporate Governance Committee in care of our Chairman of the Board and Corporate Secretary at our address set forth on page one of this proxy statement in the form and timing provided in our By-Laws. Subject to the requirements of the Stockholders Agreement described above, nominees for director who are recommended by our stockholders will be evaluated in the same manner as any other nominee for director.

Nominations by stockholders for seats on the Board not required to be filled by the Investors’ designees may also be made at an annual meeting of stockholders in the manner provided in our By-Laws. Our By-Laws provide that a stockholder entitled to vote for the election of directors may make nominations of persons for election to our Board at a meeting of stockholders by complying with required notice procedures. To be timely, nominations must be received at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which the public announcement of the date of such meeting is first made by us.

The notice must specify:

•	as to each person the stockholder proposes to nominate for election or re-election as a director:
—	the name, age, business address and residence address of the person;
—	the principal occupation or employment of the person;
—	the class and number of shares of our capital stock that are owned of record or beneficially by the person on the date of the notice; and
—	any other information relating to the person that is required to be disclosed in solicitations for proxies with respect to nominees for election as directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
•	as to the stockholder giving the notice:
—	the name and record address of the stockholder and any other stockholder known by that stockholder to be supporting the nominee; and
—	the class and number of shares of our capital stock that are owned of record or beneficially by the stockholder making the nomination and by any other supporting stockholders.

We may require that the proposed nominee furnish us with other information as we may reasonably request to assist us in determining the eligibility of the proposed nominee to serve as a director. At any meeting of stockholders, the presiding officer may disregard the purported nomination of any person not made in compliance with these procedures.

Affiliate Transactions Committee

The Affiliate Transactions Committee is responsible for reviewing, considering and approving certain transactions between NCI and its controlled affiliates, on the one hand, and the Investors and their affiliates, on the other hand. This committee is made up of at least two directors unaffiliated with the Investors and with NCI, and one director designated by the Investors who is “independent” within the meaning of the NYSE listing manual and has no material relationship with the Investors or their affiliates. As of the end of Fiscal 2017, the members of the Affiliate Transactions Committee were Mr. Ball, Mr. Forbes, Mr. Holland and Mr. Martinez. Mr. Ball joined the Affiliate Transactions Committee on February 23, 2017. The Affiliate Transactions Committee has no chair.

The Affiliate Transactions Committee operates under an Affiliate Transactions Committee Charter adopted by our Board of Directors, a copy of which is available on our website at www.ncibuildingsystems.com under the heading “About NCI — Committees & Charters.”

CORPORATE GOVERNANCE

Our Board has adopted Corporate Governance Guidelines to address significant corporate governance issues. A copy of these guidelines is available at our website at www.ncibuildingsystems.com under the heading “About NCI — Committees & Charters.” These guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, director qualification and responsibilities, Board composition, director compensation and management and succession planning. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to our Board any changes to the guidelines. You may obtain copies of the charters for our Audit Committee, Compensation Committee, Executive Committee, Affiliate Transactions Committee and our Nominating and Corporate Governance Committee, and our Corporate Governance Guidelines, free of charge, from our website at www.ncibuildingsystems.com under the heading “About NCI — Committees & Charters” or by writing to us at NCI Building Systems, Inc., 10943 North Sam Houston Parkway West, Houston, Texas 77064, Attention: Investor Relations, Darcey Matthews.

Our Board has adopted a Code of Business Conduct and Ethics, which is designed to help officers, directors and employees resolve ethical issues in an increasingly complex business environment. The Code of Business Conduct and Ethics is applicable to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions.

The Code of Business Conduct and Ethics covers topics, including but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations. The Code of Business Conduct and Ethics also provides that our directors who are employed by CD&R, LLC or any other affiliate of the Investors will not be deemed in violation of our Code of Business Conduct and Ethics as a result of any investment by the Investors, insofar as such investment, affiliate transaction and information access is not prohibited under the terms of the Stockholders Agreement and is otherwise in accordance with NCI’s Certificate of Incorporation, By-Laws and the laws of the State of Delaware.

Our Code of Business Conduct and Ethics is available, free of charge, on our website, along with other corporate governance information, at www.ncibuildingsystems.com under the heading “About NCI — Committees & Charters.” You may also obtain a copy by writing to Investor Relations at the address above.

Waivers from our Code of Business Conduct and Ethics are discouraged, and any waivers from the Code of Business Conduct and Ethics that relate to our principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions or any other executive officer or director must be approved by our Nominating and Corporate Governance Committee, which is composed solely of directors whom we believe are independent of management, and will be disclosed to the fullest extent as required by law and will be posted on our website at www.ncibuildingsystems.com within four business days of any such waiver.

The Board’s Role in Risk Oversight

One of the Board’s functions is oversight of risk management at NCI. NCI recognizes that certain risks are inherent in the operation of an integrated manufacturer of metal buildings and metal building components. The Board and management consider “risk” for these purposes to be the possibility that an undesired event could occur that creates losses or adversely interferes with opportunity gains.

Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole but primarily through the Audit Committee, oversees and reviews certain aspects of our risk management efforts. Specific risk management activities performed by management include: identifying and prioritizing risk and risk controls related to significant business activities; monitoring the emergence and onset of certain key risks; and reviewing and determining the sufficiency of risk identification, the balance of potential risk to potential reward, the appropriate manner in which to control risk, and the support of the programs discussed below and their risk to company strategy. The Board implements its risk oversight responsibilities by having management provide periodic briefing and informational sessions on the significant voluntary and involuntary risks that the company faces and how the company is seeking to control risk if and when appropriate. In most cases the Audit Committee of the Board oversees issues related to internal control over financial reporting and the Compensation Committee oversees risks related to compensation programs, as discussed in greater detail herein. Presentations and other information for the Board and Board committees generally identify and discuss relevant risk and risk control; and the Board members assess and oversee the risks as a part of their review of the related business, financial, or other activity of the company.

Risk Analysis of Our Compensation Plans

The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on NCI.

In Fiscal 2017, members of our management team, with assistance from FW Cook, conducted an assessment of the risks arising from our compensation policies and practices. The team reviewed and discussed the design features, characteristics, performance metrics at the company and segment levels and approval mechanisms of total compensation for all employees, including salaries, incentive plans, sales incentives, performance share units and restricted stock unit awards, to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on us.

Our compensation philosophy and culture support the use of base salary, performance-based compensation, and retirement plans that are generally uniform in design and operation throughout NCI and with all levels of employees. These compensation policies and practices are centrally designed and administered, and are substantially identical between our business divisions. Field sales personnel are paid primarily on a sales commission basis, but all of our officers are paid under the programs and plans for non-sales employees. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:

•	Our overall compensation levels are competitive with the market.
•	Our compensation mix is balanced among (i) fixed components like salary and benefits, (ii) annual incentives that reward our overall financial performance, business unit financial performance, operational measures and individual performance, and (iii) a portfolio approach for stock awards, primarily consisting of a mix of service-based and performance-based equity awards.
•	An important portion of our executive compensation for our NEOs is tied to how our stock price performs over a period of multiple years. As described in “Compensation Discussion & Analysis” above, 60% of the value of long-term incentive awards granted to our NEOs in Fiscal 2017 consisted of performance share units, which vest depending upon the satisfaction of performance goals through the end of the specified multi-year performance period. This minimizes the benefit of a temporary spike in stock price and the possibility that an executive would be motivated to create short-term gain in the stock price without regard to long-term performance.
•	The Compensation Committee has discretion to adjust performance-based awards when it determines that such adjustments would be appropriate based on our interests and the interests of our stockholders.
•	Any additions or changes to stock awards or bonus levels must be approved by NCI’s Executive Vice President, Corporate Marketing and Chief Human Resources Officer, as well as senior management.
•	Executive officers are subject to certain holding requirements and our Clawback Policy, Insider Trading Policy, and policies prohibiting the pledging of Company securities or engaging in hedging transactions involving Company securities owned by our executive officers and non-employee directors. See “Compensation Discussion & Analysis — Compensation Philosophy and Objectives of NCI’s Compensation Program.”

In summary, although a significant portion of the compensation provided to Named Executive Officers is performance-based, we believe our compensation programs do not encourage excessive and unnecessary risk taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both our short- and long-term operational and financial goals. We set performance goals that we believe are reasonable in light of our past performance and market conditions.

Historic restricted stock and stock option awards are subject to time-based vesting conditions, which retain value even in a depressed market, and performance share unit awards are subject to vesting based on sustained increases in stock price or satisfaction of other performance metrics over performance periods longer than a single year, and so executives are less likely to take unreasonable risks.

With respect to our historic annual equity grants under the Incentive Plan, which included a fixed and variable component, assuming achievement of at least a minimum level of performance, payouts resulted in some compensation at levels below full target achievement, in lieu of an “all or nothing” approach.

Based on these considerations, the Compensation Committee determined that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

LEADERSHIP STRUCTURE OF THE BOARD

Starting in 2017, the roles of chief executive officer and chairman of the board have been separated. The Board believes that the separation of the offices of the chief executive officer and chairman is appropriate at this time because it allows our chief executive officer to focus primarily on the Company’s business strategy, operations and corporate vision, while allowing the chairman to provide guidance to the chief executive officer, set the agenda for Board meetings and preside over meetings of the full Board. In light of the industry experience and management expertise of James S. Metcalf, our Chairman, and the dynamic leadership of Donald R. Riley, our President and Chief Executive Officer, the Board feels that this structure is appropriate for the Company.

To assure effective independent oversight, the Board has adopted a number of governance practices, including:

•	a strong, independent, clearly defined presiding director role (see below for a full description of the role);
•	the opportunity for executive sessions of the independent directors after every Board meeting; and
•	annual performance evaluations of the chairman and CEO by the independent directors.

However, no single leadership model is right for all companies and at all times. The Board recognizes that, depending on the circumstances, a combined chief executive officer and chairman of the board, might be appropriate again in the future. Accordingly, the Board periodically reviews its leadership structure.

The presiding director recommends to the Board an appropriate process by which a new chairman and chief executive officer will be selected. The Board has no required procedure for executing this responsibility because it believes that the most appropriate process will depend on the circumstances surrounding each such decision.

A key responsibility of the CEO and our Board of Directors is ensuring that an effective process is in place to provide continuity of leadership over the long term at all levels in NCI. Each year, succession planning reviews are held at every significant organizational level of NCI, culminating in a full review of senior leadership talent by the independent directors. During this review, the CEO and the independent directors discuss future candidates for senior leadership positions, succession timing for those positions, and development plans for the highest-potential candidates. This process ensures continuity of leadership over the long term, and it forms the basis on which we make ongoing leadership assignments. It is a key success factor in managing the long planning and investment lead times of our business.

In addition, the CEO maintains in place at all times, and reviews with the independent directors, a confidential plan for the timely and efficient transfer of his or her responsibilities in the event of an emergency or his or her sudden incapacitation or departure.

COMMUNICATIONS WITH OUR BOARD

Any stockholder or interested party who wishes to communicate with our Board or any specific directors, including non-management and independent directors, may write to:

Board of Directors
NCI Building Systems, Inc.
10943 North Sam Houston Parkway West
Houston, TX 77064

Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed (for example, if the communication received pertains to questions, concerns or complaints regarding accounting, internal accounting controls and auditing matters, it will be forwarded by management to the Chairman of the Audit Committee for review);
•	attempt to handle the inquiry directly, for example where it is a request for information about us or our operations or it is a stock-related matter that does not appear to require direct attention by our Board or an individual director; or
•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic (in accordance with the explicit instructions of our non-management directors).

At each meeting of our Board, our Chairman of the Board presents a summary of all communications received since the last meeting of our Board that were not forwarded and makes those communications available to any director on request.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers and persons who beneficially own more than 10% of any of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Our employees prepare these reports for our directors and executive officers who request it on the basis of the information obtained from them and from NCI’s records. Our directors and officers are required by the Exchange Act to furnish us with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on our review of the copies of the forms received by us with respect to Fiscal 2017, or written representations from the reporting persons, we believe that all Section 16(a) executive officers, directors and greater than 10% beneficial stockholders of NCI complied with applicable Section 16(a) requirements during Fiscal 2017; except that a total of 4 reports, covering a total of 4 transactions, were filed late by Mr. Johnson, Mr. Kuzdal, Mr. Moore, and Mr. Riley.

LEGAL PROCEEDINGS

To the best of our knowledge, there is no material proceeding to which any director, director designee or executive officer or affiliate of NCI, any owner of record or beneficially of more than 5% of any class of voting securities of NCI, or any associate of such director, nominated director, officer, affiliate of NCI, or security holder is a party adverse to NCI or any of its subsidiaries or has a material interest adverse to NCI or any of its subsidiaries.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures

The Nominating and Corporate Governance Committee has approved and adopted a written statement of policy and procedures with respect to related party transactions. This policy covers the review, approval or ratification of transactions between us and “related parties” (generally, directors, executive officers and employees required to file reports under Section 16 of the Exchange Act and their immediate family members, beneficial owners of 5% or more of any class of our securities, and any entity in which any such persons are employed, are principals, partners or hold a similar position or in which they have a beneficial interest of 5% or more). The policy covers transactions in which NCI and any related party are participants in which a related party has a material interest, other than (1) transactions between us and affiliates of CD&R, LLC, which are evaluated by the Affiliate Transactions Committee pursuant to the guidelines in the Stockholders Agreement, (2) transactions involving less than $25,000 when aggregated with all similar transactions, and (3) certain exceptions for the employment of executive officers, director compensation, employees of the related party and transactions in which all stockholders receive proportional benefits. The policy generally requires that any related party transaction be approved by the Nominating and Corporate Governance Committee or its Chairman in advance of the consummation or material amendment of the transaction. Under the policy, prior to entering into a related party transaction, a related party must make full written disclosure of all of the facts and circumstances relating to the transaction to our Chief Financial Officer or General Counsel, who must assess this information and decide whether it is a related party transaction. If either of the Chief Financial Officer or General Counsel makes this determination, they must submit the transaction to the Nominating and Corporate Governance Committee or to its Chairman. The Nominating and Corporate Governance Committee or its Chairman will approve such transaction only if, in its good faith determination, it is in, or is not inconsistent with, the best interests of NCI and its stockholders. In the event a transaction is not identified as a related party transaction in advance, it will be submitted promptly to the Nominating and Corporate Governance Committee or the Chairman thereof, and such committee or Chair, as the case may be will evaluate the transaction and evaluate all options, including but not limited to ratification, amendment or termination of the transaction. In addition, certain transactions with related stockholders may be subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”). Section 203 of the DGCL prohibits certain publicly held Delaware corporations from engaging in a business combination with an interested stockholder for a period of three years following the time such person became an interested stockholder unless the business combination is approved in a specified manner. Generally, an interested stockholder is a person who, together with its affiliates and associates, owns 15% or more of the corporation’s voting stock, or is affiliated with the corporation and owns or owned 15% of the corporation’s voting stock within three years before the business combination.

The Affiliate Transactions Committee, which is further described in “Board of Directors — Board Committees — Affiliate Transactions Committee,” is responsible for reviewing, considering and approving certain transactions between NCI and its controlled affiliates, on the one hand, and the Investors and their affiliates, on the other hand. This committee is made up of at least two directors unaffiliated with the Investors and with NCI, and one director designated by the Investors who is “independent” within the meaning of the NYSE listing manual and has no material relationship with the Investors or their affiliates.

CD&R Transactions

On October 20, 2009, we completed a financial restructuring that resulted in a change in control of NCI. Pursuant to an investment agreement (as amended, the “Investment Agreement”), we issued and sold to the Investors, for an aggregate purchase price of $250 million, an aggregate of 250,000 shares of Series B Cumulative Convertible Participating Preferred Stock, or “Preferred Stock,” convertible into 39,221,839 shares of Common Stock (adjusted to reflect the 1:5 reverse stock split that occurred on March 5, 2010) based on the initial conversion price (or approximately 68.4% of our then voting power) (such purchase and sale, the “Equity Investment”).

Among other provisions, the stockholders agreement among NCI and the Investors (the “Stockholders Agreement”) entitles the Investors to certain nomination or designation rights with respect to our board of directors; subscription rights with respect to future issuances of common stock by us; corporate governance rights; and consent rights with respect to certain types of transactions we may enter into in the future. In connection with the Equity Investment, we made a determination that the acquisition of our equity interests by the Investors would not be subject to the provisions of Section 203 of the DGCL. At the time of the Equity Investment, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, which provides for customary demand and piggyback registration rights with respect to the shares of our common stock held by the Investors. The Registration Rights Agreement also provides that we will indemnify the Investors and their affiliates in connection with the registration of our securities thereunder.

On May 8, 2012, we entered into an Amendment Agreement with the Investors (the “Amendment Agreement”) to terminate our dividend obligation on the Preferred Stock, which accrued at an annual rate of 12% unless paid in cash at 8% (the “Dividend Knock-out”). As consideration for the Dividend Knock-out, the Investors received a total of 37,834 additional shares of Preferred Stock.

On May 14, 2013, the Investors delivered a formal notice requesting the conversion of all of their Preferred Stock into shares of our Common Stock (the “Conversion”). In connection with the Conversion request, we issued to the Investors 54,136,817 shares of our Common Stock (representing the shares of Common Stock issuable in connection with the conversion of (1) the shares of Preferred Stock purchased by the Investors pursuant to the Investment Agreement, (2) the shares of Preferred Stock issued in satisfaction of our dividend obligations prior to the Dividend Knock-out and (3) the additional shares of Preferred Stock issued in consideration for the Dividend Knock-out). The Conversion eliminated all the outstanding Preferred Stock.

On January 15, 2014, the Investors completed a registered underwritten offering of 9,775,000 shares of our Common Stock pursuant to our shelf registration statement previously filed and declared effective by the SEC on March 27, 2013 (the “2014 Secondary Offering”). The Investors received all proceeds from the 2014 Secondary Offering, which was effected pursuant to the Registration Rights Agreement. In addition, on January 6, 2014, we entered into a separate agreement with the Investors to repurchase 1,150,000 shares of our Common Stock, contingent on the closing of the 2014 Secondary Offering and subject to other conditions, at a price per share equal to the price per share to be paid by the underwriters to the Investors in the 2014 Secondary Offering (the “2014 Stock Repurchase”). The 2014 Stock Repurchase was a private, non-underwritten transaction that was approved and recommended by our Affiliate Transactions Committee of our Board, and closed simultaneously with the 2014 Secondary Offering. We have cancelled all shares repurchased in the 2014 Stock Repurchase.

On July 25, 2016, the Investors completed a registered underwritten offering, in which the Investors offered 9 million shares of our Common Stock at a price to the public of $16.15 per share (the “2016 Secondary Offering”), pursuant to our shelf registration statement previously filed and declared effective by the SEC on April 8, 2016. The underwriters also exercised their option to purchase 1.35 million additional shares of our Common Stock from the Investors. The aggregate offering price for the 10.35 million shares sold in the 2016 Secondary Offering was approximately $160.1 million, net of underwriting discounts and commissions. The Investors received all of the proceeds from the 2016 Secondary Offering and no shares in the 2016 Secondary Offering were sold by the Company or any of its officers or directors (although certain of our directors are affiliated with the Investors). In addition, concurrent with the 2016 Secondary Offering, the Company repurchased approximately 2.9 million shares from the Investors, at a price per share equal to the price per share to be paid by the underwriters to the Investors in the 2016 Secondary Offering (the “2016 Stock Repurchase”). The 2016 Stock Repurchase was a private, non-underwritten transaction that was approved and recommended by our Affiliate Transactions Committee of our Board, and closed simultaneously with the 2016 Secondary Offering. We have cancelled all shares repurchased in the 2016 Stock Repurchase.

Upon closing of the 2016 Secondary Offering and 2016 Stock Repurchase, the Investors’ beneficial ownership in the Company decreased from approximately 58.6% to 42.0%. As a result, the Investors no longer controlled a majority of the voting power of the Company’s common stock resulting in the Company no longer being deemed a “controlled company” within the meaning of the corporate governance rules of the NYSE.

Pursuant to an Underwriting Agreement, dated December 11, 2017 (the “Underwriting Agreement”), among Clayton, Dubilier & Rice Fund VIII, L.P. (“CD&R Fund VIII”), CD&R Friends & Family Fund VIII, L.P. (“F&F Fund VIII”), and Goldman Sachs & Co. LLC (“Goldman”) and RBC Capital Markets, LLC (“RBC” and, together with Goldman, the “Underwriters”), on December 13, 2017 CD&R Fund VIII sold 7,132,145 and F&F Fund VIII sold 17,855 shares of the Company’s Common Stock, in each case, to the Underwriters at a price of $19.36 per share, in a registered offering (the “2017 Secondary Offering”). Pursuant to the Underwriting Agreement, at the Investors request, the Company purchased 1,150,000 shares of the Common Stock from the Underwriters in the 2017 Secondary Offering at a price per share equal to the price at which the Underwriters purchased the shares from the CD&R Funds. Upon closing of the 2017 Secondary Offering, the Investors’ beneficial ownership in the Company decreased from approximately 44.8% to 34.7%.

As the holder of approximately 34.47% of our outstanding Common Stock as of the record date, the Investors will be able to significantly influence matters submitted to stockholders for vote, including the proposals considered in this proxy statement.

As a result of their respective positions with CD&R, LLC and its affiliates, Mr. Berges, Mr. Sleeper and Mr. Zrebiec may be deemed to have an indirect material interest in certain agreements executed in connection with the Equity Investment, including:

•	the Investment Agreement, pursuant to which Clayton, Dubilier & Rice Fund VIII L.P.’s transaction expenses were reimbursed and a deal fee of $8.25 million was paid to CD&R, Inc. on October 20, 2009;
•	an Indemnification Agreement indemnifying CD&R and its affiliates against certain liabilities arising out of the transactions with CD&R and certain other liabilities and claims;
•	the Stockholders Agreement; and
•	the Registration Rights Agreement.

For additional information regarding the transactions with CD&R, LLC and the Investors, the Investors’ relationship with CD&R, LLC and the above referenced agreements, see “Item 1. Business” and “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended October 29, 2017, as well as Notes 12, 13 and 23 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended October 29, 2017.

AUDIT COMMITTEE AND AUDITORS

Report of the Audit Committee

We have reviewed and discussed with management the audited financial statements contained in NCI Building Systems, Inc.’s Annual Report on Form 10-K for the fiscal year ended October 29, 2017. We also have discussed the audited financial statements with Ernst & Young LLP, NCI’s independent registered public accountants. Our discussions with Ernst & Young LLP included, among other things, the matters required to be discussed by the statement on Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, including the quality of NCI’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. We also reviewed written disclosures and the letter from Ernst & Young LLP in accordance with applicable requirements of the Public Company Accounting Oversight Board, Ernst & Young LLP’s communications with the Audit Committee concerning independence, and have discussed with Ernst & Young LLP its independence. Based on those discussions, we are not aware of any relationship between Ernst & Young LLP and NCI that affects the objectivity or independence of Ernst & Young LLP.

Based on those discussions and review, we recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended October 29, 2017, for filing with the SEC. We have appointed Ernst & Young LLP as NCI’s independent auditors for Fiscal 2018, and have submitted the appointment for stockholder ratification.

We also reviewed and discussed the fees paid to Ernst & Young LLP for the fiscal year ended October 29, 2017 for audit and non-audit services, which fees and services are described in the proxy statement under the title “Our Independent Auditors and Fees,” and have determined that the provision of the non-audit services and the fees that we pay for them are compatible with maintaining Ernst & Young LLP’s independence. The Board of Directors recommends that stockholders ratify this selection at the Annual Meeting.

This report is submitted by the members of the Audit Committee.

GARY L. FORBES (Chair)
GEORGE L. BALL
JOHN J. HOLLAND
GEORGE MARTINEZ

Our Independent Registered Public Accounting Firm and Audit Fees

Ernst & Young LLP served as our independent registered public accountants for Fiscal 2017. A representative of Ernst & Young LLP is expected to attend our Annual Meeting and will have the opportunity to make a statement if he so desires and will be available to answer appropriate stockholder questions.

Audit Fees.  We incurred fees of $2,473,345 during Fiscal 2017 and $2,248,260 during Fiscal 2016 for Ernst & Young LLP’s independent audit of our annual financial statements, review of the financial statements contained in our quarterly reports on Form 10-Q and assistance regarding other SEC filings. All of the audit services provided to us by Ernst & Young LLP during Fiscal 2017 and Fiscal 2016 were pre-approved by the Audit Committee.

Audit-Related Fees.  We incurred fees of $126,974 during Fiscal 2016 for other services rendered by Ernst & Young LLP that were reasonably related to its audit and review of our financial statements. We did not incur any audit-related fees during Fiscal 2017.

Tax Fees.  We did not incur any tax fees during Fiscal 2017 or 2016.

All Other Fees.  We incurred fees of $2,143 during Fiscal 2017 and $2,160 during Fiscal 2016 for research tool subscriptions rendered by Ernst & Young LLP. All of the research tool subscriptions provided to us by Ernst & Young LLP during Fiscal 2017 and Fiscal 2016 were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures for Audit and Non-Audit Services

The Audit Committee has developed policies and procedures concerning its pre-approval of the performance of audit and non-audit services for us by Ernst & Young LLP. These policies and procedures provide that the Audit Committee must pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be performed for us by Ernst & Young LLP, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee before the completion of the audit. In pre-approving all audit services and permitted non-audit services, the Audit Committee or a delegated member must consider whether the provision of the permitted non-audit services is compatible with maintaining the independence of Ernst & Young LLP and its status as our independent auditors.

The Audit Committee has delegated to its members the authority to consider and approve management proposals for the engagement of Ernst & Young LLP to perform certain permitted non-audit services for fees of up to an aggregate of $25,000 between quarterly meetings of the Audit Committee; provided that those pre-approvals are presented to the entire Audit Committee at its next regularly scheduled meeting. Management proposals arising between quarterly Audit Committee meetings are presented for pre-approval to the Chairman of the Audit Committee, Mr. Forbes, and in the event of his unavailability, to another member of the Audit Committee.

All of the services performed by Ernst & Young LLP in Fiscal 2017 were approved in advance by the Audit Committee pursuant to the foregoing pre-approval policy and procedures. Additionally, during Fiscal 2017, Ernst & Young LLP did not provide any services prohibited by the Sarbanes-Oxley Act of 2002.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholder Proposals for the 2019 Annual Meeting

If you wish to present a proposal for inclusion in our proxy material for consideration at our Annual Meeting to be held in 2019, you must submit the proposal in writing to our Corporate Secretary at the address shown on the first page of this proxy statement, and we must receive your proposal not later than close of business (5:30 p.m. CST) on September 28, 2018 (the 120th day prior to January 26, 2019, the anniversary of the date on which this year’s proxy was mailed to you). As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included. That proposal must comply with Section 8 of Article II of our By-Laws and, if it is to be included in our proxy materials, Rule 14a-8 under the Exchange Act.

Advance Notice Required for Stockholder Nominations and Proposals for the 2019 Annual Meeting

Our By-Laws require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. Notice will be considered timely for the Annual Meeting of Stockholders to be held in 2019 if it is received not less than 90 nor more than 120 days prior to the first anniversary of the date of the 2018 Annual Meeting of Stockholders. Please refer to the full text of our advance notice by-law provisions for additional information and requirements. A copy of our By-Laws may be obtained by writing to our Corporate Secretary at the address shown on the first page of this proxy statement. Our By-Laws require our Board or the presiding officer of the Annual Meeting to reject any untimely or non-complying proposal.

ANNUAL REPORT

A copy of our Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for Fiscal 2017, accompanies this proxy statement. These materials do not form part of the material for the solicitation of proxies.

We have filed our Annual Report on Form 10-K for Fiscal 2017 with the SEC. It is available free of charge on our web site at www.ncibuildingsystems.com and at the SEC’s web site at www.sec.gov.

Upon written request by a stockholder, we will mail, without charge, a copy of our Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibits.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

We are sending only one copy of our proxy statement and Annual Report to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs.

If you received a household mailing this year and you would like to have additional copies of our proxy statement and Annual Report mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to our Investor Relations in writing at 10943 North Sam Houston Parkway West, Houston, Texas 77064, or call us at 281-897-7788. You may also contact us in the same manner if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

MISCELLANEOUS

Our Board knows of no business other than that described above to be transacted at our Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on those matters.

The information contained in the proxy statement relating to the occupations and security holdings of our directors and officers and their transactions with us is based upon information received from the individual directors and officers. Unless otherwise indicated, all information relating to any beneficial owner of more than 5% of any class of our equity securities is based upon information contained in reports filed by that owner with the SEC.

By Order of the Board of Directors

TODD R. MOORE

TODD R. MOORE
Executive Vice President, Chief Legal,
Risk & Compliance Officer and Corporate Secretary

Houston, Texas
January 26, 2018

Important Notice Regarding the Availability of
Proxy Materials for the Stockholder Meeting To Be Held February 28, 2018

The Notice of Annual Meeting of Stockholders, our Proxy Statement and our Annual
Report to Stockholders are available at www.edocumentview.com/NCS.

Annex A

NCI BUILDING SYSTEMS, INC.
2003 LONG-TERM STOCK INCENTIVE PLAN

(As Amended and Restated Effective as of January 26, 2018)

1. PURPOSE.  The purposes of the Plan are to attract and retain for the Company and its Subsidiaries the best available personnel, to provide additional incentives to Employees, Directors and Consultants, to increase their interest in the Company’s welfare, and to promote the success of the business of the Company and its Subsidiaries. The Plan was originally approved by the Company’s stockholders on March 14, 2003, and as amended and restated was approved on March 12, 2008, February 19, 2010 and February 26, 2013, and the plan was further amended effective May 31, 2016.

2. INCENTIVE AWARDS AVAILABLE UNDER THE PLAN.  Awards granted under this Plan may be (a) Incentive Stock Options, (b) Non-Qualified Stock Options, (c) Restricted Stock Awards; (d) Stock Appreciation Rights; (e) Cash Awards; (f) Performance Share Awards; (g) Phantom Stock Awards and (h) Restricted Stock Unit Awards.

3. SHARES SUBJECT TO PLAN.  Subject to adjustment pursuant to Section 13(a) hereof, the total number of shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed 13,350,000 (the “Pool Limit”). At all times during the term of the Plan, the Company shall allocate and keep available such number of shares of Common Stock as will be required to satisfy the requirements of outstanding Awards under the Plan. Effective as of February 19, 2010 and applicable to all Awards outstanding under the Plan on that date (i.e., whether granted before or after February 19, 2010), each share of Common Stock issued pursuant to an Award shall count against the Pool Limit as one (1) full share of Common Stock. Subject to the terms of this paragraph, the number of shares reserved for issuance under the Plan shall be reduced only to the extent that shares of Common Stock are issued in connection with the exercise or settlement of an Award; provided, however, that the number of shares reserved for issuance shall be reduced by the total number of Options or Stock Appreciation Rights exercised. Any shares of Common Stock covered by an Award (or a portion of an Award) that is forfeited or canceled or that expires shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock which may be issued under the Pool Limit and shall remain available for Awards under the Plan. Notwithstanding the foregoing, the following shares of Common Stock may not again be made available for issuance as Awards under the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, (ii) shares of Common Stock used to pay the exercise price or withholding taxes related to an outstanding Award or (iii) shares of Common Stock repurchased on the open market with the proceeds of the Option exercise price. The shares to be delivered under the Plan shall be made available from authorized but unissued shares of Common Stock or Common Stock held in the treasury of the Company.

4. ELIGIBILITY.  Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees. The Committee in its sole discretion shall select the recipients of Awards. A Grantee may be granted more than one Award under the Plan, and Awards may be granted at any time or times during the term of the Plan. The grant of an Award to an Employee, Director or Consultant shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under the Plan.

5. LIMITATION ON INDIVIDUAL AWARDS.  Except for Cash Awards described in Section 11(a), no individual shall be granted, in any fiscal year, Awards under the Plan covering or relating to an aggregate of more than 3,000,000 shares of Common Stock. No individual shall receive payment for Cash Awards during any fiscal year aggregating in excess of $3,000,000. The preceding shall be applied in a manner which will permit compensation generated under the Plan, where appropriate, to constitute “performance-based” compensation for purposes of Section 162(m) of the Code or any successor thereto, in each case to the extent applicable under then-current law.

6. LIMITATION ON NON-EMPLOYEE DIRECTOR AWARDS.  No non-employee director of the Company may be granted (in any fiscal year) cash and non-cash compensation, with respect to the non-employee director’s service to the Company or its affiliates as a director, with an aggregate value in excess of $500,000, with the value of any stock-based Awards based on the accounting grant date value of such Award.

7. STOCK OPTIONS.

(a) Grant of Options.  An Option is a right to purchase shares of Common Stock during the option period for a specified exercise price. The Committee shall determine whether each Option shall be granted as an Incentive Stock Option or a Non-Qualified Stock Option and the provisions, terms and conditions of each Option including, but not limited to, the vesting schedule, the number of shares of Common Stock subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, repurchase provisions, forfeiture provisions, methods of payment, and all other terms and conditions of the Option. In no event shall dividends, dividend equivalents or other distributions be payable in respect of Options prior to exercise.

(b) Limitations on Incentive Stock Options.  The aggregate Fair Market Value (determined as of the date of grant of an Option) of Common Stock which any Employee is first eligible to purchase during any calendar year by exercise of Incentive Stock Options granted under the Plan and by exercise of Incentive Stock Options granted under any other incentive stock option plan of the Company or a Subsidiary shall not exceed $100,000. If the Fair Market Value of stock with respect to which all Incentive Stock Options described in the preceding sentence held by any one Optionee are exercisable for the first time by such Optionee during any calendar year exceeds $100,000, the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the first $100,000 worth of shares of Common Stock to become exercisable in such year shall be deemed to constitute Incentive Stock Options and the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the shares of Common Stock in the amount in excess of $100,000 that become exercisable in that calendar year shall be treated as Non-Qualified Stock Options. If the Code or the Treasury regulations promulgated thereunder are amended after the effective date of the Plan to provide for a different limit than the one described in this Section 7(b), such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment. All Awards that can be delivered under the Plan (as adjusted pursuant to Section 13) may be delivered through Incentive Stock Options.

(c) Acquisitions and Other Transactions.  Notwithstanding the provisions of Section 12(h), in the case of an Option issued or assumed pursuant to Section 12(h), the exercise price and number of shares for the Option shall be determined in accordance with the principles of Section 424(a) of the Code and the Treasury regulations promulgated thereunder.

(d) Payment on Exercise.  Payment for the shares of Common Stock to be purchased upon exercise of an Option may be made in cash (by check) or, if elected by the Optionee where permitted by law: (i) if a public market for the Common Stock exists, through a “same day sale” arrangement between the Optionee and a NASD Dealer whereby the Optionee elects to exercise the Option and to sell a portion of the shares of Common Stock so purchased to pay for the exercise price and whereby the NASD Dealer commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; (ii) if a public market for the Common Stock exists, through a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee elects to exercise the Option and to pledge the shares of Common Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; (iii) pursuant to a “net exercise” to the extent permitted by the Committee or (iv) by surrender for cancellation of Qualifying Shares at the Fair Market Value per share at the time of exercise (provided that such surrender does not result in an accounting charge for the Company). No shares of Common Stock may be issued until full payment of the purchase price therefor has been made.

8. RESTRICTED STOCK AWARDS.

(a) Restricted Stock Awards.  A Restricted Stock Award is a grant of shares of Common stock for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as are established by the Committee.

(b) Forfeiture Restrictions.  Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Grantee and to an obligation of the Grantee to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse on the passage of time, the attainment of one or more performance targets established by the Committee, or the occurrence of such other event or events determined to be appropriate by the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award (which may differ from any other such Restricted Stock Award) shall be stated in the Restricted Stock Agreement.

(c) Rights as Stockholder.  Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Grantee of such Restricted Stock Award. The Grantee shall have the right to receive dividends with respect to the shares of Common Stock subject to a Restricted Stock Award, to vote the shares of Common Stock subject thereto and to enjoy all other stockholder rights with respect to the shares of Common Stock subject thereto, except that (i) the Grantee shall not be entitled to delivery of the shares of Common Stock (or related dividends) except as the Forfeiture Restrictions expire, (ii) the Company or an escrow agent shall retain custody of the shares of Common Stock until the Forfeiture Restrictions expire, (iii) the Grantee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of Common Stock until the Forfeiture Restrictions expire.

(d) Stock Certificate Delivery.  One or more stock certificates representing shares of Common Stock, free of Forfeiture Restrictions, shall be delivered to the Grantee promptly after, and only after, the Forfeiture Restrictions have expired. The Grantee, by his or her acceptance of the Restricted Stock Award, irrevocably grants to the Company a power of attorney to transfer any shares so forfeited to the Company, agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and agrees that such provisions regarding transfers of forfeited shares shall be specifically performable by the Company in a court of equity or law.

(e) Payment for Restricted Stock.  The Committee shall determine the amount and form of any payment for shares of Common Stock received pursuant to a Restricted Stock Award. In the absence of such a determination, the Grantee shall not be required to make any payment for shares of Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(f) Forfeiture of Restricted Stock.  Unless otherwise provided in a Restricted Stock Agreement, on termination of the Grantee’s employment or service prior to lapse of the Forfeiture Restrictions, the shares of Common Stock which are still subject to the Restricted Stock Award shall be forfeited by the Grantee. Upon any forfeiture, all rights of the Grantee with respect to the forfeited shares of the Common Stock subject to the Restricted Stock Award shall cease and terminate, without any further obligation on the part of the Company except to repay any purchase price per share paid by the Grantee for the shares forfeited.

(g) Waiver of Forfeiture Restrictions; Committee’s Discretion.  With respect to a Restricted Stock Award that has been granted to a Covered Employee where such Award has been designed to meet the exception for performance-based compensation or other exception to the deduction limitations under Section 162(m) of the Code, in any case to the extent such exceptions are available, the Committee may not waive the Forfeiture Restrictions applicable to such Restricted Stock Award.

9. STOCK APPRECIATION RIGHTS.

(a) Stock Appreciation Rights.  A Stock Appreciation Right is a right to receive, upon exercise of the right, shares of Common Stock or their cash equivalent in an amount equal to the increase in Fair

Market Value of the Common Stock between the grant and exercise dates. As of the grant date of an Award of a Stock Appreciation Right, the Committee may specifically designate that the Award will be paid (i) only in cash, (ii) only in stock or (iii) in such other form or combination of forms as the Committee may elect or permit at the time of exercise. In no event shall dividends, dividend equivalents or other distributions be payable in respect of Stock Appreciation Rights prior to exercise and the receipt of shares of Common Stock in respect thereof.

(b) Tandem Rights.  Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement. With respect to Stock Appreciation Rights that are subject to Section 16 of the Exchange Act, the Committee shall retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or any combination thereof) or (ii) to approve an election by a Grantee to receive cash in full or partial settlement of Stock Appreciation Rights.

(c) Limitations on Exercise of Stock Appreciation  Rights.  A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

10. PERFORMANCE SHARE AWARDS, PHANTOM STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS.

(a) Performance Share Awards.  A Performance Share Award is a right to receive shares of Common Stock or their cash equivalent based on the attainment of pre-established performance goals and such other conditions, restrictions and contingencies as the Committee shall determine. Each Performance Share Award may have a maximum value established by the Committee at the time of such Award. The Committee shall establish, with respect to and at the time of each Performance Share Award, a performance period or periods over which the performance applicable to the Performance Share Award of the Grantee shall be measured. The Committee shall determine the effect of termination of employment or service during the performance period on a Grantee’s Performance Share Award, which shall be set forth in the Award Agreement.

(b) Phantom Stock Awards.  Phantom Stock Awards are rights to receive an amount equal to the Fair Market Value of shares of Common Stock or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of the Common Stock over a specified period of time, which may vest over a period of time as established by the Committee, without payment of any amounts by the Grantee thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Phantom Stock Award may have a maximum value established by the Committee at the time of such Award. The Committee shall establish, at the time of grant of each Phantom Stock Award, a period over which the Award shall vest with respect to the Grantee, and terms and conditions of forfeiture, which shall be set forth in the Award Agreement.

(c) Restricted Stock Unit Awards.  Restricted Stock Unit Awards are Awards denominated in units evidencing the right to receive shares of Common Stock, which may vest over a period of time as established by the Committee, without payment of any amounts by the Grantee thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. The Committee shall establish, at the time of grant of each Restricted Stock Unit Award, a period over which the Award shall vest with respect to the Grantee, and terms and conditions of forfeiture, which shall be set forth in the Award Agreement.

(d) Payment.  Following the end of the performance period of a Performance Share Award or the determined vesting period for a Phantom Stock Award or a Restricted Stock Unit Award, the Grantee shall be entitled to receive payment of an amount, not exceeding the maximum value of the Award, if any, based on (1) the achievement of the performance measures for such performance period for a Performance Share Award or (2) the then vested value of the Phantom Stock Award or the number of shares of Common Stock evidences by the Restricted Stock Unit Award, each as determined by the

Committee. If awarded, cash dividend equivalents shall be accumulated and paid at the end of, the vesting period with respect to Phantom Stock Awards or Restricted Stock Unit Awards, as determined by the Committee.

11. CASH AWARDS AND PERFORMANCE AWARDS.

(a) Cash Awards.  In addition to granting Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Share Awards, Phantom Stock Awards and Restricted Stock Unit Awards, the Committee shall, subject to the limitations of the Plan, have authority to grant Cash Awards. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based upon the achievement of single or multiple Performance Objectives over a performance period established by the Committee. The determinations made by the Committee pursuant to this Section 11(a) shall be specified in the applicable Award Agreement.

(b) Designation as a Performance Award.  The Committee shall have the right to designate any Award of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards and Phantom Stock Awards as a Performance Award. All Cash Awards shall be designated as Performance Awards.

(c) Performance Objectives.  The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives over a performance period established by the Committee based upon one or more of the following business criteria that apply to the Grantee, one or more business units, divisions or Subsidiaries of the Company or the applicable sector of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies: revenue; increased revenue; net income measures (including income after capital costs and income before or after taxes); profit measures (including gross profit, operating profit, economic profit, net profit before taxes and adjusted pre-tax profit); stock price measures (including growth measures and total stockholder return); price per share of Common Stock; market share; earnings per share or adjusted earnings per share (actual or growth in); earnings; earnings before interest, taxes, depreciation, and amortization (EBITDA); earnings before interest and taxes (EBIT); economic value added (or an equivalent metric); market value added; debt to equity ratio; cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including return on equity, return on assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income; sales volumes, production volumes and production efficiency); expense measures (including overhead cost and general and administrative expense); changes in working capital; margins; stockholder value; total stockholder return; proceeds from dispositions; total market value; customer satisfaction or growth; employee satisfaction; and corporate values measures (including ethics compliance, environmental and safety). Unless otherwise stated, such a Performance Objective need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the Award are satisfied, and the Committee’s determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing. To the extent not required to preserve deductibility under Section 162(m) of the Code or any successor thereto, the Committee may select other criteria not included in the preceding list.

(d) Section 162(m) of the Code.  Notwithstanding the foregoing provisions, if the Committee intends for a Performance Award to be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such Award in accordance with any applicable exceptions to the deduction limits under Section 162(m) of the Code, to the extent available, then the Performance Objectives for such particular Performance Award relative to the particular period of service to which the Performance Objectives relate shall be established by the Committee in writing (i) no later than 90 days after the beginning of such period and (ii) prior to the completion of 25% of such period.

(e) Waiver of Performance Objectives.  The Committee shall have no discretion to modify or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award unless such Award is not intended to qualify, to the extent such exception may be available, as qualified performance-based compensation or another applicable exception, in each case as may be available under Section 162(m) of the Code (or any successor) and the relevant Award Agreement provides for such discretion.

12. GENERAL PROVISIONS REGARDING AWARDS.

(a) Form of Award Agreement.  Each Award granted under the Plan shall be evidenced by a written Award Agreement in such form (which need not be the same for each Grantee) as the Committee from time to time approves but which is not inconsistent with the Plan, including any provisions that may be necessary to assure that Awards satisfy the requirements of Section 409A of the Code to avoid the imposition of excise taxes thereunder, and that any Option that is intended to be an Incentive Stock Option will comply with Section 422 of the Code.

(b) Awards Criteria.  In determining the amount and value of Awards to be granted, the Committee may take into account the responsibility level, performance, potential, other Awards and such other considerations with respect to a Grantee as it deems appropriate.

(c) Date of Grant.  The date of grant of an Award will be the date specified by the Committee as the effective date of the grant of an Award on or following the date the Committee determines to grant the Award or, if the Committee does not so specify, will be the date on which the Committee makes the determination to grant such Award.

(d) Stock Price.  The exercise price or other measurement of stock value relative to any Award (other than Awards assumed or substituted pursuant to Section 12(h)) shall be not less than 100% of the Fair Market Value of the shares of Common Stock for the date of grant of the Award. The exercise price of any Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of the shares of Common Stock for the date of grant of the Option.

(e) Period of Award.  Awards shall be exercisable or payable within the time or times or upon the event or events determined by the Committee and set forth in the Award Agreement. Unless otherwise provided in an Award Agreement, Awards other than Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards and Phantom Stock Awards shall terminate on (and no longer be exercisable or payable after) the earlier of: (i) ten (10) years from the date of grant; (ii) for an Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years from the date of grant of the Option; (iii) the 30th day after the Grantee is no longer serving in any capacity as an Employee, Consultant or Director of the Company for a reason other than death of the Grantee, Disability or retirement at or after the Normal Retirement Age; (iv) one year after death; or (v) one year (with respect to an Incentive Option) or five years (with respect to any other Award) after Disability of the Grantee or after his or her retirement at or after the Normal Retirement Age from any capacity as an Employee, Consultant or Director of the Company.

(f) Acceleration of Vesting or Lapse of Restrictions.  Unless otherwise provided in an Award Agreement, if the Grantee dies or becomes Disabled while serving as an Employee, Consultant or Director of the Company or retires at or after Normal Retirement Age, or if there occurs a Change in Control and Awards are not honored, assumed, continued, substituted or replaced, then 100% of the benefits dependent upon lapse of time will become vested, all Forfeiture Restrictions and other forfeiture and repurchase provisions will lapse and, subject to meeting any performance or other criteria for such Award, such benefits will be available thereafter for purchase or payment during the Award term.

(g) Transferability.  Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by the Grantee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable or payable during the lifetime of the Grantee only by the Grantee; provided, that the Grantee may designate persons who or which may exercise or receive his Awards following his death. Notwithstanding the preceding sentence, (i) Awards other than Incentive Stock Options may be transferred to such family members, family member trusts, family limited partnerships and other family member entities as the Committee, in its sole discretion, may approve prior to any such transfer and (ii) Awards granted to non employee directors may be assigned with the consent of the Board, in each case, for no consideration. No such transfer will be approved by the Committee if the Common Stock issuable under such transferred Award would not be eligible to be registered on Form S-8 promulgated under the Securities Act.

(h) Acquisitions and Other Transactions.  The Committee may, from time to time, approve the assumption of outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Award under the Plan in replacement of or in substitution for the awards assumed by the Company, or (ii) treating the assumed award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan, provided that such assumed, replaced or substituted Awards will not count against the number of shares of Common Stock that may be granted under the Plan. Such assumption shall be permissible if the holder of the assumed award would have been eligible to be granted an Award hereunder if the other entity had applied the rules of this Plan to such grant. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan (subject to New York Stock Exchange rules) and will not count against the number of shares of Common Stock that may be granted under the Plan, subject to applicable stock exchange requirements.

(i) Payment.  Payment of an Award (i) may be made in cash, Common Stock or a combination thereof, as determined by the Committee in its sole discretion, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion and (iii) to the extent applicable, shall be based on the Fair Market Value of the Common Stock for the payment or exercise date. The Committee may permit or require the deferral of payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, dividend equivalents or other forms of investment return; provided, however, that if deferral is permitted, each provision of the Award shall be interpreted to permit the deferral only as allowed in compliance with the requirements of Section 409A of the Code and any provision that would conflict with such requirements shall not be valid or enforceable. The Committee intends that any Awards under the Plan satisfy the requirements of Section 409A of the Code to avoid the imposition of excise taxes thereunder.

(j) Notice.  If an Award involves an exercise, it may be exercised only by delivery to the Company of a written exercise notice approved by the Committee, stating the number of shares of Common Stock being exercised, the method of payment, and such other matters as may be deemed appropriate by the Company in connection with the issuance of shares upon exercise, together with payment in full of any exercise price for any shares being purchased.

(k) Withholding Taxes.  The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold federal or state income taxes or other taxes with respect to any Award granted under the Plan in an amount not to exceed the maximum individual tax rates that apply to the Grantee in the Grantee’s applicable jurisdictions, as determined by the Company. Prior to issuance of any shares of Common Stock, the Grantee shall pay or make adequate provision acceptable to the Committee for the satisfaction of any federal or state income or other tax withholding obligations of the Company, if applicable. Upon exercise or payment of an Award, the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax withholding obligations.

(l) Limitations on Exercise.  The obligation of the Company to issue any shares of Common Stock or otherwise make payments hereunder shall be subject to the condition that any exercise and the issuance and delivery of such shares and other actions pursuant thereto comply with the Securities Act, all applicable state securities and other laws and the requirements of any stock exchange or national market system upon which the shares of Common Stock may then be listed or quoted, as in effect on the date of exercise. The Company shall be under no obligation to register the shares of Common Stock with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws or stock exchange or national market system, and the Company shall have no liability for any inability or failure to do so.

(m) Privileges of Stock Ownership.  Except as provided in the Plan with respect to Restricted Stock Awards, no Grantee will have any of the rights of a shareholder with respect to any shares of Common Stock subject to an Award until such Award is properly exercised and the purchased or awarded shares are issued and delivered to the Grantee, as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date of issuance and delivery, except as provided in the Plan. Further, notwithstanding anything to the contrary, during the period of restriction of shares of Restricted Stock or prior to the vesting and settlement of Restricted Stock Unit Awards and Performance Share Awards, as applicable, all dividends (whether ordinary or extraordinary and whether paid in cash, additional shares or other property) and dividend equivalents or other distributions paid with respect to any such Award will be retained by the Company for the account of the relevant Grantee. Such dividends and dividend equivalents or other distributions will revert to the Company if for any reason the Awards upon which such dividends and dividend equivalents or other distributions were paid reverts to the Company or the Award is not settled into shares of Common Stock. Upon the expiration of the period of restriction or upon settlement, as applicable, all such dividends and dividend equivalents or other distributions made on such Award and retained by the Company will be paid, without interest, to the relevant Grantee.

(n) Breach; Additional Terms.  A breach of the terms and conditions of this Plan or established by the Committee pursuant to the Award Agreement shall cause a forfeiture of the Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Award, including provisions pertaining to the termination of the Grantee’s employment (by retirement, Disability, death or otherwise) prior to expiration of the Forfeiture Restrictions or other vesting provisions. Such additional terms, conditions or restrictions shall also be set forth in an Award Agreement made in connection with the Award. For the avoidance of doubt, nothing contained herein or in any Award Agreement shall be construed to waive any right that is not subject to waiver by private agreement under federal, state or local employment or other laws or shall prohibit the Grantee from (i) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity, (ii) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations or (iii) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities Exchange Commission.

(o) Prohibition on Repricing of Awards.  Except as provided in Section 13, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights, cancel outstanding Options or Stock Appreciation Rights for which the exercise price equals or exceeds the Fair Market Value of a share of Common Stock in exchange for cash, other awards or Options or Stock Appreciation Rights, in each case with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights or otherwise be subject to any action that would be treated as a “repricing” of such Options or Stock Appreciation Rights, without stockholder approval.

(p) Tax Cuts and Jobs Act.  In light of changes to the Code resulting from federal legislation referred to as the Tax Cuts and Jobs Act, if any provision of this Plan is necessary for compliance with Section 162(m) of the Code as to any Award, whether prior to or following the enactment of the Tax Cuts and Jobs Act, that provision of the Plan is unaffected by this amendment and restatement; but if a provision of the Plan is not necessary for compliance with Section 162(m) of the Code as to any Award, then that provision shall not operate to constrain or limit the discretion of the Committee as to any Award.

(q) Clawback.  Awards under this Plan will be subject to any clawback or recapture policy that the Company may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed to the Grantee.

13. ADJUSTMENT UPON CHANGES IN CAPITALIZATION AND CORPORATE EVENTS.

(a) Capital Adjustments.  The number of shares of Common Stock (i) covered by each outstanding Award granted under the Plan, the exercise, target or purchase price of such outstanding Award, and any other terms of the Award that the Committee determines requires adjustment and (ii) available for issuance under Section 3 shall be adjusted to reflect, as deemed appropriate by the Committee, any increase or decrease in the number of shares of Common Stock resulting from a stock dividend, extraordinary cash dividend, stock split, reverse stock split, combination, spin-off, reclassification or similar change in the capital structure of the Company without receipt of consideration or a merger, consolidation or Change in Control transaction, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share will not be issued upon exercise of any Award, and either (i) any fraction of a share of Common Stock that would have resulted will be cashed out at Fair Market Value or (ii) the number of shares of Common Stock issuable under the Award will be rounded up or down to the nearest whole number, as determined by the Committee and as permitted by applicable law.

(b) Change in Control.  Unless specifically provided otherwise with respect to Change in Control events in an individual Award or Award Agreement or in a then-effective written employment agreement between the Grantee and the Company or a Subsidiary, if, during the effectiveness of the Plan, a Change in Control occurs, to the extent not honored or assumed, continued, substituted or replaced by a successor award with equivalent economic value as determined by the Company in its discretion, (i) each Award which is at the time outstanding under the Plan shall automatically become fully vested and exercisable or payable, as appropriate, and be released from any repurchase or forfeiture provisions, for all of the shares of Common Stock at the time represented by such Award, (ii) the Forfeiture Restrictions applicable to all outstanding Restricted Stock Awards shall lapse and shares of Common Stock subject to such Restricted Stock Awards shall be released from escrow, if applicable, and delivered to the Grantees of the Awards free of any Forfeiture Restriction, and (iii) all other Awards shall become fully vested and payment thereof shall be accelerated using, if applicable, the then-current Fair Market Value to measure any payment that is based on the value of the Common Stock or using such higher amount as the Committee may determine to be more reflective of the actual value of such stock (which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such Options or Stock Appreciation Rights over the aggregate exercise price of such Options or Stock Appreciation Rights, such that Options and Stock Appreciation Rights with an exercise price per share of Common Stock equal to or greater than the value of such consideration may be cancelled without payment to the holder thereof).

(c) Section 409A Adjustments.  No adjustment or substitution pursuant to this Section 13 shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.

14. ADMINISTRATION.  This Plan shall be administered by the Committee. The Committee shall interpret the Plan and any Awards granted pursuant to the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations from time to time. The interpretation by the Committee of any of the provisions of this Plan or any Award granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Award or any shares of Common Stock or other payments received pursuant to an Award.

15. EFFECT OF PLAN.  Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any Employee, Director or Consultant any right to be granted an Award or any other rights except as may be evidenced by the Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right of the Board, the Committee or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation or other transaction involving the Company, any issue of bonds, debentures, or shares of preferred stock ranking prior to or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding by or for the Company. Nothing contained in the Plan or in any Award Agreement or in other related documents shall confer upon any Employee, Director or Consultant any right with respect to such person’s service or interfere or affect in any way with the right of the Company or a Subsidiary to terminate such person’s employment or service at any time, with or without cause.

16. NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS.  Except as specifically provided in a retirement or other benefit plan of the Company or a Subsidiary, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.

17. AMENDMENT OR TERMINATION OF PLAN.  The Board in its discretion may, at any time or from time to time after the date of adoption of the Plan, terminate or amend the Plan in any respect, including amendment of any form of agreement or instrument to be executed pursuant to the Plan; provided, however, that if an amendment of the Plan requires shareholder approval to comply with the Code, including Sections 162(m) and 422 of the Code, or other applicable laws and regulations or the applicable requirements of any stock exchange or national market system, the Company shall obtain stockholder approval of any Plan amendment in such manner and to such a degree as required. No Award may be granted after termination of the Plan. Any amendment or termination of the Plan shall not adversely affect in any material respect Awards previously granted, and such Awards shall otherwise remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise in a writing signed by the Grantee and the Company.

18. EFFECTIVE DATE AND TERM OF PLAN.  The Plan as set forth herein shall continue in effect for a term of ten (10) years after the Effective Date unless sooner terminated by action of the Board.

19. GOVERNING LAW.  The Plan shall be construed and interpreted in accordance with the laws of the State of Texas.

20. DEFINITIONS.  As used herein, unless the context requires otherwise, the following terms shall have the meanings indicated below:

“Award” means any right granted under the Plan, whether granted singly or in combination, to a Grantee pursuant to the terms, conditions and limitations that the Committee may establish.

“Award Agreement” means a written agreement, which may be in electronic form, with a Grantee with respect to any Award.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award granted under Section 11(a) of the Plan.

“Change in Control” of the Company means:

(i) with respect to Awards granted prior to May 31, 2016: the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities (provided, that, with respect to each Award granted after December 1, 2009, the acquisition of additional voting securities by a person that, prior to such acquisition, is the beneficial owner of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities (a “Controlling Person”) shall not constitute a Change in Control hereunder); (ii) as a result of, or in connection with, any tender offer or exchange offer, merger, or other business combination (a “Transaction”), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (iii) the Company is merged or consolidated with another corporation or transfers substantially all of its assets to another corporation and as a result of the merger, consolidation or transfer less than 50 percent of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company; or (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding voting securities (other than such a tender offer made and consummated by a Controlling Person); and

(ii) with respect to Awards granted on or after May 31, 2016: the first occurrence of any of the following events following the date of grant of such Awards: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding securities, excluding (x) any such acquisition by any person that owns such percentage of the Company’s then outstanding securities as of the date of grant of such Award (a “Controlling Person”) and (y) any acquisition of the Company’s then outstanding securities following the date of grant of such Award by a person which is inadvertent and/or otherwise not entered into for the purpose of, and does not have the effect of, changing or influencing the control of, the Company (including, but not limited to, the sale of securities by a Controlling Person in the public market) (clause (x) or (y), a “Non-Control Transaction”), (ii) as a result of, or in connection with, any tender offer or exchange offer, merger, or other business combination (a “Transaction”), the persons who were directors of the Company immediately before the Transaction (each, an “Incumbent Director”) shall cease to constitute a majority of the Board or the board of directors of any successor to the Company (or, if applicable, the parent thereof resulting from the Transaction); provided that any director elected or nominated for election to the Board (or such board) by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (ii), except that that any member of the Board whose initial assumption of office occurs as a result of (including by reason of the settlement of) an actual or threatened proxy contest, election contest or other contested election of directors shall in no event be considered an Incumbent Director, (iii) the Company is merged or consolidated with another person, or transfers substantially all of its assets to another person, and immediately following the merger, consolidation or transfer either (x)(I) less than 50 percent of the outstanding voting securities of the acquiring, surviving or resulting person (as applicable) shall then be owned in the aggregate by the former stockholders of the Company or (II) 50 percent or more of the outstanding voting securities of the acquiring, surviving or resulting person (as applicable) shall then be owned in the aggregate by the former stockholders of the Company but other than in substantially the same relative proportions as immediately prior to such transaction, and in each case excluding a Non-Control Transaction or (y) the individuals who were members of the Incumbent Board immediately prior to the agreement providing for such transaction constitute less than a majority of the members of the board of directors of the acquiring, surviving or resulting person (as applicable), or, if applicable the ultimate parent entity of such person, and in each case excluding a Non-Control Transaction, or (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding voting securities (excluding a Non-Control Transaction). In addition, and for the avoidance of doubt, with respect to Awards granted on or after May 31, 2016, in no event shall a Change in Control be deemed to have occurred solely as a result of investment funds affiliated with Clayton, Dubilier & Rice, LLC selling in the public market equity securities held by them as of May 31, 2016.

Notwithstanding the foregoing, any Award under the Plan that constitutes “non-qualified deferred compensation” (within the meaning of Section 409A of the Code) that is payable as a result of a Change in

Control shall only be payable if such Change in Control also constitutes a “change in control event” within the meaning of Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any Treasury regulations promulgated under such section.

“Committee” means the committee, (or committees), as constituted from time to time, of the Board that is appointed by the Board to administer the Plan; provided, however, that while the Common Stock is publicly traded, the Committee shall be a committee of the Board consisting solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3, as necessary in each case to satisfy such requirements as may be in effect with respect to Awards granted under the Plan. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are or are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act, and the term “Committee” as used herein shall also be applicable to such committee. The Board may assume any or all of the powers and responsibilities prescribed for the Committee, and to the extent it does so, the term “Committee” as used herein shall also be applicable to the Board.

“Common Stock” means the Common Stock, $0.01 par value per share, of the Company or the common stock that the Company may in the future be authorized to issue in replacement or substitution thereof.

“Company” means NCI Building Systems, Inc., a Delaware corporation.

“Consultant” means any person who is engaged by the Company or any Subsidiary to render consulting or advisory services to the Company or such Subsidiary and who is a “consultant or advisor” within the meaning of Form S-8 promulgated under the Securities Act.

“Covered Employee” means the chief executive officer and the four other most highly compensated officers of the Company for whom total compensation is required to be reported to stockholders under Regulation S-K, or in each case as determined for purposes of Section 162(m) of the Code or any successor thereto.

“Director” means a member of the Board or the board of directors of a Subsidiary.

“Disability” means the “disability” of a person as defined in a then effective long-term disability plan maintained by the Company that covers such person, or if such a plan does not exist at any relevant time, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Option Agreement, “Disability” means the permanent and total disability of a person within the meaning of section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

“Effective Date” means the date on which the Plan, as amended and restated herein, is approved by the Board (subject to the further approval of the stockholders of the Company).

“Employee” means any person who is employed, within the meaning of Section 3401 of the Code, by the Company or a Subsidiary. The term “Employee” shall also include officers of the Company and its Subsidiaries. The provision of compensation by the Company or a Subsidiary to a Director solely with respect to such individual rendering services in the capacity of a Director shall not be sufficient to constitute “employment” by the Company or that Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such a share of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination, or if no prices are quoted on such date, on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable.

(ii) In the absence of any such established markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

“Grantee” means an Employee, Director or Consultant to whom an Award has been granted under the Plan.

“Incentive Stock Option” means an Option granted to an Employee under the Plan that meets the requirements of Section 422 of the Code.

“NASD Dealer” means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

“Non-Employee Director” means a Director of the Company who either (i) is not an Employee, does not receive compensation (directly or indirectly) from the Company or a Subsidiary in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

“Non-Qualified Stock Option” means an Option granted under the Plan that is not intended to be an Incentive Stock Option.

“Normal Retirement Age” means the age established by the Board from time to time as the normal age for retirement of a Director or Employee, as applicable. In the absence of a determination by the Board with respect to any class of Grantee, the Normal Retirement Age shall be deemed to be 65 years of age.

“Option” means an award granted under Section 7 of the Plan.

“Option Agreement” means a written or electronic agreement with a Grantee with respect to the Award of an Option.

“Optionee” means an individual to whom an Option has been granted under the Plan.

“Outside Director” means a Director of the Company who either (i) is not a current employee of the Company or a “Subsidiary corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or a “Subsidiary corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), has not been an officer of the Company or a “Subsidiary corporation” at any time and is not currently receiving (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code) direct or indirect remuneration from the Company or a “Subsidiary corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

“Performance Award” means an Award made pursuant to Section 11 of the Plan to a Grantee that is subject to the attainment of one or more Performance Objectives.

“Performance Objective” means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Performance Share Award” means an Award granted under Section 10(a) of the Plan.

“Phantom Stock Award” means an Award granted under Section 10(b) of the Plan.

“Plan” means this NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan, as set forth herein and as it may be amended from time to time.

“Qualifying Shares” means shares of Common Stock which either (i) have been owned by the Grantee for more than six (6) months and have been “paid for” within the meaning of Rule 144 promulgated under the Securities Act, or (ii) were obtained by the Grantee in the public market.

“Regulation S-K” means Regulation S-K promulgated under the Securities Act, as it may be amended from time to time, and any successor to Regulation S-K. Reference in the Plan to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.

“Restricted Stock Agreement” means a written or electronic agreement with a Grantee with respect to a Restricted Stock Award.

“Restricted Stock Award” means an Award granted under Section 8 of the Plan.

“Restricted Stock Unit Award” means an Award granted under Section 10(c) of the Plan.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor to Rule 16b-3.

“Section” means a section of the Plan unless otherwise stated or the context otherwise requires.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

“Stock Appreciation Right” means an Award granted under Section 9 of the Plan.

“Stock Appreciation Rights Agreement” means a written or electronic agreement with a Grantee with respect to an Award of Stock Appreciation Rights.

“Subsidiary” means (i) for purposes of Awards other than Incentive Stock Options, any corporation, partnership or other entity of which a majority of the voting equity securities or equity interest is owned, directly or indirectly, by the Company, and (ii) with respect to an Option that is intended to be an Incentive Stock Option, any “subsidiary corporation” of the Company as defined in Section 424(f) of the Code, any other entity that is taxed as a corporation under Section 7701(a)(3) of the Code and is a member of the “Subsidiary group” as defined in Section 1504(a) of the Code of which the Company is the common parent, and any other entity that may be permitted from time to time by the Code or by the Internal Revenue Service to be an employer of Employees to whom Incentive Stock Options may be granted.

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) at the time an Option is granted stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries.

NCI BUILDING SYSTEMS

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees, and FOR Proposals 2 and 3.

1. **Election of Directors:**

	For	Against	Abstain
01 - James G. Berges (term will expire in 2021)	☐	☐	☐
02 - William R. VanArsdale (term will expire in 2021)	☐	☐	☐
03 - Lawrence J. Kremer (term will expire in 2021)	☐	☐	☐
04 - John J. Holland (term will expire in 2021)	☐	☐	☐

	For	Against	Abstain
2. **Approval of an amendment to the 2003 Amended and Restated Long-Term Stock Incentive Plan.**	☐	☐	☐
3. **Ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2018.**	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign your name exactly as it appears above. Joint owners must each sign personally. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership's name by an authorized partner or officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 3 6 1 4 2 3 2

02QSCC

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Annual Report and Proxy Statement are available at: www.edocumentview.com/NCS

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

NCI BUILDING SYSTEMS®

Proxy — NCI BUILDING SYSTEMS, INC.

THIS PROXY IS SOLICITED BY THE NCI BUILDING SYSTEMS, INC. BOARD OF DIRECTORS.

Proxy for Annual Meeting of Stockholders
February 28, 2018 − 10:00 A.M.

The share owner(s) whose signature(s) appear(s) on the reverse side of this Proxy hereby appoint(s) Donald R. Riley and Todd R. Moore with or without others, proxies with full power of substitution and resubstitution to vote all shares of common stock that the share owner(s) would be entitled to vote at the Annual Meeting of Stockholders of NCI Building Systems, Inc. ("NCI"), to be held on February 28, 2018 at 10:00 a.m., local time, at The Houstonian Hotel located at 111 North Post Oak Lane, Houston, Texas 77024, and at any reconvened meeting following any adjournment or postponement thereof, as follows on the reverse side. Receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated on or about January 26, 2018 is hereby acknowledged.

THIS PROXY IS TO BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY IS TO BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. THIS PROXY MUST BE RECEIVED BY MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED.

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK____________

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000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

MR A SAMPLE
DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 5:00 p.m., CST, on February 27, 2018.

Vote by Internet

- Go to **www.investorvote.com/NCS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees, and FOR Proposals 2 and 3.

1. **Election of Directors:**

Nominee	For	Against	Abstain
01 - James G. Berges (term will expire in 2021)	☐	☐	☐
02 - William R. VanArsdale (term will expire in 2021)	☐	☐	☐
03 - Lawrence J. Kremer (term will expire in 2021)	☐	☐	☐
04 - John J. Holland (term will expire in 2021)	☐	☐	☐

Proposal	For	Against	Abstain
2. **Approval of an amendment to the 2003 Amended and Restated Long-Term Stock Incentive Plan.**	☐	☐	☐
3. **Ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2018.**	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign your name exactly as it appears above. Joint owners must each sign personally. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership's name by an authorized partner or officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Annual Report and Proxy Statement are available at: www.edocumentview.com/NCS

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

NCI BUILDING SYSTEMS®

Proxy — NCI BUILDING SYSTEMS, INC.

THIS PROXY IS SOLICITED BY THE NCI BUILDING SYSTEMS, INC. BOARD OF DIRECTORS.

Proxy for Annual Meeting of Stockholders
February 28, 2018 − 10:00 A.M.

The share owner(s) whose signature(s) appear(s) on the reverse side of this Proxy hereby appoint(s) Donald R. Riley and Todd R. Moore with or without others, proxies with full power of substitution and resubstitution to vote all shares of common stock that the share owner(s) would be entitled to vote at the Annual Meeting of Stockholders of NCI Building Systems, Inc. ("NCI"), to be held on February 28, 2018 at 10:00 a.m., local time, at The Houstonian Hotel located at 111 North Post Oak Lane, Houston, Texas 77024, and at any reconvened meeting following any adjournment or postponement thereof, as follows on the reverse side. Receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated on or about January 26, 2018 is hereby acknowledged.

THIS PROXY IS TO BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY IS TO BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. THIS PROXY MUST BE RECEIVED BY MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED.